Exhibit 10
Execution Copy
REVOLVING CREDIT AGREEMENT
dated as of April 26, 2006
among
CORN PRODUCTS INTERNATIONAL, INC.,
as U.S. Borrower,
CANADA STARCH OPERATING COMPANY INC.,
as Canadian Borrower,
THE LENDERS FROM TIME TO TIME PARTY HERETO,
SUNTRUST BANK,
as Administrative Agent, U.S. Issuing Bank and U.S. Swing Line Lender,
BANK OF MONTREAL,
as Canadian Funding Agent, Canadian Issuing Bank and Canadian Swing Line Lender,
HARRIS N.A., as Syndication Agent
and
COÖPERATIEVE CENTRALE RAIFFEISEN BOERENLEENBANK B.A.,
“RABOBANK INTERNATIONAL” NEW YORK BRANCH, ING CAPITAL LLC, and
AGFIRST FARM CREDIT BANK, as Co-Documentation Agents
SUNTRUST CAPITAL MARKETS, INC.,
as Sole Book Manager and Lead Arranger

i

LIST OF SCHEDULES

Schedule I	-	Pricing Grid
Schedule 1.1	-	Existing Letters of Credit
Schedule 8.1	-	Existing Liens
LIST OF ANNEXES AND EXHIBITS

Annex I	-	Lenders’ Commitments
Exhibit A	-	Form of Assignment and Acceptance
Exhibit B	-	Form of Revolving Note
Exhibit C	-	Form of U.S. Swing Line Note
Exhibit D	-	Form of Notice of U.S. Swing Line Borrowing
Exhibit E	-	Form of Notice of U.S. Borrowing
Exhibit F	-	Form of Notice of Canadian Borrowing
Exhibit G	-	Form of Bankers’ Acceptances Request
Exhibit H	-	Form of Notice of Conversion/Continuation
Exhibit I	-	Form of Parent Guaranty Agreement
Exhibit J	-	Form of Notice of Canadian Swing Line Borrowing
Exhibit K	-	Form of Canadian Swing Line Note

REVOLVING CREDIT AGREEMENT
          THIS REVOLVING CREDIT AGREEMENT (this “Agreement”) is made and entered into as of April 26, 2006, by and among CORN PRODUCTS INTERNATIONAL, INC., a Delaware corporation (the “U.S. Borrower”), CANADA STARCH OPERATING COMPANY INC., a company constituted under the federal laws of Canada (the “Canadian Borrower”; together with the U.S. Borrower, each individually a “Borrower” and collectively the “Borrowers”), the several banks and other financial institutions and lenders from time to time party hereto (the “Lenders”), BANK OF MONTREAL, as Canadian Funding Agent for the Canadian Lenders (as defined herein) (the “Canadian Funding Agent”), as issuing bank under the Canadian Facility (as defined herein) (the “Canadian Issuing Bank”) and as swing line lender under the Canadian Facility (the “Canadian Swing Line Lender”), and SUNTRUST BANK, in its capacity as administrative agent for the Lenders (the “Administrative Agent”), as issuing bank under the U.S. Facility (as defined herein) (the “U.S. Issuing Bank”) and as swing line lender under the U.S. Facility (the “U.S. Swing Line Lender”).
WITNESSETH:
     WHEREAS, the U.S. Borrower has requested that the U.S. Lenders (as defined herein) establish a $470,000,000 revolving credit facility in favor of the U.S. Borrower;
     WHEREAS, the Canadian Borrower has requested that the Canadian Lenders (as defined herein) establish a $30,000,000 revolving credit facility in favor of the Canadian Borrower; and
     WHEREAS, subject to the terms and conditions of this Agreement, the Lenders, the U.S. Issuing Bank, the Canadian Issuing Bank, the U.S. Swing Line Lender and the Canadian Swing Line Lender, to the extent of their respective Commitments as defined herein, are willing severally to establish the requested revolving credit facilities, letter of credit subfacilities and swing line subfacility in favor of the Borrowers;
     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:
ARTICLE I
DEFINITIONS; CONSTRUCTION
     Section 1.1. Definitions In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):
     “Acceptance Date” shall have the meaning set forth in Section 3.4.

     “Adjusted LIBO Rate” shall mean with respect to each Interest Period for a U.S. LIBOR Advance, the rate obtained by dividing (a) LIBOR for such Interest Period by (b) a percentage equal to 1 minus the Eurodollar Reserve Percentage.
     “Administrative Agent” shall have the meaning set forth in the opening paragraph hereof.
     “Administrative Questionnaire” shall mean, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent and the Canadian Funding Agent, if applicable, duly completed by such Lender.
     “Advance” shall mean any principal amount advanced and remaining outstanding at any time under (i) the Loans, which Advances shall be made or outstanding as Base Rate Advances, BA Advances or LIBOR Advances, as the case may be and (ii) the Swing Line Loans, which Advances shall be made or outstanding as Swing Line Rate Advances, as well as any renewal or conversion of any Advance.
     “Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.
     “Agents” shall mean, collectively, the Administrative Agent and the Canadian Funding Agent.
     “Agreement” shall have the meaning set forth in the opening paragraph hereof.
     “Anniversary Date” shall mean April 26, 2007 and April 26 in each succeeding calendar year occurring during the term of this Agreement.
     “Applicable Margin” shall mean, as of any date, with respect to interest on all Loans outstanding on any date or the letter of credit fees or stamping fees, as the case may be, a percentage per annum determined by reference to the Leverage Ratio from time to time in effect as set forth on Schedule I; provided, that a change in the Applicable Margin resulting from a change in the Leverage Ratio shall be effective on the third Business Day after which the U.S. Borrower delivers the financial statements required by Sections 7.4(a) and (c) and the compliance certificates required by Sections 7.4(b) and (d); provided further, that if at any time the U.S. Borrower shall have failed to deliver such financial statements and such compliance certificate when so required, the Applicable Margin shall be at Level I as set forth on Schedule I until such time as such financial statements and compliance certificates are delivered, at which time the Applicable Margin shall be determined as provided above. Any such change in the Applicable Margin shall not apply to outstanding BA Advances until such Advances are continued or converted into another form of Borrowing. Notwithstanding the foregoing, the

Applicable Margin from the Closing Date until the financial statements and compliance certificate for the fiscal quarter ending June 30, 2006 are required to be delivered shall be at Level III as set forth on Schedule I.
     “Applicable Percentage ” shall mean, as of any date, with respect to the facility fee as of any date, a percentage per annum determined by reference to the Leverage Ratio from time to time in effect as set forth on Schedule I; provided, that a change in the Applicable Percentage resulting from a change in the Leverage Ratio shall be effective on the third Business Day after which the U.S. Borrower delivers the financial statements required by Sections 7.4(a) and (c) and the compliance certificates required by Sections 7.4(b) and (d); provided further, that if at any time the U.S. Borrower shall have failed to deliver such financial statements and such compliance certificate when so required, the Applicable Percentage shall be at Level I as set forth on Schedule I until such time as such financial statements and compliance certificates are delivered, at which time the Applicable Percentage shall be determined as provided above. Notwithstanding the foregoing, the Applicable Percentage from the Closing Date until the financial statements and compliance certificate for the fiscal quarter ending June 30, 2006 are required to be delivered shall be at Level III as set forth on Schedule I.
     “Approved Fund” shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.
     “Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee in accordance with the terms of this Agreement and substantially in the form of Exhibit A.
     “Assuming Lender” shall have the meaning set forth in Section 4.17(c).
     “Assumption Agreement” shall have the meaning set forth in Section 4.17(c).
     “Authorized Financial Officer” shall mean the Chief Financial Officer or Treasurer of the U.S. Borrower, or any designee of such officer.
     "Availability Period” shall mean the period from the Closing Date to the Revolving Commitment Termination Date.
     “BA Advance” shall mean at any time the part of the Advances in Canadian Dollars which the Canadian Borrower has chosen to borrow by Bankers’ Acceptances, calculated based on the face amount of such Bankers’ Acceptances.
     “BA Proceeds” shall mean (a) for any Bankers’ Acceptance issued hereunder, an amount calculated on the applicable Acceptance Date by multiplying: (i) the face amount of the Bankers’ Acceptance (other than Discount Notes) by (ii) the following fraction:
1

(1+ (Bankers’ Acceptance Discount Rate × (Interest Period (in days) ÷365)))

, with such fraction being rounded up or down to the fifth decimal place and .00005 being rounded up; and (b) with respect to Canadian Lenders that are not banks or that do not accept Bankers’ Acceptances, the face amount of Discount Notes issued to them, less a discount established in the same manner as provided in (a) above (with references to “Bankers’ Acceptances” being replaced by references to “Discount Notes”) and the reference to “(other than Discount Notes)” in (i) being deleted.
     “BA Request” shall have the meaning set forth in Section 3.4(a).
     “Bankers’ Acceptance” shall mean a non-interest bearing draft or bill of exchange (within the meaning of the Bills of Exchange Act (Canada)) in Canadian Dollars drawn and endorsed by the Canadian Borrower and accepted by a Canadian Lender in accordance with the provisions of Section 3.4, and includes a Discount Note where the context permits. Provided a Canadian Lender elects to use a clearing house as contemplated by the Depository Bills and Notes Act (S. C. 1998 c. 13) (the “Depository Act”), “Bankers’ Acceptance” shall also mean a depository bill (as defined in the Depository Act) in Canadian Dollars signed by the Canadian Borrower and accepted by such Canadian Lender in accordance with the provisions of Section 3.4. Drafts or bills of exchange that become depository bills may nevertheless be referred to herein as “drafts”.
     “Bankers’ Acceptance Discount Rate” shall mean (a) in respect of Bankers’ Acceptances which have a Standard Term, the per annum rate of interest which is the rate determined as being the arithmetic average of the rates per annum (calculated on the basis of a year of three hundred and sixty-five (365) days) applicable to Canadian Dollar bankers’ acceptances having identical issue and comparable maturity dates as the Bankers’ Acceptances proposed to be issued by the Canadian Borrower displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuters Markets Monitor Service as at approximately 10:00 a.m. (Toronto time) on such day, or if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Canadian Funding Agent in good faith after 10:00 a.m. (Toronto time) on such day or as soon thereafter as practicable to reflect any error in a posted rate of interest or in the posted average annual rate of interest); and (b) for Bankers’ Acceptance which do not have a Standard Term or if the rate referred to in paragraph (a) of this definition does not appear on such CDOR Page, the arithmetic average, as determined by the Agent, at or about 10:00 a.m. (Toronto time) on such day as the discount rate of each Schedule I bank under the Bank Act (Canada) which would be applicable in respect of an issue of bankers’ acceptances denominated in Canadian Dollars having a comparable face value and identical issue and maturity dates to the face value, issue and maturity date of the Bankers’ Acceptances proposed to be issued by the Borrower on such day, or if such day is not a Business Day, then on the immediately preceding Business Day. For purposes of this definition “Standard Term” shall mean a period of 30, 60, 90 or 180 days, as applicable.
     “Bankruptcy Code” shall mean any of the United States Bankruptcy Code of 1978 (11 U.S.C. § 101 et seq.), the Bankruptcy and Insolvency Act (Canada) and the Companies’ Creditors Arrangement Act (Canada), each as amended and in-effect from time to time.

     “Base Rate” shall mean the U.S. Base Rate, the Canadian US Base Rate or the Canadian Prime Rate, as the case may be.
     “Base Rate Advance” shall mean a Canadian Base Rate Advance or a U.S. Base Rate Advance, as the case may be.
     “Base Rate Borrowing” shall mean a Borrowing consisting of Base Rate Advances.
     “Borrowed Debt” shall mean, as of any date, with respect to the U.S. Borrower and its Subsidiaries, (a) the sum of (v) obligations for borrowed money and obligations evidenced by bonds, debentures, notes or other similar instruments, (w) Invested Amounts, (x) obligations in respect of acceptances, letters of credit or similar extensions of credit, in each case when issued, (y) capitalized lease obligations, and (z) Synthetic Lease Obligations.
     “Borrower” and “Borrowers” shall have the meanings set forth in the opening paragraph hereof.
     “Borrowing” shall mean the incurrence by any Borrower under any Facility of Advances of one Type, concurrently having the same Interest Period in the case of a Borrowing of Fixed Rate Advances (except as otherwise provided in Section 4.12), or the continuation or conversion of an existing Borrowing or Borrowings in whole or in part.
     “Business Day” shall mean (i) with respect to any borrowing, payment or rate selection of Advances under the U.S. Facility, a day (other than a Saturday or Sunday) on which banks generally are open in New York, New York for the conduct of substantially all of their commercial lending activities and, with respect to U.S. LIBOR Advances, on which dealings in U.S. Dollars are carried on in the London interbank market, (ii) with respect to any borrowing, payment or rate selection of Advances under the Canadian Facility, a day (other than a Saturday or Sunday) on which banks generally are open in Toronto, Ontario (Canada) for the conduct of substantially all of their commercial lending activities and, with respect to Canadian LIBOR Advances, on which dealings in Canadian Dollars are carried on in the London interbank market and (iii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in New York, New York for the conduct of substantially all of their commercial lending activities.
     “Canadian Base Rate Advance” shall mean an Advance bearing interest based on the Canadian Prime Rate or the Canadian US Base Rate, as the case may be.
     “Canadian Borrower” shall have the meaning set forth in the opening paragraph hereof.
     “Canadian Dollars” or “Cdn.$” shall mean the lawful currency of Canada.
     “Canadian Dollar Advances” shall mean, at any time, all Advances made under the Canadian Facility in Canadian Dollars, and includes the BA Advances outstanding in Canadian Dollars.

     “Canadian Dollar Equivalent” shall mean, on any date, (i) with respect to any amount denominated in Canadian Dollars, such amount and (ii) with respect to any amount denominated in U.S. Dollars, the amount of Canadian Dollars that would be required to purchase the amount of such U.S. Dollars on such date based upon the Exchange Rate as of the applicable date of determination.
     “Canadian Facility” shall mean, at any time, that certain revolving loan facility established under Article III hereof in a maximum principal amount equal to the Canadian Facility Commitment Amount from time to time, established by the Canadian Lenders in favor of the Canadian Borrower pursuant to the terms and conditions hereof.
     “Canadian Facility Commitment” shall mean, at any time for any Canadian Lender, the amount of the “Canadian Facility Commitment” set forth opposite such Lender’s name on Annex I hereto or, for any Person becoming a Canadian Lender after the Closing Date, the amount of the assigned “Canadian Facility Commitment” set forth in the Assignment and Acceptance executed by such Person, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to the terms hereof, any assignment thereof pursuant to Section 11.4, or any amendment thereof pursuant to Section 11.2.
     “Canadian Facility Commitment Amount” shall mean, at any time, the aggregate amount of the Canadian Facility Commitments at such time. As of the Closing Date the aggregate U.S. Dollar Equivalent amount of Canadian Facility Commitments is $30,000,000.
     “Canadian Facing Fee” shall have the meaning set forth in Section 4.8(g).
     “Canadian Funding Agent” shall have the meaning set forth in the opening paragraph hereof.
     “Canadian Issuing Bank” shall have the meaning set forth in the opening paragraph hereof.
     “Canadian L/C Commitment” shall mean a portion of the Canadian Facility Commitments that may be used by the Canadian Borrower for the issuance of Letters of Credit in an aggregate face amount not to exceed $5,000,000 or the Canadian Dollar Equivalent thereof at any one time.
     “Canadian L/C Disbursement” shall mean a payment made by the Canadian Issuing Bank pursuant to a Letter of Credit.
     “Canadian L/C Exposure” shall mean, at any time, the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit issued under the Canadian Facility at such time, plus (ii) the aggregate amount of all Canadian L/C Disbursements that have not been reimbursed by or on behalf of the Canadian Borrower at such time. The Canadian L/C Exposure of any Canadian Lender at any time shall be its Pro Rata Share of the total Canadian L/C Exposure at such time.

     “Canadian Lenders” shall mean, collectively, each of the Persons identified as a “Canadian Lender” on Annex I hereto, acting through its lending office in Canada as such Person may specify in accordance with the terms and conditions hereof, and any Person who becomes a Canadian Lender by way of assignment in accordance with the terms hereof, together with their respective successors and permitted assigns.
     “Canadian Letter of Credit Fee” shall have the meaning set forth in Section 4.8(e).
     “Canadian LIBOR Advances” shall mean an Advance in U.S. Dollars bearing interest based on Canadian LIBOR Rate.
     “Canadian LIBOR Rate” shall mean, with respect to any Interest Period relating to a Canadian LIBOR Advance, the British Bankers’ Association Interest Settlement Rate per annum for deposits in U.S. Dollars for a period equal to such Interest Period appearing on the display designated as Page 3750 on the Dow Jones Markets Service (or such other page on that service or such other service designated by the British Bankers’ Association for the display of such Association’s Interest Settlement Rates for Dollar deposits) as of 11:00 a.m. (London, England time) on the day that is two Business Days prior to the first day of the Interest Period or if such Page 3750 is unavailable for any reason at such time, the rate which appears on the Reuters Screen ISDA Page as of such date and such time; provided, that if the Canadian Funding Agent determines that the relevant foregoing sources are unavailable for the relevant Interest Period, Canadian LIBOR Rate shall mean the rate of interest determined by the Canadian Funding Agent to be the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rates per annum at which deposits in U.S. Dollars are offered to the Canadian Funding Agent two (2) Business Days preceding the first day of such Interest Period by leading banks in the London interbank market as of 10:00 a.m. (New York, New York time) for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount comparable to the amount of the Canadian LIBOR Advance of the Canadian Funding Agent.
     “Canadian Loans” shall mean, collectively, the loans, including, without limitation, BA Advances, made by the Canadian Lenders to the Canadian Borrower under the Canadian Facility pursuant to Article III.
     “Canadian Prime Rate” shall mean, on any date of determination, the higher of (a) the reference rate of interest, expressed as an annual rate, publicly announced or posted from time to time by the Canadian Funding Agent as being its reference rate then in effect for determining interest rates on demand commercial loans granted in Canada in Canadian Dollars to its clients (whether or not any such loans are actually made) or (b) the average one month Bankers’ Acceptance rate quoted on Reuters Service, page CDOR, as at approximately 10:00 a.m. (Toronto, Ontario time) on such day plus 1% per annum.
     “Canadian Revolving Credit Exposure” shall mean, with respect to any Canadian Lender at any time, the sum of the outstanding principal amount of such Lender’s Canadian Loans, Canadian L/C Exposure and Canadian Swing Line Exposure.

     “Canadian Swing Line Borrowing” shall mean any Borrowing consisting or to consist of a Canadian Swing Line Rate Advance.
     “Canadian Swing Line Commitment” shall mean the commitment of the Canadian Swing Line Lender to make Canadian Swing Line Loans in an aggregate principal amount at any time outstanding not to exceed Cdn.$6,000,000 or the Dollar Equivalent thereof at any one time.
     “Canadian Swing Line Exposure” shall mean, with respect to each Canadian Lender, the outstanding principal amount of the Canadian Swing Line Loans multiplied by such Canadian Lender’s Pro Rata Share of the Canadian Facility Commitments.
     “Canadian Swing Line Lender” shall mean Bank of Montreal or any subsequent Canadian Lender extending to the Canadian Borrower the Canadian Swing Line Commitment hereunder.
     “Canadian Swing Line Loans” shall mean, collectively, the loans made to the Canadian Borrower by the Canadian Swing Line Lender pursuant to the Canadian Swing Line Commitment.
     “Canadian Swing Line Note” shall mean the promissory note of the Canadian Borrower payable to the order of the Canadian Swing Line Lender, substantially in the form of Exhibit K, evidencing the Canadian Swing Line Loans, either as originally executed or as it may be from time to time supplemented, modified, amended, renewed or extended.
     “Canadian Swing Line Rate” shall mean, for any Interest Period, the rate as offered by the Canadian Swing Line Lender and accepted by the Canadian Borrower.
     “Canadian Swing Line Rate Advance” shall mean any Advance hereunder which bears interest based on the Canadian Swing Line Rate.
     “Canadian US Base Rate” shall mean, on any date of determination, the rate of interest, expressed as an annual rate, publicly announced or posted from time to time by the Canadian Funding Agent as its reference rate then in effect for determining interest rates on demand commercial loans granted in Canada in U.S. Dollars to its clients (whether or not any such loans are actually made); provided that if the Canadian US Base Rate is, for any period, less than the Federal Funds Rate plus 0.50% per annum, the Canadian US Base Rate for such period shall be deemed to be equal to the Federal Funds Rate plus 0.50% per annum. If for any reason the Canadian Funding Agent shall have determined (which determination shall be conclusive, absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability of failure of the Canadian Funding Agent to obtain sufficient bid or publications in accordance with the terms hereof, the Canadian Funding Agent’s announced Canadian US Base Rate shall apply.
     “Change in Law” shall mean (i) the adoption of any applicable law, rule or regulation after the date of this Agreement, (ii) any change in any applicable law, rule or regulation, or any change in the interpretation or application thereof, by any governmental authority after the date of this Agreement, or (iii) compliance by any Lender (or its Applicable Lending Office) or any Issuing Bank (or for purposes of Section 4.12(b), by such Lender’s or Issuing Bank’s parent corporation, if applicable) with any request, guideline or directive (whether or not having the force of law) of any governmental authority made or issued after the date of this Agreement.
     “Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, BA Advances or Swing Line Loans and when used in reference to any Commitment, refers to whether such Commitment is a U.S. Facility Commitment, a Canadian Facility Commitment or the Swing Line Commitment.
     “Closing Date” shall mean April 26, 2006.
     “Code” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.
     “Commitment Date” shall have the meaning specified in Section 4.18(b).
     “Commitment Increase” shall have the meaning specified in Section 4.18(a).
     “Commitments” shall mean, collectively, the Canadian Facility Commitments, the U.S. Facility Commitments, the U.S. L/C Commitment, the Canadian L/C Commitment, the U.S. Swing Line Commitment and the Canadian Swing Line Commitment.
     “Consenting Lender” has the meaning specified in Section 4.17(b).
     “Consolidated” refers to the consolidation of the accounts of the U.S. Borrower and its Subsidiaries in accordance with generally accepted accounting principles, including principles of consolidation, consistent with those applied in the preparation of the Consolidated financial statements referred to in Section 6.5.
     “Contractual Currency” shall have the meaning assigned to such term in Section 3.8(b).
     “Conversion Date” shall have the meaning assigned to such term in Section 3.8(b).
     “Debt” of any Person shall mean, without duplication, (i) obligations of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (iv) obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (v) capitalized lease obligations of such Person, (vi) obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, in each case when issued, (vii) guaranties by such Person of the type of indebtedness described in clauses (i) through (vi) above, (viii) all indebtedness of a third party secured by any lien on property owned by such Person, whether or not such indebtedness has been assumed by such Person; provided that to the extent recourse is limited to recovery against a specific asset, the amount of such indebtedness shall be the lesser of (x) the amount of such lien and (y) the fair market value of such asset, (ix) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any common stock or equity interests of such Person, (x) all Synthetic Lease Obligations and Invested Amounts of such Person and (xi) all net obligations under any Hedge Agreement.
     “Default” shall mean any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.
     “Discount Note” shall mean a non-interest bearing promissory note denominated in Canadian Dollars issued by the Canadian Borrower to a Canadian Lender or sub-participant which is not a bank or which does not stamp Bankers’ Acceptances or depository bills (within the meaning of the Depository Act), such note to be in the form normally used by such Canadian Lender or sub-participant.
     “EBITDA” shall mean, for any period, an amount equal to Consolidated net income (or net loss) of the U.S. Borrower plus to the extent deducted in determining Consolidated net income for such period, the sum of (a) net interest expense, (b) income tax expense, (c) depreciation expense, (d) amortization expense, (e) non-recurring, non-cash losses and non-cash restructuring charges and (f) minority interest earnings minus (y) minority interest losses and (z) non-recurring, non-cash gains and non-cash restructuring gains, in each case determined in accordance with GAAP by reference to the Consolidated financial statements of the U.S. Borrower required to be delivered pursuant to Section 7.4.
     “Eligible Assignee” shall mean (a) with respect to any U.S. Lender (i) a U.S. Lender; (ii) an Affiliate of a U.S. Lender; (iii) an Approved Fund; and (iv) any other Person (other than a natural Person) approved by the Administrative Agent, the U.S. Issuing Bank, and unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (y) an Event of Default has occurred and is continuing, the U.S. Borrower (each such approval not to be unreasonably withheld or delayed) or (b) with respect to any Canadian Lender (i) a Canadian Lender; (ii) an Affiliate of a Canadian Lender; (iii) an Approved Fund; and (iv) any other Person (other than a natural Person) approved by the Canadian Funding Agent, the Canadian Issuing Bank, and unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (y) an Event of Default has occurred and is continuing, the Canadian Borrower (each such approval not to be unreasonably withheld or delayed); provided that, an Eligible Assignee with respect to a Canadian Lender shall not include a non-resident person (other than an authorized foreign bank deemed to be resident of Canada with respect to all payments made hereunder) or a partnership that is not a Canadian partnership for purposes of Part XIII of the ITA. If the consent of any Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in paragraph of Section 11.4), such Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has actually been delivered by the assigning Lender (through the Administrative Agent) to such Borrower, unless such consent is expressly refused by such Borrower prior to such fifth Business Day.
     “Environmental Law” shall mean any federal, state, local, provincial or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to the environment, health, safety or Hazardous Materials.
     “Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of any Borrower or any Subsidiary directly or indirectly resulting from or based upon (i) any actual or alleged violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) any actual or alleged exposure to any Hazardous Materials, (iv) the release or threatened release of any Hazardous Materials or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
     “ERISA Affiliate” shall mean any Person that for purposes of Title IV of ERISA is a member of the U.S. Borrower’s controlled group or under common control with such Person, as the case may be, within the meaning of Section 414 of the Code.
     “ERISA Event” shall mean (i) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (ii) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (iii) the incurrence by the U.S. Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (iv) the receipt by the U.S. Borrower or any ERISA Affiliate from the PBGC or a plan administrator appointed by the PBGC of any notice relating to an intention by the PBGC to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (v) the incurrence by the U.S. Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (vi) the receipt by the U.S. Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
     “Eurodollar Reserve Percentage” shall mean the aggregate of the maximum reserve percentages (including, without limitation, any emergency, supplemental, special or other marginal reserves) expressed as a decimal (rounded upwards to the next 1/100 th of 1%) in effect on any day to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate pursuant to regulations issued by the Board of Governors of the Federal Reserve System (or any Governmental Authority succeeding to any of its principal functions) with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities” under Regulation D). Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     “Event of Default” shall have the meaning provided in Article IX.
     “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto.
     “Exchange Rate” shall mean on any day, (i) for purposes of converting Canadian Dollars to U.S. Dollars, the Bank of Canada Noon Rate, or if such rate is unavailable, the offered rate at which Canadian Dollars may be exchanged into U.S. Dollars, as set forth at approximately 11:00 a.m. on such day on the Reuters NFX Page (or if such page is not available or the rate does not appear on such page, the comparable page on the Telerate or Bloomberg Service) for such currency and (ii) for purposes of converting U.S. Dollars to Canadian Dollars, the offered rate at which U.S. Dollars may be exchanged into Canadian Dollars, as set forth at approximately 11:00 a.m. on such day on the Reuters NFX Page (or if such page is not available or the rate does not appear on such page, the comparable page on the Telerate or Bloomberg Service) for such currency. In the event that any such rate does not appear on the applicable page of any such services, the “Exchange Rate” shall be determined by reference to such other publicly available services for displaying exchange rates as may be agreed upon by the Administrative Agent or the Canadian Funding Agent, as the case may be, and the Borrowers, or, in the absence of such agreement, such Exchange Rate shall instead be the offered spot rate of exchange of the Administrative Agent or, if the Administrative Agent shall so determine, one of its affiliates in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., local time, on such date for the sale or purchase, as applicable, for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrowers, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.
     “Excluded Taxes” shall mean with respect to the Administrative Agent, the Canadian Funding Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of a Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America, Canada or any similar tax imposed by any other jurisdiction in which any Lender is located, (c) capital taxes imposed on (or measured by) its capital by Canada or any province or political subdivision thereof, and (d) in the case of a Foreign Lender which is a U.S. Lender, any withholding tax that (i) is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement, (ii) is imposed on amounts payable to such Foreign Lender at any time that such Foreign Lender designates a new lending office (other than at the request of the Borrower), other than taxes that have accrued prior to the designation of such lending office that are otherwise not Excluded Taxes, and (iii) is attributable to such Foreign Lender’s failure to comply with Section 4.15(f).
     “Existing Credit Agreement” shall mean that certain Credit Agreement, dated as of September 2, 2004, among the Borrowers, the lenders party thereto, SunTrust Bank, in its capacity as administrative agent for the lenders, and the other parties thereto, as amended and in effect on the Closing Date.

     “Existing Letters of Credit” shall mean the letters of credit issued by SunTrust Bank for the benefit of the U.S. Borrower pursuant to the Existing Credit Agreement and the letters of credit issued by the Bank of Montreal for the benefit of the Canadian Borrower pursuant to the Existing Credit Agreement, in each case as more fully described on Schedule 1.1.
     “Extension Date” shall have the meaning set for in Section 4.17(b).
     “Facility” or “Facilities” shall mean the U.S. Facility, the Canadian Facility, the Revolving Loan Commitments, the U.S. Swing Line Commitment, the Canadian Swing Line Commitment, the Canadian L/C Commitment or the U.S. L/C Commitment, as the context may indicate.
     “Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or, if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next 1/100th of 1% of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.
     “Fee Letter” shall mean that certain Fee Letter, dated as of March 14, 2006, executed by SunTrust Capital Markets, Inc. and SunTrust Bank and acknowledged and agreed to by the U.S. Borrower.
     “Fees” shall mean, collectively, the Revolving Loan Facility Fees, the U.S. Letter of Credit Fee, the Canadian Letter of Credit Fee, the Stamping Fee, the U.S. Facing Fee and the Canadian Facing Fee.
     “Fitch” shall mean Fitch Ratings Ltd., or any successor or assignee of the business of such company in the business of rating securities.
     “Fixed Rate Advance” shall mean a LIBOR Advance, a BA Advance or a Swing Line Rate Advance.
     “Foreign Lender” shall mean any U.S. Lender that is not a United States person under Section 7701(a)(3) of the Internal Revenue Code of 1986, as amended and in effect from time to time.
     “GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

     “Hazardous Materials” shall mean petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, radon gas and any other chemicals, materials or substances designated, classified or regulated as being “hazardous” or “toxic,” or words of similar import, under any federal, state, local, provincial or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance.
     “Hedge Agreements” shall mean interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.
     “Increase Date” has the meaning specified in Section 4.18(a).
     “Increasing Lender” has the meaning specified in Section 4.18(b).
     “Indemnified Taxes” shall mean Taxes other than Excluded Taxes.
     “Information Memorandum” shall mean the Confidential Information Memorandum dated March 2006 relating to the U.S. Borrower and the transactions contemplated by this Agreement and the other Loan Documents.
     “Interest Coverage Ratio” shall mean for any Measurement Period, the ratio of Consolidated EBITDA of the U.S. Borrower and its Subsidiaries during such Measurement Period to net interest expense of all Debt during such Measurement Period by the U.S. Borrower and its Subsidiaries as determined in accordance with GAAP.
     “Interest Period” shall mean (i) a period of one, two, three or six months (or if available to all U.S. Lenders, any other period of less than twelve (12) months), with respect to any U.S. LIBOR Advances, (ii) a period requested by the U.S. Borrower and agreed to by the U.S. Swing Line Lender for any U.S. Swing Line Rate Advance, (iii) a period requested by the Canadian Borrower and agreed to by the Canadian Swing Line Lender for any Canadian Swing Line Rate Advance, (iv) a period of one, two, three or six months (or if available to all Canadian Lenders, any other period of less than twelve (12) months), with respect to any Canadian LIBOR Advances and (v) a period of one, two, three, six months (or, if available to all Canadian Lenders, any other period of less than twelve (12) months) requested by the Canadian Borrower with respect to any Bankers’ Acceptance; provided, that:
     (i) the initial Interest Period for such Borrowing shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of another Type), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;
     (ii) if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period would end on the next preceding Business Day;

     (iii) any Interest Period which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month; and
     (iv) no Interest Period may extend beyond the Revolving Commitment Termination Date.
     “Invested Amounts” shall mean the amounts invested by investors, other than Affiliates of the Borrowers, in connection with receivables securitization programs to which accounts receivable originated by the U.S. Borrower or its Subsidiaries are subject, where such invested amounts are in part reduced by the aggregate amounts received by such investors from the payment of amounts owing in connection with such accounts receivable originated by the U.S. Borrower or its Subsidiaries.
     “Issuing Bank” shall mean the Canadian Issuing Bank or the U.S. Issuing Bank, as the case may be.
     “ITA” shall mean the Income Tax Act (Canada) and the Regulations thereto.
     “L/C Cash Collateral Account” shall mean a cash collateral account in the name of the U.S. Borrower or the Canadian Borrower, as the case may be, established with the Administrative Agent, with respect to Letters of Credit issued under the U.S. Facility, or the Canadian Funding Agent, with respect to Letters of Credit issued under the Canadian Facility, for deposit of cash collateral for the Letter of Credit Obligations, which account shall be designated as the L/C Cash Collateral Account and shall be subject to the sole dominion and control of the Administrative Agent or the Canadian Funding Agent, as the case may be.
     “L/C Disbursement” shall mean a Canadian L/C Disbursement or a U.S. L/C Disbursement, as the context may require.
     “L/C Exposure” shall mean Canadian L/C Exposure or U.S. L/C Exposure, as the context may require.
     “Lenders” shall mean, collectively, the Canadian Lenders and the U.S. Lenders, and shall include, where appropriate, the U.S. Swing Line Lender and the Canadian Swing Line Lender.
     “Lending Office” shall mean, for each Lender, the office that such Lender may designate in writing from time to time to the Borrowers, the Administrative Agent and the Canadian Funding Agent, if applicable, with respect to each Type of Loan, it being understood that the Lending Office of any Canadian Lender shall be located in Canada.
     “Letter of Credit Obligations” shall mean, with respect to any Letters of Credit outstanding as of any date of determination, the sum of (a) the maximum aggregate amount which at such date of determination is available to be drawn by the beneficiaries thereof (assuming the conditions for drawing thereunder have been met) under such Letters of Credit then outstanding, plus (b) the aggregate amount of all drawings under such Letters of Credit honored by the Canadian Issuing Bank or the U.S. Issuing Bank, as the case may be, and not theretofore reimbursed by the U.S. Borrower or the Canadian Borrower, as the case may be.
     “Letters of Credit” shall mean the letters of credit issued pursuant to Section 2.5 by the U.S. Issuing Bank for the account of the U.S. Borrower pursuant to the U.S. L/C Commitment and/or the letters of credit issued pursuant to Section 3.10 by the Canadian Issuing Bank for the account of the Canadian Borrower pursuant to the Canadian L/C Commitment including, without limitation, the Existing Letters of Credit.
     “Leverage Ratio” shall mean, for any Measurement Period, the ratio of Consolidated Net Borrowed Debt of the U.S. Borrower as of the last day of such Measurement Period to Consolidated EBITDA of the U.S. Borrower and its Subsidiaries during such Measurement Period, as determined in accordance with GAAP by reference to the Consolidated financial statements of the U.S. Borrower required to be delivered pursuant to Section 7.4.
     “LIBOR” shall mean, for any applicable Interest Period with respect to any U.S. LIBOR Advance, the British Bankers’ Association Interest Settlement Rate per annum for deposits in U.S. Dollars for a period equal to such Interest Period appearing on the display designated as Page 3750 on the Dow Jones Markets Service (or such other page on that service or such other service designated by the British Bankers’ Association for the display of such Association’s Interest Settlement Rates for Dollar deposits) as of 11:00 a.m. (London, England time) on the day that is two Business Days prior to the first day of the Interest Period or if such Page 3750 is unavailable for any reason at such time, the rate which appears on the Reuters Screen ISDA Page as of such date and such time; provided, that if the Administrative Agent determines that the relevant foregoing sources are unavailable for the relevant Interest Period, LIBOR shall mean the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rates per annum at which deposits in U.S. Dollars are offered to the Administrative Agent two (2) Business Days preceding the first day of such Interest Period by leading banks in the London interbank market as of 10:00 a.m. (New York, New York time) for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount comparable to the amount of the U.S. LIBOR Advance of the Administrative Agent.
     “LIBOR Advance” shall mean a Canadian LIBOR Advance or a U.S. LIBOR Advance, as the case may be.
     “LIBOR Borrowing” shall mean a Borrowing consisting of LIBOR Advances.
     “Lien” shall have the meaning assigned to such term in Section 6.7.
     “Liquidation Currency” shall have the meaning assigned to such term in Section 3.8(c).
     “Loan Documents” shall mean, collectively, this Agreement, the Notes, the Letters of Credit, the Parent Guaranty Agreement and any and all other instruments, agreements, documents and writings executed in connection herewith or therewith.

     “Loans” shall mean, collectively, all Revolving Loans and Swing Line Loans.
     “Margin Stock” has the meaning given that term in Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.
     “Material Adverse Effect” shall mean a material adverse effect on (a) the business, condition (financial or otherwise), operations or properties of the U.S. Borrower and its Subsidiaries, taken as a whole, (b) the rights and remedies of the Administrative Agent, the Canadian Funding Agent or any Lender under this Agreement or any other Loan Document or (c) the ability of the U.S. Borrower to perform its obligations under this Agreement or any other Loan Document.
     “Measurement Period” shall mean, as of any date of determination, the most recently completed four consecutive fiscal quarters of the U.S. Borrower ending on or immediately prior to such date.
     “Moody’s” shall mean Moody’s Investor Services, Inc.
     “Multiemployer Plan” shall mean a “multiemployer plan”, as defined in Section 4001(a)(3) of ERISA, to which the U.S. Borrower or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.
     “Multiple Employer Plan” shall mean a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any of its ERISA Affiliates and at least one Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.
     “Net Borrowed Debt” shall mean, as of any date, with respect to the U.S. Borrower and its Subsidiaries, (a) Borrowed Debt minus (b) cash on the Consolidated balance sheet of the U.S. Borrower to the extent cash exceeds $50,000,000.
     “Notes” shall mean, collectively, the Revolving Notes and the Swing Line Notes.
     “Non-Consenting Lender” shall have the meaning specified in Section 4.17(b)
     “Notice of Borrowing” shall mean a Notice of U.S. Borrowing or a Notice of Canadian Borrowing, as the context may require.
     “Notice of Canadian Borrowing” shall have the meaning set forth in Section 3.3.
     “Notice of Canadian Swing Line Borrowing” shall have the meaning as set forth in Section 3.13.
     “Notice of Conversion/Continuation” shall have the meaning set forth in Section 4.2(b).

     “Notice of U.S. Swing Line Borrowing” shall have the meaning as set forth in Section 2.4.
     “Notice of U.S. Borrowing” shall have the meaning set forth in Section 2.3.
     “Obligations” shall mean, with respect to any Person, any obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such obligation is discharged, stayed or otherwise affected by any proceeding referred to in Section 9.1(f). Without limiting the generality of the foregoing, the Obligations of the Borrowers under this Agreement and any other Loan Document include (i) all principal, interest, letter of credit reimbursement obligations, charges, expenses, fees, attorneys’ fees, disbursements, indemnities and any other amounts (including all fees and expenses of counsel to the Administrative Agent, the Canadian Funding Agent, any Issuing Bank and any Lender (including the Swing Line Lenders)) payable by any Borrower to the Administrative Agent, the Canadian Funding Agent, any Issuing Bank or any Lender (including the Swing Line Lenders) pursuant to or in connection with this Agreement or any other Loan Document, and (ii) any amount in respect of any of the foregoing payable by any Borrower pursuant to or in connection with this Agreement or any other Loan Document, that any Lender, in its sole discretion and upon five Business Days’ notice to the applicable Borrower, may elect to pay or advance on behalf of such Borrower.
     “Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
     “PBGC” shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.
     “Parent Guaranty Agreement” shall mean that certain Guaranty Agreement executed by the U.S. Borrower in favor of the Canadian Funding Agent substantially in the form of Exhibit I, pursuant to which the U.S. Borrower guarantees all obligations of the Canadian Borrower under this Agreement and all other Loan Documents.
     “Payment Office” shall mean, (i) with respect to payments of principal, interest, fees or other amounts relating to the Revolving Loans and all other Obligations under the U.S. Facility, the office of the Administrative Agent located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308, or such other location as to which the Administrative Agent shall have given written notice to the U.S. Borrower and the U.S. Lenders, which office must be in the United States of America or (ii) with respect to payments of principal, interest, fees or other amounts relating to the Revolving Loans and all other Obligations under the Canadian Facility, the office of the Canadian Funding Agent located at 100 King Street West, 19th Floor, First Canadian Place, Toronto, Ontario M5X 1H3, or such other location as to which the Canadian Funding Agent shall have given written notice to the Canadian Borrower and the Canadian Lenders, which office must be in Canada.
     “Person” shall mean an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
     “Permitted Investments” shall mean: (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States or Canada (or by any agency thereof); (ii) municipal securities; (iii) commercial paper having the highest rating, at the time of acquisition thereof, of S&P, Moody’s, Fitch or Dominion Bond Rating Service Limited; (iv) certificates of deposit, bankers’ acceptances and time deposits issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof or the laws of Canada; (v) Yankee Certificates of Deposit, eurodollar certificates of deposit and time deposits; (vi) bank repurchase agreements with a maturity of up to 90 days; and (vii) money market mutual funds having the highest rating of S&P, Moody’s Fitch or Dominion Bond Rating Service Limited. Unless otherwise specified above, all investments must have a minimum long-term rating of A or higher by S&P or the equivalent rating of Moody’s or Dominion Bond Rating Service Limited. Bank investments are limited to banks with $500,000,000 or more in assets. All investments listed in items (i) through (v) and (vii) above must have a maturity of 365 days or less.
     “Plan” shall mean a Single Employer Plan or a Multiple Employer Plan.
     “Pro Rata Share” shall mean (i) with respect to any Commitment of any Lender at any time, a percentage, the numerator of which shall be such Commitment of such Lender (or if such Commitments have been terminated or expired or the Loans have been declared to be due and payable, such Lender’s Revolving Credit Exposure), and the denominator of which shall be the sum of such Commitments of all Lenders (or if such Commitments have been terminated or expired or the Loans have been declared to be due and payable, all Revolving Credit Exposure of all Lenders) and (ii) with respect to all Commitments of any Lender at any time, a percentage, the numerator of which shall be the sum of such Lender’s Commitments (or if such Commitments have been terminated or expired or the Loans have been declared to be due and payable, such Lender’s Revolving Credit Exposure) and the denominator of which shall be the sum of all Lenders’ Commitments (or if such Commitments have been terminated or expired or the Loans have been declared to be due and payable, all Revolving Credit Exposure of all Lenders funded under such Commitments).
     “Public Debt Rating” shall mean, as of any date, the better of (a) the lowest rating of any class of long-term public unsecured senior debt issued by the U.S. Borrower as most recently announced by Moody’s and (b) the lowest rating of the U.S. Borrower’s long-term public unsecured senior debt as most recently announced by S&P, as the case may be, or, if either Moody’s or S&P is no longer in existence on such date, a Substitute Rating Agency, provided, however, that (i) if any rating established by S&P or Moody’s (or any Substitute Rating Agency) shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (ii) if S&P or Moody’s (or any Substitute Rating Agency) shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody’s (or any Substitute Rating Agency), as the case may be, shall refer to the then equivalent rating by S&P or Moody’s (or any Substitute Rating Agency), as the case may be.
     “Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.
     “Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
     “Required Canadian Lenders” shall mean (i) at any time on or prior to the Revolving Commitment Termination Date, Canadian Lenders holding more than 50% of the Canadian Facility Commitment Amount; and (ii) at any time after the Revolving Commitment Termination Date, Canadian Lenders holding more than 50% of the then aggregate outstanding principal amount of all Revolving Credit Exposure under the Canadian Facility.
     “Required Lenders” shall mean (i) at any time on or prior to the Revolving Commitment Termination Date, Lenders holding more than 50% of the aggregate principal amount of the Revolving Loan Commitments; and (ii) at any time after the Revolving Commitment Termination Date, Lenders holding more than 50% of the then aggregate outstanding principal amount of all Revolving Credit Exposure.
     “Required U.S. Lenders” shall mean (i) at any time on or prior to the Revolving Commitment Termination Date, U.S. Lenders holding more than 50% of the U.S. Facility Commitment Amount; and (ii) at any time after the Revolving Commitment Termination Date, U.S. Lenders holding more than 50% of the then aggregate outstanding principal amount of all Revolving Credit Exposure under the U.S. Facility.
     “Reset Date” shall have the meaning assigned to such term in Section 3.9(a).
     “Reuters Screen” shall mean, when used in connection with any designated page for LIBOR, the display page so designated on the Reuter Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).
     “Revolving Commitment Termination Date” shall mean the earlier of (i) April 26, 2011, and (ii) the date on which all amounts outstanding under this Agreement have been declared to be, or have automatically become, due and payable pursuant to Article IX.
     “Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans, L/C Exposure and Swing Line Exposure.

     “Revolving Loan” shall mean a loan outstanding under the Revolving Loan Commitments.
     “Revolving Loan Commitments” shall mean, collectively, the U.S. Facility Commitments and the Canadian Facility Commitments.
     “Revolving Loan Facility Fees” shall have the meaning set forth in Section 4.8(b).
     “Revolving Note” shall mean a promissory note of the U.S. Borrower or the Canadian Borrower, as the case may be, payable to the order of any Lender, in substantially the form of Exhibit B, evidencing the Loans made by such Lender pursuant to the Revolving Loan Commitments, either as originally executed or as it may be from time to time supplemented, modified, amended, renewed or extended.
     “S&P” shall mean Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc.
     “Single Employer Plan” shall mean a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the U.S. Borrower or any of its ERISA Affiliates and no Person other than such Person and its ERISA Affiliates, or (ii) was so maintained and in respect of which the U.S. Borrower or its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.
     “Stamping Fees” shall mean, with respect to BA Advances, the fee calculated by (a) multiplying the Applicable Margin for stamping fees by the face amount of the Bankers’ Acceptances being issued and stamped in connection with the BA Advance being made, (b) dividing the product so obtained by 365 or, in a leap year, 366, and (c) multiplying the result so obtained by the number of days in the relevant Interest Period.
     “Subsidiary” shall mean, with respect to any Person, any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.
     “Substitute Rating Agency” shall mean a nationally recognized credit rating organization designated by the U.S. Borrower and approved by the Administrative Agent.
     “Swing Line Borrowing” shall mean a U.S. Swing Line Borrowing or a Canadian Swing Line Borrowing, as the case may be.

     “Swing Line Exposure” shall mean Canadian Swing Line Exposure or U.S. Swing Line Exposure, as the context may require.
     “Swing Line Lenders” shall mean, collectively, the U.S. Swing Line Lender and the Canadian Swing Line Lender.
     “Swing Line Loans” shall mean, collectively, the U.S. Swing Line Loans and the Canadian Swing Line Loans.
     “Swing Line Notes” shall mean, collectively, the U.S. Swing Line Note and the Canadian Swing Line Note.
     “Swing Line Rate Advances” shall mean, collectively, the U.S. Swing Line Rate Advances and the Canadian Swing Line Rate Advances.
     “Synthetic Lease Obligations” shall mean the monetary obligation of a Person under a synthetic, off-balance sheet or tax retention lease or any other monetary obligation arising under a similar transaction.
     “Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any governmental authority.
     “Telerate” shall mean, when used in connection with any designated page for LIBOR, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).
     “Type” of Borrowing shall mean a Borrowing composed of U.S. Base Rate Advances, Canadian Base Rate Advances bearing interest based on the Canadian Prime Rate, Canadian Base Rate Advances bearing interest based on the Canadian US Base Rate, U.S. LIBOR Advances, Canadian LIBOR Advances, BA Advances or Swing Line Rate Advances, as the case may be.
     “U.S. Base Rate” shall mean the higher of (x) the rate which the Administrative Agent publicly announces from time to time to be its prime lending rate, as in effect from time to time, and (y) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum; the Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers; the Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Administrative Agent’s prime lending rate.
     “U.S. Base Rate Advance” shall mean an Advance bearing interest based on the U.S. Base Rate.
     “U.S. Borrower” shall have the meaning set forth in the opening paragraph hereof.
     “U.S. Dollar” and the sign “$” shall mean lawful money of the United States of America.

     “U.S. Dollar Equivalent” shall mean, on any date, (i) with respect to any amount denominated in U.S. Dollars, such amount and (ii) with respect to any amount denominated in Canadian Dollars, the amount of U.S. Dollars that would be required to purchase the amount of such Canadian Dollars on such date based upon the Exchange Rate as of the applicable date of determination.
     “U.S. Facility” shall mean, at any time, that certain revolving loan facility in a maximum principal amount equal to the U.S. Facility Commitment Amount from time to time, established by the U.S. Lenders in favor of the U.S. Borrower pursuant to Section 2.1.
     “U.S. Facility Commitment” shall mean, at any time for any U.S. Lender, the commitment of such U.S. Lender to the U.S. Facility, initially in the amount set forth opposite such Lender’s name on Annex I hereto or, for any Person becoming a U.S. Lender after the Closing Date, the amount of the assigned “U.S. Facility Commitment” set forth in the Assignment and Acceptance executed by such Person, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to the terms hereof, any assignment thereof pursuant to Section 11.4, or any amendment thereof pursuant to Section 11.2.
     “U.S. Facility Commitment Amount” shall mean, at any time, the aggregate amount of the U.S. Facility Commitments at such time. As of the Closing Date, the aggregate amount of U.S. Facility Commitment Amount is $470,000,000.
     “U.S. Facing Fee” shall have the meaning set forth in Section 4.8(f).
     “U.S. Issuing Bank” shall mean SunTrust Bank, as issuer of Letters of Credit pursuant to Section 2.5.
     “U.S. L/C Commitment” shall mean a portion of the U.S. Facility Commitments that may be used by the U.S. Borrower for the issuance of Letters of Credit in an aggregate face amount not to exceed $25,000,000.
     “U.S. L/C Disbursement” shall mean a payment made by the U.S. Issuing Bank pursuant to a Letter of Credit.
     “U.S. L/C Exposure” shall mean, at any time, the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit issued under the U.S. Facility at such time, plus (ii) the aggregate amount of all U.S. L/C Disbursements that have not been reimbursed by or on behalf of the U.S. Borrower at such time. The U.S. L/C Exposure of any Lender shall be its Pro Rata Share of the total U.S. L/C Exposure at such time.
     “U.S. Lenders” shall mean, collectively, each of the Persons identified as a “U.S. Lender” on Annex I hereto acting through its lending office in the United States of America as such Person may specify in accordance with the terms and conditions hereof, and any Person who becomes a U.S. Lender by way of assignment in accordance with the terms hereof, together with their respective successors and permitted assigns.

     “U.S. Letter of Credit Fee” shall have the meaning set forth in Section 4.8(d).
     “U.S. LIBOR Advance” shall mean an Advance bearing interest based on the Adjusted LIBO Rate.
     “U.S. Revolving Credit Exposure” shall mean, with respect to any U.S. Lender at any time, the sum of the outstanding principal amount of such Lender’s U.S. Revolving Loans, U.S. L/C Exposure and U.S. Swing Line Exposure.
     “U.S. Revolving Loans” shall mean, collectively, the loans made by the U.S. Lenders to the U.S. Borrower under the U.S. Facility pursuant to Section 2.2.
     “U.S. Swing Line Borrowing” shall mean any Borrowing consisting or to consist of a U.S. Swing Line Rate Advance.
     “U.S. Swing Line Commitment” shall mean the commitment of the U.S. Swing Line Lender to make U.S. Swing Line Loans in an aggregate principal amount at any time outstanding not to exceed $10,000,000.
     “U.S. Swing Line Exposure” shall mean, with respect to each U.S. Lender, the outstanding principal amount of the U.S. Swing Line Loans multiplied by such U.S. Lender’s Pro Rata Share of the U.S. Facility Commitments.
     “U.S. Swing Line Lender” shall mean SunTrust Bank or any subsequent U.S. Lender extending to the U.S. Borrower the U.S. Swing Line Commitment hereunder.
     “U.S. Swing Line Loans” shall mean, collectively, the loans made to the U.S. Borrower by the U.S. Swing Line Lender pursuant to the U.S. Swing Line Commitment.
     “U.S. Swing Line Note” shall mean the promissory note of the U.S. Borrower payable to the order of the U.S. Swing Line Lender, substantially in the form of Exhibit C, evidencing the U.S. Swing Line Loans, either as originally executed or as it may be from time to time supplemented, modified, amended, renewed or extended.
     “U.S. Swing Line Rate” shall mean, for any Interest Period, the rate as offered by the U.S. Swing Line Lender and accepted by the U.S. Borrower.
     “U.S. Swing Line Rate Advance” shall mean any Advance hereunder which bears interest based on the U.S. Swing Line Rate.
     “Voting Stock” shall mean capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

     “Withdrawal Liability” shall have the meaning given such term under Part 1 of Subtitle E of Title IV of ERISA.
     “Yankee Certificate of Deposit” shall mean a negotiable certificate of deposit issued and payable in U.S. Dollars to the bearer in the United States by the branch office of a foreign bank.
          Section 1.2. Accounting Terms and Determination. Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statement of the U.S. Borrower delivered pursuant to Section 7.4; provided, that if the U.S. Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Sections 8.6 or 8.7 to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the U.S. Borrower that the Required Lenders wish to amend any of such sections for such purpose), then the U.S. Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the U.S. Borrower and the Required Lenders.
          Section 1.3. Classifications of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g. a “Revolving Loan” or “Swing Line Loan”) or by Type (e.g. a “U.S. LIBOR Loan”, “Base Rate Loan” or “Fixed Rate Loan”) or by Class and Type (e.g. “Revolving U.S. LIBOR Loan”). Borrowings also may be classified and referred to by Class (e.g. “Revolving Borrowing”) or by Type (e.g. “U.S. LIBOR Borrowing”) or by Class and Type (e.g. “ Revolving U.S. LIBOR Borrowing”).
          Section 1.4. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the word “to” means “to but excluding”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document referred to herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “hereof”, “herein” and “hereunder” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement and (v) all references to a specific time shall be construed to refer to the time in the city and state of the Administrative Agent’s principal office, unless otherwise indicated.

ARTICLE II
AMOUNT AND TERMS OF U.S. CREDIT FACILITY
          Section 2.1. General Description of U.S. Credit Facility. Subject to and upon the terms and conditions herein set forth, (a) the U.S. Lenders hereby establish in favor of the U.S. Borrower a revolving credit facility pursuant to which each U.S. Lender severally agrees (to the extent of such U.S. Lender’s U.S. Facility Commitment) to make U.S. Revolving Loans to the U.S. Borrower in accordance with Section 2.2, (b) the U.S. Issuing Bank agrees to issue Letters of Credit in accordance with Section 2.5, (c) the U.S. Swing Line Lender agrees to make U.S. Swing Line Loans to the U.S. Borrower in accordance with Section 2.4 and (d) each U.S. Lender agrees to purchase a participation interest in the Letters of Credit issued under the U.S. Facility and U.S. Swing Line Loans in accordance with this Article II; provided, however, that in no event may the aggregate amount of all U.S. Revolving Loans, Letter of Credit Obligations and U.S. Swing Line Exposure outstanding under the U.S. Facility exceed at any time the U.S. Facility Commitment Amount then in effect.
          Section 2.2. U.S. Revolving Loans. Subject to and upon the terms and conditions set forth herein, each U.S. Lender severally agrees to make U.S. Revolving Loans, ratably in proportion to its Pro Rata Share of the U.S. Facility Commitment Amount, to the U.S. Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time that will not result in (a) such U.S. Lender’s U.S. Revolving Credit Exposure exceeding such U.S. Lender’s U.S. Facility Commitment or (b) the sum of the aggregate U.S. Revolving Credit Exposures of all U.S. Lenders exceeding the U.S. Facility Commitment Amount. During the Availability Period, the U.S. Borrower shall be entitled to borrow, prepay and reborrow U.S. Revolving Loans in accordance with the terms and conditions of this Agreement; provided, that the U.S. Borrower may not borrow or reborrow should there exist a Default or Event of Default.
          Section 2.3. Procedure for U.S. Revolving Borrowings. The U.S. Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Borrowing to be made under the U.S. Facility substantially in the form of Exhibit E (a “Notice of U.S. Borrowing”) (x) prior to 1:00 p.m. (New York time) on the requested date of each U.S. Base Rate Borrowing and (y) prior to 1:00 p.m. (New York time) three (3) Business Days prior to the requested date of each U.S. LIBOR Borrowing. Each Notice of U.S. Borrowing shall be irrevocable and shall specify: (i) the aggregate principal amount of such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) the Type of such Loan comprising such Borrowing, (iv) the account of the U.S. Borrower to which the proceeds of such Borrowing should be credited and (v) in the case of a U.S. LIBOR Borrowing, the duration of the initial Interest Period applicable thereto (subject to the provisions of the definition of Interest Period). Each Borrowing made under the U.S. Facility shall consist entirely of U.S. Base Rate Advances or U.S. LIBOR Advances, as the U.S. Borrower may request. The aggregate principal amount of each U.S. LIBOR Borrowing shall be not less than $5,000,000 or a larger multiple of $1,000,000, and the aggregate principal amount of each U.S. Base Rate Borrowing shall not be less than $1,000,000 or a larger multiple of $100,000; provided, that any U.S. Base Rate Borrowing made pursuant to Section 2.4(c) or Section 2.5(e) may be made in lesser amounts as provided therein. At no time shall the total number of Borrowings outstanding at any time under the U.S. Facility and bearing interest at the Adjusted LIBO Rate exceed twelve. Promptly following the receipt of a Notice of U.S. Borrowing in accordance herewith, the Administrative Agent shall advise each U.S. Lender of the details thereof and the amount of such U.S. Lender’s U.S. Revolving Loan to be made as part of the requested Borrowing.
          Section 2.4. U.S. Swing Line Commitment.
          (a) Subject to the terms and conditions set forth herein, the U.S. Swing Line Lender agrees to make U.S. Swing Line Loans to the U.S. Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time not to exceed the lesser of (i) the U.S. Swing Line Commitment then in effect and (ii) the U.S. Facility Commitment Amount minus the U.S. Revolving Loans and U.S. L/C Exposure; provided, that the U.S. Swing Line Lender shall not be required to make a U.S. Swing Line Loan to refinance an outstanding U.S. Swing Line Loan. The U.S. Borrower shall be entitled to borrow, repay and reborrow U.S. Swing Line Loans in accordance with the terms and conditions of this Agreement.
          (b) The U.S. Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each U.S. Swing Line Borrowing substantially in the form of Exhibit D attached hereto (“Notice of U.S. Swing Line Borrowing”) prior to 1:00 p.m. (New York, New York time) on the requested date of each U.S. Swing Line Borrowing. Each Notice of U.S. Swing Line Borrowing shall be irrevocable and shall specify: (i) the principal amount of such U.S. Swing Line Loan, (ii) the date of such U.S. Swing Line Loan (which shall be a Business Day) and (iii) the account of the U.S. Borrower to which the proceeds of such U.S. Swing Line Loan should be credited. The Administrative Agent will promptly advise the U.S. Swing Line Lender of each Notice of U.S. Swing Line Borrowing. Each U.S. Swing Line Loan shall accrue interest at the U.S. Swing Line Rate and shall have an Interest Period (subject to the definition thereof) as agreed between the U.S. Borrower and the U.S. Swing Line Lender. The aggregate principal amount of each U.S. Swing Line Loan shall be not less than $100,000 or a larger multiple of $50,000, or such other minimum amounts agreed to by the U.S. Swing Line Lender and the U.S. Borrower. The U.S. Swing Line Lender will make the proceeds of each U.S. Swing Line Loan available to the U.S. Borrower in U.S. Dollars in immediately available funds at the account specified by the U.S. Borrower in the applicable Notice of U.S. Swing Line Borrowing not later than 3:00 p.m. (New York, New York time) on the requested date of such U.S. Swing Line Loan.
          (c) The U.S. Swing Line Lender, at any time and from time to time in its sole discretion, may, on behalf of the U.S. Borrower (which hereby irrevocably authorizes and directs the U.S. Swing Line Lender to act on its behalf), give a Notice of U.S. Borrowing to the Administrative Agent requesting the U.S. Lenders (including the U.S. Swing Line Lender) to make U.S. Base Rate Loans in an amount equal to the unpaid principal amount of any U.S. Swing Line Loan. Each U.S. Lender will make the proceeds of its U.S. Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the U.S. Swing Line Lender in accordance with Section 4.1, which will be used solely for the repayment of such U.S. Swing Line Loan.

          (d) If for any reason a U.S. Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each U.S. Lender (other than the U.S. Swing Line Lender) shall purchase an undivided participating interest in such U.S. Swing Line Loan in an amount equal to its Pro Rata Share thereof on the date that such U.S. Base Rate Borrowing should have occurred. On the date of such required purchase, each U.S. Lender shall promptly transfer, in immediately available funds, the amount of its participating interest to the Administrative Agent for the account of the U.S. Swing Line Lender. If such U.S. Swing Line Loan bears interest at a rate other than the U.S. Base Rate, such U.S. Swing Line Loan shall automatically become a U.S. Base Rate Loan on the effective date of any such participation and interest shall become payable on demand.
          (e) Each U.S. Lender’s obligation to make a U.S. Base Rate Loan pursuant to Section 2.4(c) or to purchase the participating interests pursuant to Section 2.4(d) shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have or claim against the U.S. Swing Line Lender, the U.S. Borrower or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of any Lender’s U.S. Facility Commitment, (iii) the existence (or alleged existence) of any event or condition which has had or could reasonably be expected to have a Material Adverse Effect, (iv) any breach of this Agreement or any other Loan Document by any Borrower, the Administrative Agent, the Canadian Funding Agent or any Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If such amount is not in fact made available to the U.S. Swing Line Lender by any U.S. Lender, the U.S. Swing Line Lender shall be entitled to recover such amount on demand from such U.S. Lender, together with accrued interest thereon for each day from the date of demand thereof (i) at the Federal Funds Rate until the second Business Day after such demand and (ii) at the U.S. Base Rate at all times thereafter. Until such time as such U.S. Lender makes its required payment, the U.S. Swing Line Lender shall be deemed to continue to have outstanding U.S. Swing Line Loans in the amount of the unpaid participation for all purposes of the Loan Documents. In addition, such U.S. Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans and any other amounts due to it hereunder, to the U.S. Swing Line Lender to fund the amount of such Lender’s participation interest in such U.S. Swing Line Loans that such Lender failed to fund pursuant to this Section, until such amount has been purchased in full.
          Section 2.5. U.S. L/C Commitment.
          (a) During the Availability Period, the U.S. Issuing Bank, in reliance upon the agreements of the other U.S. Lenders pursuant to Section 2.5(d), agrees to issue, at the request of the U.S. Borrower, Letters of Credit for the account of the U.S. Borrower on the terms and conditions hereinafter set forth; provided, that (i) each Letter of Credit shall expire on the earlier of (A) the date one year after the date of issuance of such Letter of Credit (or in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is five (5) Business Days prior to the Revolving Commitment Termination Date; (ii) each Letter of Credit shall be in a stated amount of at least $100,000; and (iii) the U.S. Borrower may not request any Letter of Credit, if, after giving effect to such issuance (A) the aggregate U.S. L/C Exposure would exceed the U.S. L/C Commitment or (B) the aggregate U.S. Revolving Credit

Exposure of all U.S. Lenders would exceed the U.S. Facility Commitment Amount. Upon the issuance of each Letter of Credit each U.S. Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the U.S. Issuing Bank without recourse a participation in such Letter of Credit equal to such U.S. Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit. Each issuance of a Letter of Credit shall be deemed to utilize the U.S. Facility Commitment of each U.S. Lender by an amount equal to the amount of such participation.
          (b) To request the issuance of a Letter of Credit under the U.S. Facility (or any amendment, renewal or extension of an outstanding Letter of Credit), the U.S. Borrower shall give the U.S. Issuing Bank and the Administrative Agent irrevocable written notice at least three (3) Business Days prior to the requested date of such issuance specifying the date (which shall be a Business Day) such Letter of Credit is to be issued (or amended, extended or renewed, as the case may be), the expiration date of such Letter of Credit, the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition to the satisfaction of the conditions in Article V, the issuance of such Letter of Credit (or any amendment which increases the amount of such Letter of Credit) will be subject to the further conditions that such Letter of Credit shall be in such form and contain such terms as the U.S. Issuing Bank shall approve and that the U.S. Borrower shall have executed and delivered any additional applications, agreements and instruments relating to such Letter of Credit as the U.S. Issuing Bank shall reasonably require; provided, that in the event of any conflict between such applications, agreements or instruments and this Agreement, the terms of this Agreement shall control.
          (c) At least two Business Days prior to the issuance of any Letter of Credit under the U.S. Facility, the U.S. Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received such notice and if not, the U.S. Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the U.S. Issuing Bank has received notice from the Administrative Agent on or before the Business Day immediately preceding the date the U.S. Issuing Bank is to issue the requested Letter of Credit (1) directing the U.S. Issuing Bank not to issue the Letter of Credit because such issuance is not then permitted hereunder because of the limitations set forth in Section 2.5(a) or (2) that one or more conditions specified in Article V are not then satisfied, then, subject to the terms and conditions hereof, the U.S. Issuing Bank shall, on the requested date, issue such Letter of Credit in accordance with the U.S. Issuing Bank’s usual and customary business practices.
          (d) The U.S. Issuing Bank shall examine all documents purporting to represent a demand for payment under a Letter of Credit promptly following its receipt thereof. The U.S. Issuing Bank shall notify the U.S. Borrower and the Administrative Agent of such demand for payment and whether the U.S. Issuing Bank has made or will make a U.S. L/C Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve the U.S. Borrower of its obligation to reimburse the U.S. Issuing Bank and the U.S. Lenders with respect to such U.S. L/C Disbursement. The U.S. Borrower shall be irrevocably and unconditionally obligated to reimburse the U.S. Issuing Bank for any U.S. L/C Disbursements paid by the U.S. Issuing Bank in respect of such drawing, without presentment, demand or other formalities of any kind. Unless the U.S. Borrower shall have notified the U.S.

Issuing Bank and the Administrative Agent prior to 11:00 a.m. (New York, New York time) on the Business Day immediately prior to the date on which such drawing is honored that the U.S. Borrower intends to reimburse the U.S. Issuing Bank for the amount of such drawing in funds other than from the proceeds of U.S. Revolving Loans, the U.S. Borrower shall be deemed to have timely given a Notice of U.S. Borrowing to the Administrative Agent requesting the U.S. Lenders to make a U.S. Base Rate Advance on the date on which such drawing is honored in an exact amount due to the U.S. Issuing Bank; provided, that for purposes solely of such Borrowing, the conditions precedent set forth in Section 5.2 hereof shall not be applicable. The Administrative Agent shall notify the U.S. Lenders of such Borrowing in accordance with Section 2.3, and each U.S. Lender shall make the proceeds of its U.S. Base Rate Advance included in such Borrowing available to the Administrative Agent for the account of the U.S. Issuing Bank in accordance with Section 4.1. The proceeds of such Borrowing shall be applied directly by the Administrative Agent to reimburse the U.S. Issuing Bank for such U.S. L/C Disbursement and any such Borrowing shall constitute timely repayment of such U.S. L/C Disbursement.
          (e) If for any reason a U.S. Base Rate Advance may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each U.S. Lender (other than the U.S. Issuing Bank) shall be obligated to fund the participation that such U.S. Lender purchased pursuant to subsection (a) in an amount equal to its Pro Rata Share of such U.S. L/C Disbursement on and as of the date which such U.S. Base Rate Advance should have occurred. Each U.S. Lender’s obligation to fund its participation shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have against the U.S. Issuing Bank or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of the Commitments, (iii) any adverse change in the condition (financial or otherwise) of any Borrower or any of its Subsidiaries, (iv) any breach of this Agreement by any Borrower or any other Lender, (v) any amendment, renewal or extension of any Letter of Credit or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. On the date that such participation is required to be funded, each U.S. Lender shall promptly transfer, in immediately available funds, the amount of its participation to the Administrative Agent for the account of the U.S. Issuing Bank. Whenever, at any time after the U.S. Issuing Bank has received from any such Lender the funds for its participation in a U.S. L/C Disbursement, the U.S. Issuing Bank (or the Administrative Agent on its behalf) receives any payment on account thereof, the Administrative Agent or the U.S. Issuing Bank, as the case may be, will distribute to such U.S. Lender its Pro Rata Share of such payment; provided, that if such payment is required to be returned for any reason to the U.S. Borrower or to a trustee, receiver, liquidator, custodian or similar official in any bankruptcy proceeding, such U.S. Lender will return to the Administrative Agent or the U.S. Issuing Bank any portion thereof previously distributed by the Administrative Agent or the U.S. Issuing Bank to it.
          (f) To the extent that any U.S. Lender shall fail to pay any amount required to be paid pursuant to paragraph (d) above on the due date therefor, such U.S. Lender shall pay interest to the U.S. Issuing Bank (through the Administrative Agent) on such amount from such due date to the date such payment is made at a rate per annum equal to the Federal Funds Rate; provided, that if such U.S. Lender shall fail to make such payment to the U.S. Issuing Bank within three (3) Business Days of such due date, then, retroactively to the due date, such U.S. Lender shall be obligated to pay interest on such amount at the U.S. Base Rate at all times thereafter.
          (g) If any Event of Default shall occur and be continuing, within one Business Day after the U.S. Borrower receives notice from the Administrative Agent or the U.S. Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the U.S. Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the U.S. Issuing Bank and the U.S. Lenders, an amount in cash equal to the U.S. L/C Exposure as of such date plus any accrued and unpaid fees thereon; provided, that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause Section 9.1(f). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the U.S. Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. U.S. Borrower agrees to execute any documents and/or certificates to effectuate the intent of this paragraph. Such deposits shall be invested solely at the election, as well as the risk and expense, of the Borrower, and if so elected shall be invested solely in Permitted Investments by the Administrative Agent. All interest and other returns resulting from such investment shall be deposited in such account and shall be used, if at all, in accordance with the terms of this Section. Moneys in such account shall be applied by the Administrative Agent to reimburse the U.S. Issuing Bank for U.S. L/C Disbursements for which it had not been reimbursed and to the extent so applied, shall be held for the satisfaction of the reimbursement obligations of the U.S. Borrower for the U.S. LC Exposure at such time or, if the maturity of the Loans has been accelerated, with the consent of the U.S. Required Lenders, be applied to satisfy other obligations of the U.S. Borrower under this Agreement and the other Loan Documents. If the U.S. Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not so applied as aforesaid) shall be returned to the U.S. Borrower within three Business Days after all Events of Default have been cured or waived.
          (h) Promptly following the end of each calendar quarter, the U.S. Issuing Bank shall deliver (through the Administrative Agent) to each U.S. Lender and the U.S. Borrower a report describing the aggregate Letters of Credit outstanding at the end of such calendar quarter. Upon the request of any U.S. Lender from time to time, the U.S. Issuing Bank shall deliver to such U.S. Lender any other information reasonably requested by such U.S. Lender with respect to each Letter of Credit then outstanding under the U.S. Facility.
          (i) The U.S. Borrower’s obligation to reimburse U.S. L/C Disbursements hereunder shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of any of the following circumstances:
     (i) Any lack of validity or enforceability of any Letter of Credit or this Agreement;

     (ii) The existence of any claim, set-off, defense or other right which any Borrower or any Subsidiary or Affiliate of any Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Lender (including the U.S. Issuing Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;
     (iii) Any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;
     (iv) Payment by the U.S. Issuing Bank under a Letter of Credit against presentation of a draft or other document to the U.S. Issuing Bank that does not comply with the terms of such Letter of Credit;
     (v) Any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the U.S. Borrower’s obligations hereunder; or
     (vi) The existence of a Default or an Event of Default.
Neither the Administrative Agent, the Canadian Funding Agent, the Issuing Banks, the Lenders nor any Related Party of any of the foregoing shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to above), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the U.S. Issuing Bank; provided, that the foregoing shall not be construed to excuse the U.S. Issuing Bank from liability to the U.S. Borrower to the extent of any actual direct damages (as opposed to special, indirect (including claims for lost profits or other consequential damages), or punitive damages, claims in respect of which are hereby waived by the U.S. Borrower to the extent permitted by applicable law) suffered by the U.S. Borrower that are caused by the U.S. Issuing Bank’s failure to exercise due care when determining whether drafts or other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree, that in the absence of gross negligence or willful misconduct on the part of the U.S. Issuing Bank (as finally determined by a court of competent jurisdiction), the U.S. Issuing Bank shall be deemed to have exercised due care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the U.S. Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (j) Each Letter of Credit issued under the U.S. Facility shall be subject to the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time, and, to the extent not inconsistent therewith, the governing law of this Agreement set forth in Section 11.5.
          Section 2.6. Reductions of U.S. Facility Commitments. Upon at least five (5) days’ prior telephonic notice (promptly confirmed in writing) to the Administrative Agent, the U.S. Borrower shall have the right, without premium or penalty, to terminate the U.S. Facility Commitments, in part or in whole, provided that (i) any such termination shall apply to proportionately and permanently reduce the U.S. Facility Commitment of each of the U.S. Lenders in accordance with their respective Pro Rata Shares, (ii) any partial termination pursuant to this Section 2.6 shall be in an amount of at least $5,000,000 and integral multiples of $1,000,000, and (iii) no such reduction shall be permitted which would reduce the U.S. Facility Commitments to an amount less than the sum of (1) the Letter of Credit Obligations under the U.S. Facility, (2) the aggregate outstanding principal amount of the U.S. Revolving Loans under the U.S. Facility and (3) the aggregate outstanding principal amount of the U.S. Swing Line Loans.
          Section 2.7. Use of Proceeds. The proceeds of the U.S. Revolving Loans and U.S. Swing Line Loans under the U.S. Facility shall be used for the U.S. Borrower’s general corporate purposes, including acquisitions and repayment of debt maturities.
ARTICLE III
AMOUNT AND TERMS OF THE CANADIAN CREDIT FACILITY
     Section 3.1. Description of Canadian Credit Facility. Subject to and upon the terms and conditions herein set forth, (a) the Canadian Lenders hereby establish in favor of the Canadian Borrower a revolving credit facility pursuant to which each Canadian Lender severally agrees (to the extent of such Canadian Lender’s Canadian Facility Commitment) to make Canadian Loans (including Bankers’ Acceptances) to the Canadian Borrower in accordance with Section 3.2 and 3.4, (b) the Canadian Issuing Bank agrees to issue Letters of Credit in accordance with Section 3.10, (c) the Canadian Swing Line Lender agrees to make Canadian Swing Line Loans to the Canadian Borrower in accordance with Section 3.13 and (d) each Canadian Lender agrees to purchase a participation interest in the Letters of Credit issued under the Canadian Facility and Canadian Swing Line Loans in accordance with this Article III; provided, however, that in no event may the U.S. Dollar Equivalent of the aggregate principal amount of all Canadian Loans, the Letter of Credit Obligations outstanding under the Canadian Facility and Canadian Swing Line Exposure exceed at any time the Canadian Facility Commitment Amount then in effect.
     Section 3.2. Canadian Loans.
     (a) Subject to the terms and conditions set forth herein, each Canadian Lender severally agrees to make Canadian Loans, ratably in proportion to its Pro Rata Share of the Canadian Facility Commitment Amount, to the Canadian Borrower, from time to time during the

Availability Period, in an aggregate principal amount outstanding at any time that will not result in the U.S. Dollar Equivalent of (a) such Canadian Lender’s Canadian Revolving Credit Exposure exceeding such Canadian Lender’s Canadian Facility Commitment or (b) the sum of the aggregate Canadian Revolving Credit Exposures of all Canadian Lenders exceeding the Canadian Facility Commitment Amount. During the Availability Period, the Canadian Borrower shall be entitled to repay and reborrow Canadian Loans in accordance with the terms and conditions of this Agreement; provided that the Canadian Borrower may not borrow or reborrow should there exist a Default or Event of Default. Canadian Loans made to the Canadian Borrower shall be in either Canadian Dollars or U.S. Dollars, at the option of the Canadian Borrower.
          Section 3.3. Procedure for Canadian Borrowings. The Canadian Borrower shall give the Administrative Agent and the Canadian Funding Agent written notice (or telephonic notice promptly confirmed in writing) of each Borrowing to be made under the Canadian Facility (other than BA Advances) substantially in the form of Exhibit F (a “Notice of Canadian Borrowing”) (x) prior to 11:30 a.m. (New York time) on the requested date of each Canadian Base Rate Advance and (y) prior to 1:00 p.m. (New York time) three (3) Business Days prior to the requested date of each Canadian LIBOR Advance. Each Notice of Canadian Borrowing shall be irrevocable and shall specify: (i) the aggregate principal amount of such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) the Type of such Loan comprising such Borrowing, (iv) whether such Loan comprising such Borrowing will be made in U.S. Dollars or Canadian Dollars, (v) the account of the Canadian Borrower to which the proceeds of such Canadian Loan should be credited and (vi) in the case of a Canadian LIBOR Advance, the duration of the initial Interest Period applicable thereto (subject to the provisions of the definition of Interest Period). Each Advance made under the Canadian Facility shall consist entirely of Canadian Base Rate Advances, BA Advances or Canadian LIBOR Advances, as the Canadian Borrower may request. The aggregate principal amount of each Canadian LIBOR Advance shall be not less than $5,000,000 or the Canadian Dollar Equivalent thereof or a larger multiple of $1,000,000 or the Canadian Dollar Equivalent thereof, and the aggregate principal amount of each Canadian Base Rate Advance shall not be less than $1,000,000 or the Canadian Dollar Equivalent thereof or a larger multiple of $100,000 or the Canadian Dollar Equivalent thereof; provided, that Canadian Base Rate Advances made pursuant to Section 3.10(e) or Section 3.13(c) may be made in lesser amounts as provided therein. At no time shall the total number of Borrowings outstanding at any time under the Canadian Facility and bearing interest at the Canadian LIBOR Rate exceed twelve. Promptly following the receipt of a Notice of Canadian Borrowing in accordance herewith, the Canadian Funding Agent shall advise each Canadian Lender of the details thereof and the amount of such Canadian Lender’s Canadian Loan to be made as part of the requested Borrowing.
          Section 3.4. Bankers’ Acceptances.
          (a) At any time during the Availability Period, by notice in writing to the Canadian Funding Agent and Administrative Agent substantially in the form annexed hereto as Exhibit G (“BA Notice”) given at least one (1) Business Day prior to the date of the requested Advance (for the purposes of this Section 3.4 called the “Acceptance Date”) and before 1:00 p.m. (Toronto, Ontario time), the Canadian Borrower may request that a BA Advance be made, that one or more Advances not borrowed as BA Advances be converted into one or more BA

Advances or that a BA Advance or any part thereof be extended, as the case may be (the “BA Request”). Bankers’ Acceptances shall be issued on each Acceptance Date, in a minimum amount of Cdn.$2,000,000 or such greater amount which is an integral multiples of Cdn.$100,000, with respect to each Interest Period, and shall have an Interest Period of one, two, three or six months, or other period of less than twelve months (subject to availability by all Canadian Lenders) and shall, in no event, mature on a date after the Revolving Commitment Termination Date.
          (b) BA Request. Prior to making any BA Request, the Canadian Borrower shall deliver:
     (i) to the Canadian Lenders, in the name of each Canadian Lender which is a bank that accepts bankers’ acceptances or depository bills (as defined in the Depository Act), bills of exchange or depository bills in form and substance acceptable to the Canadian Funding Agent and the Canadian Lenders; and
     (ii) to the Canadian Lenders, in the name of each Canadian Lender which is not a bank or does not accept bankers’ acceptances or depository bills (as defined in the Depository Act), Discount Notes;
completed and executed by its authorized signatories in sufficient quantity for the Advance requested and in appropriate denominations to facilitate the sale of the Bankers’ Acceptances in the financial markets. No Canadian Lender shall be responsible or liable for its failure to accept a Bankers’ Acceptance hereunder if such failure is due, in whole or in part, to the failure of the Canadian Borrower to give appropriate instructions to the Canadian Funding Agent on a timely basis, nor shall the Canadian Funding Agent or any Canadian Lender be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except a loss or improper use arising by reason of the gross negligence or willful misconduct of the Canadian Funding Agent, such Canadian Lender, or their respective employees. In order to facilitate issuances of Bankers’ Acceptances pursuant hereto, in accordance with the instructions given from time to time by the Canadian Borrower, the Canadian Borrower hereby authorizes each Canadian Lender, and for this purpose appoints each Canadian Lender its lawful attorney, to complete and sign Bankers’ Acceptances on behalf of the Canadian Borrower, in handwritten or facsimile or mechanical signature or otherwise, and once so completed, signed and endorsed, and following acceptance of them as Bankers’ Acceptances, to provide the Available Proceeds (as defined in Section 3.4(c)) to the Canadian Funding Agent in accordance with the provisions hereof. Drafts so completed, signed, endorsed and negotiated on behalf of the Canadian Borrower by any Canadian Lender shall bind the Canadian Borrower as fully and effectively as if so performed by an authorized officer of the Canadian Borrower. Each Canadian Lender shall maintain a record with respect to such instruments (i) received by it hereunder, (ii) voided by it for any reason, (iii) accepted by it hereunder and (iv) cancelled at their respective maturities. Each Canadian Lender agrees to provide such records to the Canadian Borrower promptly upon request and, at the request of the Canadian Borrower, to cancel such instruments which have been so completed and executed and which are held by such Canadian Lender and have not yet been issued hereunder.

          (c) Acceptance Procedure. With respect to any BA Advance:
     (i) The Canadian Funding Agent shall promptly notify in writing each Canadian Lender of the details of the proposed issue, specifying:
(a) For each Canadian Lender which is a bank that accepts bankers’ acceptances or depository bills (as defined in the Depository Act), (i) the principal amount of the Bankers’ Acceptances to be accepted by such Canadian Lender, and (ii) the Interest Period of such Bankers’ Acceptances; and
(b) For each Canadian Lender which is not a bank or does not accept bankers’ acceptances or depository bills (as defined in the Depository Act), (i) the principal amount of the Discount Notes to be issued to such Canadian Lender, and (ii) the Interest Period of such Discount Notes.
     (ii) The Canadian Funding Agent shall establish the Bankers’ Acceptance Discount Rate at or about 12:00 p.m. (Toronto, Ontario time) on the Acceptance Date, and the Canadian Funding Agent shall promptly determine the amount of the BA Proceeds.
     (iii) Forthwith, and in any event not later than 1:30 p.m. (Toronto, Ontario time) on the Acceptance Date, the Canadian Funding Agent shall indicate in writing to each Canadian Lender:
(a) the Bankers’ Acceptance Discount Rate;
(b) the amount of the Stamping Fees applicable to those Bankers’ Acceptances to be accepted by such Canadian Lender on the Acceptance Date, calculated by multiplying the appropriate percentage set out in the definition of “Applicable Margin” for Stamping Fees by the nominal amount of each Bankers’ Acceptance (taking into account the number of days in the Interest Period), any such Canadian Lenders being authorized by the Canadian Borrower to collect the Stamping Fees out of the BA Proceeds of those Bankers’ Acceptances;
(c) the BA Proceeds of the Bankers’ Acceptances to be purchased by such Canadian Lender on such Acceptance Date; and
(d) the amount obtained (the “Available Proceeds”) by subtracting the Stamping Fees from the BA Proceeds;
     (iv) Not later than 3:00 p.m. (Toronto, Ontario time) on the Acceptance Date, each Canadian Lender shall make available to the Canadian Funding Agent its Available Proceeds.

     (v) Not later than 4:00 p.m. (Toronto, Ontario time) on the Acceptance Date, the Canadian Funding Agent shall transfer the Available Proceeds to the Canadian Borrower and shall notify the Canadian Borrower on such day either by telex, fax or telephone (if by telephone, to be confirmed subsequently in writing) of the details of the issue.
          (d) Purchase of Bankers’ Acceptances and Discount Notes. Before giving value to the Canadian Borrower, the Canadian Lenders which:
     (i) are banks that accept bankers’ acceptances or depository bills (as defined in the Depository Act) shall, on the Acceptance Date, accept the Bankers’ Acceptances by inserting the appropriate principal amount, Acceptance Date and maturity date in accordance with the BA Request relating thereto and affixing their acceptance stamps thereto, and shall purchase or sell same; and
     (ii) are not banks or do not accept bankers’ acceptances or depository bills (as defined in the Depository Act) shall, on the Acceptance Date, complete the Discount Notes by inserting the appropriate principal amount, Acceptance Date and maturity date in accordance with the BA Request relating thereto.
          (e) Maturity Date of Bankers’ Acceptances. Subject to the applicable notice provisions, at or prior to the maturity date of each Bankers’ Acceptance, the Canadian Borrower shall:
     (i) give to the Canadian Funding Agent a notice in the form of Exhibit G requesting that the Canadian Lenders convert all or any part of the BA Advance then outstanding by way of Bankers’ Acceptances which are maturing into another Type of Borrowing; or
     (ii) give to the Canadian Funding Agent a notice in the form of Exhibit G requesting that the Canadian Lenders extend all or any part of the BA Advance outstanding by way of Bankers’ Acceptances which are maturing into another BA Advance by issuing new Bankers’ Acceptances, subject to compliance with the provisions of Section 3.4 with respect to the minimum amounts; or
     (iii) no later than 10:00 a.m. (Toronto, Ontario time), one (1) Business Day prior to the end of the Interest Period of each Bankers’ Acceptance then outstanding and reaching maturity, notify the Canadian Funding Agent that it intends to deposit in its account for the account of the Canadian Lenders on the last day of such Interest Period an amount equal to the face amount of each such Bankers’ Acceptance.
          (f) Deemed Conversions on the Maturity Date. If the Canadian Borrower does not deliver to the Canadian Funding Agent one or more of the notices contemplated by Section 3.4 or does not give the notice and make the deposit contemplated by Section 3.4(e)(iii), the Canadian Borrower shall be deemed to have requested that the part of the BA Advance then outstanding which is reaching maturity be converted into a Canadian Base Rate Advance on the Canadian Prime Rate basis.

          (g) Conversion and Extension Mechanism.
     (i) If under the conditions of Section 3.4(e)(i) and 3.4(f), the Canadian Borrower requests or is deemed to have requested, as the case may be, that the Canadian Funding Agent convert the portion of the BA Advance which is maturing into an Advance other than a BA Advance, the Canadian Lenders shall pay the Bankers’ Acceptances which are outstanding and maturing. Such payments by the Canadian Lenders will constitute an Advance within the meaning of this Agreement and the interest thereon shall be calculated and payable as the Canadian Borrower may request or may be deemed to have requested; or
     (ii) If under the conditions of Section 3.4(e)(iii), the Canadian Borrower makes a deposit in its account, the Canadian Borrower hereby expressly and irrevocably authorizes the Canadian Funding Agent to make any debits necessary in its account in order to pay the Bankers’ Acceptances which are outstanding and maturing.
          (h) Prepayment of Bankers’ Acceptances. Notwithstanding any provision hereof, the Canadian Borrower may not prepay any Bankers’ Acceptance other than on its maturity date; however, this provision shall not prevent the Canadian Borrower from acquiring, in its discretion but subject to the other provisions of this Agreement, any Bankers’ Acceptance in circulation from time to time. Alternatively, the Canadian Borrower may provide to the Canadian Funding Agent cash collateral in an amount equal to the face amount of the Bankers’ Acceptances that it wishes to prepay, which cash collateral shall be held by the Canadian Funding Agent in an interest bearing account and used to repay same at maturity.
          (i) Apportionment Amongst the Canadian Lenders. The Canadian Funding Agent is authorized by the Canadian Borrower and each Canadian Lender to allocate amongst the Canadian Lenders the Bankers’ Acceptances to be issued in such manner and amounts as the Canadian Funding Agent may, in its sole discretion, but acting reasonably, consider necessary, so as to ensure that no Canadian Lender is required to accept a Bankers’ Acceptance for a fraction of Cdn.$100,000, and in such event, the Canadian Lenders’ respective participations in any such Bankers’ Acceptances and repayments thereof shall be altered accordingly. Further, the Canadian Funding Agent is authorized by the Canadian Borrower and each Canadian Lender to cause the proportionate share of one or more Canadian Lender’s Advances (calculated based on its Pro Rata Share) to be exceeded by no more than Cdn.$100,000 each as a result of such allocations provided that the principal amount of outstanding Advances, including Bankers’ Acceptances, shall not thereby exceed the maximum amount of the respective Commitment of each Canadian Lender. Any resulting amount by which the requested face amount of any such Bankers’ Acceptance shall have been so reduced shall be advanced, converted or continued, as the case may be, as a Canadian Base Rate Advance on the Canadian Prime Rate basis, to be made contemporaneously with the BA Advance.
          (j) Days of Grace. The Canadian Borrower shall not claim from the Canadian Lenders any days of grace for the payment at maturity of any Bankers’ Acceptances presented and accepted by the Canadian Lenders pursuant to the provisions of this Agreement. Further, the Canadian Borrower waives any defense to payment which might otherwise exist if for any reason a Bankers’ Acceptance shall be held by any Canadian Lender in its own right at the maturity thereof.
          (k) Obligations Absolute. The obligations of the Canadian Borrower with respect to Bankers’ Acceptances shall be unconditional and irrevocable and shall be paid strictly in accordance with the provisions of this Agreement under all circumstances, including the following circumstances:
     (i) any lack of validity or enforceability of any draft accepted by any Canadian Lender as a Bankers’ Acceptance; or
     (ii) the existence of any claim, set-off, defense or other right which the Canadian Borrower may have at any time against the holder of a Bankers’ Acceptance, the Canadian Lenders, or any other Person or entity, whether in connection with this Agreement or otherwise.
          (l) If at any time or from time to time there no longer exists a market for Bankers’ Acceptances, for a selected Canadian Dollar Equivalent or an Interest Period, a Canadian Lender shall so advise the Canadian Funding Agent and the Administrative Agent and such Canadian Lender shall not be obliged to accept drafts of the Canadian Borrower presented to such Canadian Lender pursuant to the provisions of this Agreement nor to honor any notices of borrowing in connection with any BA Advance.
          (m) If a notice has been given by the Canadian Funding Agent or the Administrative Agent in accordance with Section 3.4(l), the BA Advance, or any part thereof, shall not be made (whether as an Advance, a conversion or an extension) by the Canadian Lenders and the right of the Canadian Borrower to choose that Advances be made or, once made, be converted or extended into the BA Advance, shall be suspended until such time as the Canadian Funding Agent and Administrative Agent have determined that the circumstances having given rise to such suspension no longer exist, in respect of which determination the Canadian Funding Agent shall advise the Canadian Borrower within a reasonable time period.
          (n) Bankers’ Acceptances may be issued in the form of a depository bill and deposited with a clearing house, both terms as defined in the Depository Act. The Canadian Funding Agent and the Canadian Borrower shall agree to the procedures to be followed, acting reasonably. The Canadian Lenders are also authorized at such time to issue depository bills as replacements for previously issued Bankers’ Acceptances, on the same terms as those replaced, and deposit them with a clearing house against cancellation of the previously issued Bankers’ Acceptances.
          Section 3.5. Mandatory Prepayments of Canadian Facility Loans. If the U.S. Dollar Equivalent of the aggregate outstanding principal amount of the Loans under the Canadian Facility and the Canadian Lenders’ Canadian L/C Exposure exceeds at any time the Canadian Facility Commitment Amount as reduced pursuant to Section 3.6 or otherwise, the Canadian Borrower shall immediately repay the Loans under the Canadian Facility by an amount equal to such excess. Each prepayment shall be applied in the following order: first to Base Rate Advances comprising Canadian Loans to the full extent thereof and second to Canadian LIBOR

Advances comprising Canadian Loans to the full extent thereof. In the event that following such reduction, the sum of all outstanding BA Advances and the Canadian Lenders’ Canadian L/C Exposure still exceeds the Canadian Facility Commitment Amount, the Canadian Borrower shall immediately deliver to the Canadian Funding Agent an amount in U.S. Dollars or Canadian Dollars equal to the amount of such excess to be held by the Canadian Funding Agent in a cash collateral account as security for repayment of such outstanding BA Advances and Letters of Credit.
          Section 3.6. Reductions of Canadian Facility Commitments. Upon at least three (3) days’ prior telephonic notice (promptly confirmed in writing) to the Administrative Agent and Canadian Funding Agent, the Canadian Borrower shall have the right, without premium or penalty, to terminate the Canadian Facility Commitments, in part or in whole, provided that (i) any such termination shall apply to proportionately and permanently reduce the Canadian Facility Commitment of each of the Canadian Lenders in accordance with their respective Pro Rata Shares, (ii) any partial termination pursuant to this Section 3.6 shall be in an amount of at least $5,000,000 or the Canadian Dollar Equivalent thereof and integral multiples of $1,000,000 or the Canadian Dollar Equivalent thereof, and (iii) no such reduction shall be permitted which would reduce the Canadian Facility Commitments to an amount less than the aggregate outstanding principal amount of the Loans under the Canadian Facility and the Canadian Lenders’ Canadian L/C Exposure plus the Canadian Lenders’ Canadian Swing Line Exposure.
          Section 3.7. Use of Proceeds Under Canadian Facility. The proceeds of the Canadian Loans and the Canadian Swing Line Loans under the Canadian Facility shall be used for the Canadian Borrower’s general corporate purposes.
          Section 3.8. Canadian Dollar Provisions.
          (a) Each Canadian Lender’s Pro Rata Share of each Canadian Dollar Loan shall be determined by reference to its U.S. Dollar Equivalent on the date each such Canadian Dollar Loan is made.
          (b) If payment is not made in the Currency due under this Agreement (the “Contractual Currency”) or if any court or tribunal shall render a judgment or order for the payment of amounts due hereunder or under the Notes and such judgment is expressed in a Currency other than the Contractual Currency, the relevant Borrower shall indemnify and hold the relevant Lenders harmless against any deficiency incurred by such Lenders with respect to the amount received by such Lenders to the extent the rate of exchange at which the Contractual Currency is convertible into the Currency actually received or the Currency in which the judgment is expressed (the “Received Currency”) is not the reciprocal of the rate of exchange at which the Administrative Agent or the Canadian Funding Agent, as the case may be, would be able to purchase the Contractual Currency with the Received Currency, in each case on the Business Day following receipt of the Received Currency in accordance with normal banking procedures. If the court or tribunal has fixed the date on which the rate of exchange is determined for the conversion of the judgment Currency into the Contractual Currency (the “Conversion Date”) and if there is a change in the rate of exchange prevailing between the Conversion Date and the date of receipt by the relevant Lenders, then the relevant Borrower will, notwithstanding such judgment or order, pay such additional amount (if any) as may be necessary to ensure that the amount paid in the Received Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount then due to the relevant Lenders from such Borrower hereunder in the Contractual Currency.
          (c) If a Borrower shall wind up, liquidate, dissolve or become a debtor in bankruptcy while there remains outstanding: (i) any amounts owing to the Lenders hereunder or under the Notes, (ii) any damages owing to the Lenders in respect of a breach of any of the terms hereof, or (iii) any judgment or order rendered in respect of such amounts or damages, such Borrower shall indemnify and hold the Lenders harmless against any deficiency with respect to the Contractual Currency in the amounts received by the Lenders arising or resulting from any variation as between: (i) the rate of exchange at which the Contractual Currency is converted into another currency (the “Liquidation Currency”) for purposes of such winding-up, liquidation, dissolution or bankruptcy with regard to the amount in the Contractual Currency due or contingently due hereunder or under the Notes or under any judgment or order to which the relevant obligations hereunder or under the Notes shall have been merged and (ii) the rate of exchange at which Administrative Agent or the Canadian Funding Agent, as the case may be, would, in accordance with normal banking procedures, be able to purchase the Contractual Currency with the Liquidation Currency at the earlier of (A) the date of payment of such amounts or damages and (B) the final date or dates for the filing of proofs of a claim in a winding-up, liquidation, dissolution or bankruptcy. As used in the preceding sentence, the “final date” or dates for the filing of proofs of a claim in a winding-up, liquidation, dissolution or bankruptcy shall be the date fixed by the liquidator under the applicable law as being the last practicable date as of which the liabilities of such Borrower may be ascertained for such winding-up, liquidation, dissolution or bankruptcy before payment by the liquidator or other appropriate Person in respect thereof.
          Section 3.9. Exchange Rates.
          (a) Not later than 2:00 p.m. (Toronto, Ontario time) on each date of determination, the Administrative Agent or the Canadian Funding Agent, as the case may be, shall (A) determine the Exchange Rate as of such date of determination with respect to Canadian Dollars, and (B) give notice thereof to the Canadian Lenders and the Canadian Borrower. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant date of determination (a “Reset Date”), shall remain effective until the next succeeding Reset Date, and shall for all purposes of this Agreement, other than as provided in Section 3.8 (b) or (c), be the Exchange Rates employed in determining the U.S. Dollar Equivalent of any amounts of such Canadian Dollar.
          (b) Not later than 5:00 p.m. (Toronto, Ontario time) on each Reset Date and each date of determination, the Administrative Agent or the Canadian Funding Agent, as the case may be, shall (A) determine the U.S. Dollar Equivalent of the aggregate principal amounts of the Canadian Dollar Advances (after giving effect to any Loans and/or Bankers’ Acceptances being made, issued, repaid, or cancelled or reduced on such date), and (B) notify the Canadian Lenders, Agents and the Canadian Borrower of the results of such determination.
          Section 3.10. Canadian L/C Commitment.

          (a) During the Availability Period, the Canadian Issuing Bank, in reliance upon the agreements of the other Canadian Lenders pursuant to Section 3.10(e), agrees to issue, at the request of the Canadian Borrower, Letters of Credit for the account of the Canadian Borrower on the terms and conditions hereinafter set forth; provided, that (i) each Letter of Credit shall expire on the earlier of (A) the date one year after the date of issuance of such Letter of Credit (or in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is five (5) Business Days prior to the Revolving Commitment Termination Date; (ii) each Letter of Credit shall be in a stated amount of at least Cdn.$100,000; and (iii) the Canadian Borrower may not request any Letter of Credit, if, after giving effect to such issuance (A) the aggregate U.S. Dollar Equivalent of Canadian L/C Exposure would exceed the Canadian L/C Commitment or (B) the aggregate U.S. Dollar Equivalent of the Canadian Revolving Credit Exposure of all Canadian Lenders would exceed the Canadian Facility Commitment Amount. Upon the issuance of each Letter of Credit each Canadian Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Canadian Issuing Bank without recourse a participation in such Letter of Credit equal to such Canadian Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit. Each issuance of a Letter of Credit shall be deemed to utilize the Canadian Facility Commitment of each Canadian Lender by an amount equal to the amount of such participation.
          (b) To request the issuance of a Letter of Credit under the Canadian Facility (or any amendment, renewal or extension of an outstanding Letter of Credit), the Canadian Borrower shall give the Canadian Issuing Bank, the Canadian Funding Agent and the Administrative Agent irrevocable written notice at least three (3) Business Days prior to the requested date of such issuance specifying the date (which shall be a Business Day) such Letter of Credit is to be issued (or amended, extended or renewed, as the case may be), the expiration date of such Letter of Credit, the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition to the satisfaction of the conditions in Article V, the issuance of such Letter of Credit (or any amendment which increases the amount of such Letter of Credit) will be subject to the further conditions that such Letter of Credit shall be in such form and contain such terms as the Canadian Issuing Bank shall approve and that the Canadian Borrower shall have executed and delivered any additional applications, agreements and instruments relating to such Letter of Credit as the Canadian Issuing Bank shall reasonably require; provided, that in the event of any conflict between such applications, agreements or instruments and this Agreement, the terms of this Agreement shall control.
          (c) At least two Business Days prior to the issuance of any Letter of Credit under the Canadian Facility, the Canadian Issuing Bank will confirm with the Canadian Funding Agent and the Administrative Agent (by telephone or in writing) that the Canadian Funding Agent and the Administrative Agent have received such notice and if not, the Canadian Issuing Bank will provide the Canadian Funding Agent and the Administrative Agent with a copy thereof. Unless the Canadian Issuing Bank has received notice from either the Canadian Funding Agent or the Administrative Agent on or before the Business Day immediately preceding the date the Canadian Issuing Bank is to issue the requested Letter of Credit (1) directing the Canadian Issuing Bank not to issue the Letter of Credit because such issuance is not then permitted hereunder because of the limitations set forth in Section 3.10(a) or (2) that one or more conditions specified in Article V are not then satisfied, then, subject to the terms and conditions hereof, the Canadian Issuing Bank shall, on the requested date, issue such Letter of Credit in accordance with the Canadian Issuing Bank’s usual and customary business practices.
          (d) The Canadian Issuing Bank shall examine all documents purporting to represent a demand for payment under a Letter of Credit issued under the Canadian Facility promptly following its receipt thereof. The Canadian Issuing Bank shall notify the Canadian Borrower, the Canadian Funding Agent and the Administrative Agent of such demand for payment and whether the Canadian Issuing Bank has made or will make a Canadian L/C Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve the Canadian Borrower of its obligation to reimburse the Canadian Issuing Bank and the Canadian Lenders with respect to such Canadian L/C Disbursement. The Canadian Borrower shall be irrevocably and unconditionally obligated to reimburse the Canadian Issuing Bank for any Canadian L/C Disbursements paid by the Canadian Issuing Bank in respect of such drawing, without presentment, demand or other formalities of any kind. Unless the Canadian Borrower shall have notified the Canadian Issuing Bank, the Canadian Funding Agent and the Administrative Agent prior to 11:00 a.m. (New York, New York time) on the Business Day immediately prior to the date on which such drawing is honored that the Canadian Borrower intends to reimburse the Canadian Issuing Bank for the amount of such drawing in funds other than from the proceeds of Canadian Loans, the Canadian Borrower shall be deemed to have timely given a Notice of Canadian Borrowing to the Canadian Funding Agent requesting the Canadian Lenders to make a Canadian Base Rate Advance (on the Canadian US Base Rate if the relevant Letter of Credit was in U.S. Dollars and otherwise on the Canadian Prime Rate) in the currency of the subject Letter of Credit on the date on which such drawing is honored in an exact amount due to the Canadian Issuing Bank; provided, that for purposes solely of such Borrowing, the conditions precedent set forth in Section 5.2 hereof shall not be applicable. The Canadian Funding Agent shall notify the Canadian Lenders of such Borrowing in accordance with Section 3.3, and each Canadian Lender shall make the proceeds of its Canadian Base Rate Advance included in such Borrowing available to the Canadian Funding Agent for the account of the Canadian Issuing Bank in accordance with Section 4.1. The proceeds of such Borrowing shall be applied directly by the Canadian Funding Agent to reimburse the Canadian Issuing Bank for such Canadian L/C Disbursement and any such Borrowing shall constitute timely repayment of such Canadian L/C Disbursement.
          (e) If for any reason a Canadian Base Rate Advance may not be (as determined in the sole discretion of the Canadian Funding Agent), or is not, made in accordance with the foregoing provisions, then each Canadian Lender (other than the Canadian Issuing Bank) shall be obligated to fund the participation that such Canadian Lender purchased pursuant to subsection (a) in an amount equal to its Pro Rata Share of such Canadian L/C Disbursement on and as of the date which such Canadian Base Rate Advance should have occurred. Each Canadian Lender’s obligation to fund its participation shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have against the Canadian Issuing Bank or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of the Commitments, (iii) any adverse change in the condition (financial or otherwise) of any Borrower or any of its Subsidiaries, (iv) any breach of this Agreement by any Borrower or any other Lender, (v) any amendment, renewal or extension of any Letter of Credit or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. On the date that such participation is required to be funded, each Canadian Lender shall promptly transfer, in immediately available funds in the currency of the subject Letter of Credit, the amount of its participation to the Canadian Funding Agent for the account of the Canadian Issuing Bank. Whenever, at any time after the Canadian Issuing Bank has received from any such Lender the funds for its participation in a Canadian L/C Disbursement, the Canadian Issuing Bank (or the Canadian Funding Agent on its behalf) receives any payment on account thereof, the Canadian Funding Agent or the Canadian Issuing Bank, as the case may be, will distribute to such Canadian Lender its Pro Rata Share of such payment; provided, that if such payment is required to be returned for any reason to the Canadian Borrower or to a trustee, receiver, liquidator, custodian or similar official in any bankruptcy proceeding, such Canadian Lender will return to the Canadian Funding Agent or the Canadian Issuing Bank any portion thereof previously distributed by the Canadian Funding Agent or the Canadian Issuing Bank to it.
          (f) To the extent that any Canadian Lender shall fail to pay any amount required to be paid pursuant to paragraph (d) on the due date therefor, such Canadian Lender shall pay interest to the Canadian Issuing Bank (through the Canadian Funding Agent) on such amount from such due date to the date such payment is made at a rate per annum equal to the Federal Funds Rate; provided, that if such Canadian Lender shall fail to make such payment to the Canadian Issuing Bank within three (3) Business Days of such due date, then, retroactively to the due date, such Canadian Lender shall be obligated to pay interest on such amount as set forth in Section 4.7(b).
          (g) If any Event of Default shall occur and be continuing, on the Business Day that the Canadian Borrower receives notice from the Canadian Funding Agent or the Canadian Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Canadian Borrower shall deposit in an account with the Canadian Funding Agent, in the name of the Canadian Funding Agent and for the benefit of the Canadian Issuing Bank and the Canadian Lenders, an amount in cash equal to the Canadian L/C Exposure as of such date plus any accrued and unpaid fees thereon; provided, that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in Section 9.1(f). Such deposit shall be held by the Canadian Funding Agent as collateral for the payment and performance of the obligations of the Canadian Borrower under this Agreement. The Canadian Funding Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Canadian Borrower agrees to execute any documents and/or certificates to effectuate the intent of this paragraph. Such deposits shall be invested solely at the election, as well as the risk and expense, of the Borrower, and if so elected shall be invested solely in Permitted Investments by the Administrative Agent. All interest and other returns resulting from such investment shall be deposited in such account and shall be used, if at all, in accordance with the terms of this Section. Moneys in such account shall be applied by the Canadian Funding Agent to reimburse the Canadian Issuing Bank for Canadian L/C Disbursements for which it had not been reimbursed and to the extent so applied, shall be held for the satisfaction of the reimbursement obligations of the Canadian Borrower for the Canadian LC Exposure at such time or, if the maturity of the Loans has been accelerated, with the consent of the Canadian Required Lenders, be applied to satisfy other obligations of the Canadian Borrower under this Agreement and the other Loan Documents. If the Canadian Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not so applied as aforesaid) shall be returned to the Canadian Borrower within three Business Days after all Events of Default have been cured or waived.
          (h) Promptly following the end of each calendar quarter, the Canadian Issuing Bank shall deliver (through the Canadian Funding Agent) to each Canadian Lender, the Administrative Agent and the Canadian Borrower a report describing the aggregate Letters of Credit outstanding at the end of such calendar quarter. Upon the request of any Canadian Lender from time to time, the Canadian Issuing Bank shall deliver to such Canadian Lender any other information reasonably requested by such Canadian Lender with respect to each Letter of Credit then outstanding under the Canadian Facility.
          (i) The Canadian Borrower’s obligation to reimburse Canadian L/C Disbursements hereunder shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of any of the following circumstances:
     (i) Any lack of validity or enforceability of any Letter of Credit or this Agreement;
     (ii) The existence of any claim, set-off, defense or other right which any Borrower or any Subsidiary or Affiliate of any Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Lender (including the Canadian Issuing Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;
     (iii) Any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;
     (iv) Payment by the Canadian Issuing Bank under a Letter of Credit against presentation of a draft or other document to the Canadian Issuing Bank that does not comply with the terms of such Letter of Credit;
     (v) Any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Canadian Borrower’s obligations hereunder; or
     (vi) The existence of a Default or an Event of Default.
Neither the Administrative Agent, the Canadian Funding Agent, the Issuing Banks, the Lenders nor any Related Party of any of the foregoing shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to above), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Canadian Issuing Bank; provided, that the foregoing shall not be construed to excuse the Canadian Issuing Bank from liability to the Canadian Borrower to the extent of any actual direct damages (as opposed to special, indirect (including claims for lost profits or other consequential damages), or punitive damages, claims in respect of which are hereby waived by the Canadian Borrower to the extent permitted by applicable law) suffered by the Canadian Borrower that are caused by the Canadian Issuing Bank’s failure to exercise due care when determining whether drafts or other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree, that in the absence of gross negligence or willful misconduct on the part of the Canadian Issuing Bank (as finally determined by a court of competent jurisdiction), the Canadian Issuing Bank shall be deemed to have exercised due care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Canadian Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
          (j) Each Letter of Credit issued under the Canadian Facility shall be subject to the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time, and, to the extent not inconsistent therewith, the governing law of this Agreement set forth in Section 11.5.
          Section 3.11. Interest Act. For the purposes of the Interest Act of Canada, any amount of interest or fees calculated on the Canadian Facility using 360, 365 or 366 days per year and expressed as an annual rate is equal to the said rate of interest or fees multiplied by the actual number of days comprised within the calendar year, divided by 360, 365 or 366, as the case may be. The parties agree that all interest under the Canadian Facility in this Agreement will be calculated using the nominal rate method and not the effective rate method, and that the deemed re-investment principle shall not apply to such calculations. In addition, the parties acknowledge that there is a material distinction between the nominal and effective rates of interest and that they are capable of making the calculations necessary to compare such rates.
          Section 3.12. Excess Resulting From Exchange Rate Change. Any time that, following one or more fluctuations in the exchange rate of the Dollar against the Canadian Dollar which remains in effect for three (3) days, the sum of:
               (a) the Canadian Dollar Equivalent of Loans in U.S. Dollars; and
               (b) the Loans in Canadian Dollars; and
               (c) the Canadian Lenders’ Canadian L/C Exposure in Canadian Dollars.

exceeds the amount then available under the Canadian Facility, the Canadian Borrower shall promptly and, in any case, within ten (l0) days thereafter, either (i) make the necessary payments or repayments to the Canadian Funding Agent to reduce the Loans to an amount equal to or less than the available amount under the Canadian Facility or (ii) maintain or cause to be maintained with the Canadian Funding Agent, deposits of Canadian Dollars in an amount equal to or greater than the amount by which the Loans exceed the available amount of the Canadian Facility, such deposits to be maintained in such form and upon such terms as are acceptable to the Canadian Funding Agent. Without in any way limiting the foregoing provisions, the Canadian Funding Agent shall, on the date of each request for an Advance or on the date of any interest payment, make the necessary exchange rate calculations to determine whether any such excess exists on such date and, if there is an excess, it shall so notify the Canadian Borrower.
          Section 3.13. Canadian Swing Line Commitment.
          (a) Subject to the terms and conditions set forth herein, the Canadian Swing Line Lender agrees to make Canadian Swing Line Loans to the Canadian Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time not to exceed the lesser of (i) the Canadian Swing Line Commitment then in effect and (ii) the Canadian Facility Commitment Amount minus the Canadian Revolving Loans and Canadian L/C Exposure; provided, that the Canadian Swing Line Lender shall not be required to make a Canadian Swing Line Loan to refinance an outstanding Canadian Swing Line Loan. The Canadian Borrower shall be entitled to borrow, repay and reborrow Canadian Swing Line Loans in accordance with the terms and conditions of this Agreement.
          (b) The Canadian Borrower shall give the Canadian Funding Agent and the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Canadian Swing Line Borrowing substantially in the form of Exhibit J attached hereto (“Notice of Canadian Swing Line Borrowing”) prior to 1:00 p.m. (Toronto, Canada time) on the requested date of each Canadian Swing Line Borrowing. Each Notice of Canadian Swing Line Borrowing shall be irrevocable and shall specify: (i) the principal amount of such Canadian Swing Line Loan, (ii) the date of such Canadian Swing Line Loan (which shall be a Business Day) and (iii) the account of the Canadian Borrower to which the proceeds of such Canadian Swing Line Loan should be credited. The Canadian Funding Agent will promptly advise the Canadian Swing Line Lender of each Notice of Canadian Swing Line Borrowing. Each Canadian Swing Line Loan shall accrue interest at the Canadian Swing Line Rate and shall have an Interest Period (subject to the definition thereof) as agreed between the Canadian Borrower and the Canadian Swing Line Lender. The aggregate principal amount of each Canadian Swing Line Loan shall be not less than Cdn.$100,000 or a larger multiple of Cdn.$50,000, or such other minimum amounts agreed to by the Canadian Swing Line Lender and the Canadian Borrower. The Canadian Swing Line Lender will make the proceeds of each Canadian Swing Line Loan available to the Canadian Borrower in Canadian Dollars in immediately available funds at the account specified by the Canadian Borrower in the applicable Notice of Canadian Swing Line Borrowing not later than 2:00 p.m. (Toronto, Canada time) on the requested date of such Canadian Swing Line Loan.
          (c) The Canadian Swing Line Lender, at any time and from time to time in its sole discretion, may, on behalf of the Canadian Borrower (which hereby irrevocably authorizes and directs the Canadian Swing Line Lender to act on its behalf), give a Notice of Canadian

Borrowing to the Canadian Funding Agent and the Administrative Agent requesting the Canadian Lenders (including the Canadian Swing Line Lender) to make Canadian Base Rate Advances in an amount equal to the unpaid principal amount of any Canadian Swing Line Loan. Each Canadian Lender will make the proceeds of its Canadian Base Rate Advance included in such Borrowing available to the Canadian Funding Agent for the account of the Canadian Swing Line Lender in accordance with Section 4.1, which will be used solely for the repayment of such Canadian Swing Line Loan.
          (d) If for any reason a Canadian Base Rate Borrowing may not be (as determined in the sole discretion of the Canadian Funding Agent), or is not, made in accordance with the foregoing provisions, then each Canadian Lender (other than the Canadian Swing Line Lender) shall purchase an undivided participating interest in such Canadian Swing Line Loan in an amount equal to its Pro Rata Share thereof on the date that such Canadian Base Rate Borrowing should have occurred. On the date of such required purchase, each Canadian Lender shall promptly transfer, in immediately available funds, the amount of its participating interest to the Canadian Funding Agent for the account of the Canadian Swing Line Lender. If such Canadian Swing Line Loan bears interest at a rate other than the Canadian Prime Rate, such Canadian Swing Line Loan shall automatically become a Canadian Base Rate Loan on the effective date of any such participation and interest shall become payable on demand.
          (e) Each Canadian Lender’s obligation to make a Canadian Base Rate Loan pursuant to Section 3.13(c) or to purchase the participating interests pursuant to Section 3.13(d) shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have or claim against the Canadian Swing Line Lender, the Canadian Borrower or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of any Lender’s Canadian Facility Commitment, (iii) the existence (or alleged existence) of any event or condition which has had or could reasonably be expected to have a Material Adverse Effect, (iv) any breach of this Agreement or any other Loan Document by any Borrower, the Administrative Agent, the Canadian Funding Agent or any Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If such amount is not in fact made available to the Canadian Swing Line Lender by any Canadian Lender, the Canadian Swing Line Lender shall be entitled to recover such amount on demand from such Canadian Lender, together with accrued interest thereon for each day from the date of demand thereof at the Canadian Prime Rate. Until such time as such Canadian Lender makes its required payment, the Canadian Swing Line Lender shall be deemed to continue to have outstanding Canadian Swing Line Loans in the amount of the unpaid participation for all purposes of the Loan Documents. In addition, such Canadian Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans and any other amounts due to it hereunder, to the Canadian Swing Line Lender to fund the amount of such Lender’s participation interest in such Canadian Swing Line Loans that such Lender failed to fund pursuant to this Section, until such amount has been purchased in full.

ARTICLE IV
GENERAL PAYMENT PROVISIONS
          Section 4.1. Funding of Borrowings.
          (a) Each Lender will make available each Loan to be made by it hereunder on the proposed date thereof by wire transfer in immediately available funds by 3:00 p.m. (New York time) to the Administrative Agent or the Canadian Funding Agent, as applicable, at such Agent’s Payment Office; provided, that the Swing Line Loans will be made as set forth in Section 2.4 and 3.13, as applicable. The Administrative Agent or the Canadian Funding Agent, as applicable, will make such Loans available to the applicable Borrower by promptly crediting the amounts that it receives, in like funds by the close of business on such proposed date, to an account maintained by the applicable Borrower with the Administrative Agent or the Canadian Funding Agent, as applicable, or at such Borrower’s option, by effecting a wire transfer of such amounts to an account designated by such to the Administrative Agent or the Canadian Funding Agent, as applicable.
          (b) Unless the Administrative Agent or the Canadian Funding Agent, as applicable, shall have been notified by any Lender prior to 5:00 p.m. (New York time) one (1) Business Day prior to the date of a Borrowing in which such Lender is to participate that such Lender will not make available to the Administrative Agent or the Canadian Funding Agent, as applicable, such Lender’s share of such Borrowing, the Administrative Agent or the Canadian Funding Agent, as applicable, may assume that such Lender has made such amount available to the Administrative Agent or the Canadian Funding Agent, as the case may be, on such date, and the Administrative Agent or the Canadian Funding Agent, as the case may be, in reliance on such assumption, may make available to the relevant Borrower on such date a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent or the Canadian Funding Agent, as applicable, by such Lender on the date of such Borrowing, the Administrative Agent or the Canadian Funding Agent, as applicable, shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate until the second Business Day after such demand and thereafter at the U.S. Base Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s or the Canadian Funding Agent’s, as applicable, demand therefor, the Administrative Agent or the Canadian Funding Agent, as applicable, shall promptly notify the relevant Borrower, and the relevant Borrower shall immediately pay such corresponding amount to the Administrative Agent or the Canadian Funding Agent, as applicable, together with interest at the rate specified for such Borrowing. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Pro Rata Share of any Borrowing hereunder or to prejudice any rights which any Borrower may have against any Lender as a result of any default by such Lender hereunder.
          (c) All Borrowings shall be made by the Lenders on the basis of their respective Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make its Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

          Section 4.2. Interest Elections.
          (a) Each Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing, and in the case of a LIBOR Advance, shall have an initial Interest Period as specified in such Notice of Borrowing. Thereafter, the applicable Borrower may elect to convert such Borrowing into a different Type or to continue such Borrowing, and in the case of a LIBOR Advance, may elect Interest Periods therefor, all as provided in this Section. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall NOT apply to Swing Line Borrowings, which may not be converted or continued.
          (b) To make an election pursuant to this Section, the applicable Borrower shall give the Administrative Agent or the Canadian Funding Agent, as applicable, prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing substantially in the form of Exhibit H attached hereto (a “Notice of Conversion/Continuation”) that is to be converted or continued, as the case may be, (x) prior to 11:30 a.m. (New York time) on the requested date of a conversion into a Borrowing consisting of Base Rate Advances and (y) prior to 1:00 p.m. (New York time) three (3) Business Days prior to a continuation of or conversion into a Borrowing consisting of LIBOR Advances. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify (i) the Borrowing to which such Notice of Continuation/Conversion applies and if different options are being elected with respect to different portions thereof, the portions thereof that are to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Notice of Continuation/Conversion, which shall be a Business Day; (iii) whether the resulting Borrowing is to be a Base Rate Advance or a LIBOR Advance; and (iv) if the resulting Borrowing is to be a LIBOR Advance, the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of “Interest Period”. If any such Notice of Continuation/Conversion requests a LIBOR Advance but does not specify an Interest Period, the applicable Borrower shall be deemed to have selected an Interest Period of one month. The principal amount of any resulting Borrowing shall satisfy the minimum borrowing amount for LIBOR Borrowings and Base Rate Borrowings set forth in Section 2.3 or Section 3.3, as applicable.
          (c) If, on the expiration of any Interest Period in respect of any LIBOR Advance, the relevant Borrower shall have failed to deliver a Notice of Conversion/ Continuation, then, unless such Borrowing is repaid as provided herein, such Borrower shall be deemed to have elected to convert such Borrowing to a Base Rate Advance (on the Canadian Prime Rate basis, in the case of the Canadian Borrower). No Borrowing may be converted into, or continued as, a LIBOR Advance if a Default or an Event of Default exists, unless the Administrative Agent, the Canadian Funding Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any Eurodollar Loans shall be permitted except on the last day of the Interest Period in respect thereof.

          (d) Upon receipt of any Notice of Conversion/Continuation, the Administrative Agent or the Canadian Funding Agent, as applicable, shall promptly notify each relevant Lender and the other Agent of the details thereof and of such Lender’s portion of each resulting Borrowing.
          Section 4.3. Optional Termination of Commitments.
          (a) Unless previously terminated, all Commitments shall terminate on the Revolving Commitment Termination Date.
          (b) Upon at least three (3) Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (which notice shall be irrevocable), the Borrowers may terminate the Commitments in whole provided that at the time of such termination all amounts due to the Lenders shall have been repaid.
          Section 4.4. Repayment of Loans.
          (a) The outstanding principal amount of all Loans shall be due and payable (together with accrued and unpaid interest thereon) on the Revolving Commitment Termination Date.
          (b) The principal amount of each Swing Line Loan shall be due and payable (together with accrued and unpaid interest thereon) on the earlier of (i) the last day of the Interest Period applicable to such Borrowing and (ii) the Revolving Commitment Termination Date.
          Section 4.5. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the Debt of any Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement. The Administrative Agent and the Canadian Funding Agent, as applicable, shall maintain appropriate records in which shall be recorded (i) the Commitment of each Lender, (ii) the amount of each Loan made hereunder by each Lender, the Type thereof and the Interest Period applicable thereto, (iii) the date of each continuation thereof pursuant to Section 4.2 or 3.4(e) or (f), (iv) the date of each conversion of all or a portion thereof to another Type pursuant to Section 4.2 or 3.4(e) or (f), (v) the date and amount of any principal or interest due and payable or to become due and payable from such Borrower to each Lender hereunder in respect of such Loans and (vi) both the date and amount of any sum received by the Administrative Agent or the Canadian Funding Agent, as applicable, hereunder from the Borrowers in respect of the Loans and each Lender’s Pro Rata Share thereof. The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, that the failure or delay of any Lender, the Canadian Funding Agent or the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement.
          (b) At the request of any Lender (including any Swing Line Lender) at any time, each Borrower agrees that it will execute and deliver to such Lender a Note payable to the order of such Lender.

          Section 4.6. Optional Prepayments. Each Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, by giving irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent or the Canadian Funding Agent, as applicable, no later than (i) in the case of prepayment of any LIBOR Advances or BA Advance, 1:00 p.m. (New York time) not less than three (3) Business Days prior to any such prepayment, (ii) in the case of any prepayment of any Base Rate Advance, not less than one Business Day prior to the date of such prepayment, and (iii) in the case of Swing Line Loans, prior to 1:00 p.m. (New York time) on the date of such prepayment. Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount of each Borrowing or portion thereof to be prepaid. Upon receipt of any such notice, the Administrative Agent or the Canadian Funding Agent, as applicable, shall promptly notify each affected Lender of the contents thereof and of such Lender’s Pro Rata Share of any such prepayment. If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with Section 4.7; provided, that if a LIBOR Advance is prepaid on a date other than the last day of an Interest Period applicable thereto, the applicable Borrower shall also pay all amounts required pursuant to Section 4.13. Each partial prepayment of any Loan (other than a Swing Line Loan) shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type pursuant to Section 2.3 or Section 3.3, as applicable, or in the case of a Swing Line Loan pursuant to Section 2.4 or Section 3.13, as applicable. Each prepayment of a Borrowing shall be applied ratably to the Loans comprising such Borrowing.
          Section 4.7. Interest on Loans.
          (a) Subject to subsection (d) below, each Borrower agrees to pay interest in respect of all unpaid principal amounts of the Loans from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum equal to the applicable rates indicated below:
     (i) For a Base Rate Advance—The Base Rate in effect from time to time;
     (ii) For a U.S. LIBOR Advance—The relevant Adjusted LIBO Rate plus the Applicable Margin; and
     (iii) For a Canadian LIBOR Advance—The Canadian LIBOR Rate plus the Applicable Margin.
          Subject to subsection (c) below, U.S. Borrower agrees to pay interest in respect of all unpaid principal amounts of the U.S. Swing Line Loans made to U.S. Borrower from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at the U.S. Swing Line Rate in effect from time to time. Subject to subsection (c) below, Canadian Borrower agrees to pay interest in respect of all unpaid principal amounts of the Canadian Swing Line Loans made to Canadian Borrower from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at the Canadian Swing Line Rate in effect from time to time.

          (b) If any Event of Default has occurred and is continuing, each Borrower agrees to pay interest in respect of all its Loans, and all other amounts owing hereunder, at the following rates per annum:
     (i) in the case of all Loans outstanding as Fixed Rate Advances, at the rate applicable for the then-current Interest Period plus an additional two percent (2.0%) per annum and, following the termination of such Interest Period, at the rate in effect for Base Rate Advances plus an additional two percent (2.0%) per annum; and
     (ii) in the case of all Loans outstanding as Base Rate Advances and all other Obligations hereunder (other than Loans), at the rate in effect for Base Rate Advances plus an additional two percent (2.0%) per annum.
          (c) Interest on the principal amount of each Loan shall accrue from and including the date such Loan is made to but excluding the date of any repayment thereof; provided that, if the principal amount of any Loan is repaid on the same day made, one day’s interest shall be paid on such principal. Interest on all outstanding Base Rate Advances and Swing Line Advances shall be payable quarterly in arrears on the last day of each calendar quarter, commencing on June 30, 2006. Interest on all outstanding Fixed Rate Advances shall be payable on the last day of each Interest Period applicable thereto, and, in the case of Advances (other than BA Advances) having an Interest Period in excess of three months, on each day which occurs every three months after the initial date of such Interest Period. Interest on all Loans shall be payable on any conversion of any Advance comprising such Loans into an Advance of another Type, prepayment (on the amount prepaid), at maturity (whether by acceleration, notice of prepayment or otherwise) and, after maturity, on demand.
          (d) The Administrative Agent, upon determining the Adjusted LIBO Rate for any Interest Period, shall promptly notify by telephone (confirmed in writing) or in writing the U.S. Borrower and the U.S. Lenders. Any such determination shall, absent manifest error, be final, conclusive and binding for all purposes.
          (e) The Canadian Funding Agent, upon determining the Canadian LIBOR Rate for any Interest Period, shall promptly notify by telephone (confirmed in writing) or in writing the Canadian Borrower and the Canadian Lenders. Any such determination shall, absent manifest error, be final, conclusive and binding for all purposes.
          Section 4.8. Fees.
          (a) The U.S. Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon in writing by the U.S. Borrower and the Administrative Agent.
          (b) The U.S. Borrower shall pay to the Administrative Agent, for the ratable benefit of each U.S. Lender based upon its respective Pro Rata Share of the U.S. Facility Commitments, quarterly in arrears on the last day of each calendar quarter, commencing on June 30, 2006, on the Revolving Commitment Termination Date and on any other date on which the U.S. Facility Commitments are terminated pursuant to Section 4.3(b), a facility fee (the “U.S. Revolving Loan Facility Fee” and, together with the Canadian Revolving Loan Facility Fee, the

“Revolving Loan Facility Fees”) equal to (i) the Applicable Percentage for the Revolving Loan Commitments then in effect multiplied by (ii) the daily average U.S. Facility Commitments outstanding during such quarter or during the period ending on the Revolving Commitment Termination Date; provided, that if any U.S. Lender continues to have any U.S. Revolving Credit Exposure after the Revolving Loan Termination Date, then the facility fee shall continue to accrue on the daily amount of such U.S. Revolving Credit Exposure from and after the Revolving Loan Termination Date to the date that all of such Lender’s Revolving Credit Exposure has been paid in full.
          (c) The Canadian Borrower shall pay in U.S. Dollars to the Canadian Funding Agent, for the ratable benefit of each Canadian Lender based upon its respective Pro Rata Share of the Canadian Facility Commitments, quarterly in arrears on the last day of each calendar quarter, commencing on June 30, 2006 and on the Revolving Commitment Termination Date and on any other date on which the Canadian Facility Commitments are terminated pursuant to Section 4.3(b), a facility fee (the “Canadian Revolving Loan Facility Fee” equal to (i) the Applicable Percentage for the Revolving Loan Commitments then in effect multiplied by (ii) the daily average Canadian Facility Commitments outstanding during such quarter or during the period ending on the Revolving Commitment Termination Date; provided, that if any Canadian Lender continues to have any Canadian Revolving Credit Exposure after the Revolving Loan Termination Date, then the facility fee shall continue to accrue on the daily amount of such Revolving Credit Exposure from and after the Revolving Loan Termination Date to the date that all of such Lender’s Revolving Credit Exposure has been paid in full.
          (d) U.S. Borrower shall pay to the Administrative Agent for the ratable benefit of each U.S. Lender based upon its respective Pro Rata Share of the U.S. Facility Commitments quarterly in arrears on the last day of each calendar quarter, commencing on June 30, 2006 and on the Revolving Loan Termination Date, a letter of credit fee (the “U.S. Letter of Credit Fee”) equal to (i) the Applicable Margin for U.S. LIBOR Advances outstanding under the Revolving Loan Commitments then in effect multiplied by (ii) the daily average Letter of Credit Obligations outstanding under the U.S. Facility during such quarter or during the period ending on the Revolving Loan Termination Date, if any; provided, however, that if an Event of Default has occurred and is continuing, for purposes of computing the U.S. Letter of Credit Fee, the Applicable Margin for U.S. LIBOR Advances outstanding under the Revolving Loan Commitments shall be increased by two percentage points.
          (e) Canadian Borrower shall pay to the Canadian Funding Agent for the ratable benefit of each Canadian Lender based upon its respective Pro Rata Share of the Canadian Facility Commitments quarterly in arrears on the last day of each calendar quarter, commencing on June 30, 2006 and on the Revolving Loan Termination Date, a letter of credit fee (the “Canadian Letter of Credit Fee”) equal to (i) the Applicable Margin for Canadian LIBOR Advances outstanding under the Revolving Loan Commitments then in effect multiplied by (ii) the daily average Letter of Credit Obligations outstanding under the Canadian Facility during such quarter or during the period ending on the Revolving Loan Termination Date, if any; provided, however, that if an Event of Default has occurred and is continuing, for purposes of computing the Canadian Letter of Credit Fee, the Applicable Margin for Canadian LIBOR Advances outstanding under the Revolving Loan Commitments shall be increased by two percentage points.

          (f) U.S. Borrower shall pay to the U.S. Issuing Bank for its own account, on the date of issuance of any Letter of Credit issued under the U.S. Facility, a one time issuance fee (the “U.S. Facing Fee”) equal to 0.10% of the face amount of such Letter of Credit plus other customary administrative charges.
          (g) Canadian Borrower shall pay to the Canadian Issuing Bank for its own account, on the date of issuance of any Letter of Credit issued under the Canadian Facility, a one time issuance fee (the “Canadian Facing Fee”) equal to 0.10% of the face amount of such Letter of Credit plus other customary administrative charges.
          (h) The Canadian Borrower agrees to pay to Canadian Lenders, for their own account, Stamping Fees in accordance with Section 3.4 hereof.
          Section 4.9. Computation of Interest and Fees. All computations of interest on Fixed Rate Advances (other than BA Advances) shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable (to the extent computed on the basis of days elapsed), and all computations of interest on Base Rate Advances, Fees or other Obligations shall be made on the basis of a year of 365 days (or 366 days in any leap year) for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Interest on Base Rate Advances shall be calculated daily based on the Base Rate, from and including the date of such Advance to but excluding the date of the repayment or conversion thereof. Interest on Fixed Rate Advances shall be calculated daily as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Each determination by the Administrative Agent or the Canadian Funding Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.
          Section 4.10. Inability to Determine Interest Rates. If prior to the commencement of any Interest Period for any LIBOR Advance,
     (i) the Administrative Agent or the Canadian Funding Agent, as applicable, shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant interbank market, adequate means do not exist for ascertaining the Adjusted LIBO Rate or the Canadian LIBOR Rate for such Interest Period, or
     (ii) the Administrative Agent or the Canadian Funding Agent shall have received notice from the Required Lenders, the Required Canadian Lenders or the Required U.S. Lenders that the Adjusted LIBO Rate or the Canadian LIBOR Rate does not adequately and fairly reflect the cost to such Lenders (or Lender, as the case may be) of making, funding or maintaining their (or its, as the case may be) LIBOR Advances for such Interest Period, the Administrative Agent or the Canadian Funding Agent, as the case may be, shall give written notice (or telephonic notice, promptly confirmed in writing) to the applicable Borrower and to the applicable Lenders as soon as practicable thereafter. In the case of LIBOR Advances, until the Administrative Agent or the Canadian Funding Agent, as the case may be, shall notify the applicable Borrower and the affected Lenders that the circumstances giving rise to such notice no longer exist, (i) the obligations of the affected Lenders to make LIBOR Advances or to continue or convert outstanding Loans as or into LIBOR Advances shall be suspended and (ii) all such affected Loans shall be converted into Base Rate Advances on the last day of the then current Interest Period applicable thereto unless the applicable Borrower prepays such Loans in accordance with this Agreement. Unless the Borrowers notify the Administrative Agent and the Canadian Funding Agent, if applicable, at least one Business Day before the date of any LIBOR Advance for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, then such Borrowing shall be made as a Base Rate Advance.
          Section 4.11. Illegality. If any Change in Law shall make it unlawful or impossible for any Lender to make, maintain or fund any LIBOR Advance or BA Advance and such Lender shall so notify the Administrative Agent or the Canadian Funding Agent, as applicable, the Administrative Agent or the Canadian Funding Agent, as applicable, shall promptly give notice thereof to the relevant Borrower and the other relevant Lenders, whereupon until such Lender notifies the Administrative Agent or the Canadian Funding Agent, as applicable and the relevant Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make LIBOR Advances or BA Advances, or to continue or convert outstanding Loans as or into LIBOR Advances or BA Advances, shall be suspended. In the case of the making of a LIBOR Advances or BA Advances, such Lender’s Loan shall be made as a Base Rate Advance as part of the same Revolving Borrowing for the same Interest Period and if the affected LIBOR Advances or BA Advances is then outstanding, such Loan shall be converted to a Base Rate Advance either (i) on the last day of the then current Interest Period applicable to such LIBOR Advances or BA Advances if such Lender may lawfully continue to maintain such Loan to such date or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain such LIBOR Advance or BA Advance to such date. Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent or the Canadian Funding Agent, as applicable, designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion.
          Section 4.12. Increased Costs.
          (a) If any Change in Law shall:
      (i) impose, modify or deem applicable any reserve, special deposit or similar requirement that is not otherwise included in the determination of the Adjusted LIBO Rate or the Canadian LIBOR Rate hereunder against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate or the Canadian LIBOR Rate) or any Issuing Bank; or

     (ii) impose on any Lender or on any Issuing Bank or the eurodollar interbank market any other condition affecting this Agreement or any LIBOR Advances made by such Lender or any Letter of Credit or any participation therein;
and the result of either of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining a LIBOR Advances or to increase the cost to such Lender or such Issuing Bank of participating in or issuing any Letter of Credit or to reduce the amount received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or any other amount), then the applicable Borrower shall promptly pay, upon written notice from and demand by such Lender on such Borrower (with a copy of such notice and demand to the Administrative Agent or the Canadian Funding Agent, as applicable), to the Administrative Agent or the Canadian Funding Agent, as applicable, for the account of such Lender, within five Business Days after the date of such notice and demand, additional amount or amounts sufficient to compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.
          (b) If any Lender or any Issuing Bank shall have determined that on or after the date of this Agreement any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital (or on the capital of such Lender’s or such Issuing Bank’s parent corporation) as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s parent corporation could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies or the policies of such Lender’s or such Issuing Bank’s parent corporation with respect to capital adequacy) by an amount deemed by such Lender to be material, then, from time to time, within five (5) Business Days after receipt by the applicable Borrower of written demand by such Lender (with a copy thereof to the Administrative Agent and the Canadian Funding Agent, as applicable), the relevant Borrower shall pay to such Lender such additional amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s parent corporation for any such reduction suffered.
          (c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s parent corporation, as the case may be, specified in paragraph (a) or (b) of this Section shall be delivered to the applicable Borrower (with a copy to the Administrative Agent or the Canadian Funding Agent, as applicable) and shall be conclusive, absent manifest error. The applicable Borrower shall pay any such Lender or such Issuing Bank, as the case may be, such amount or amounts within 10 days after receipt thereof.
          (d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided, that no Borrower shall be required to compensate a Lender or a Issuing Bank under this Section for any increased costs or reductions incurred more than six (6) months prior to the date that such Lender or such Issuing Bank notifies such Borrower of such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further, that if the Change in

Law giving rise to such increased costs or reductions is retroactive, then such six-month period shall be extended to include the period of such retroactive effect.
          Section 4.13. Funding Indemnity. In the event of (a) the payment of any principal of a Fixed Rate Advance other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a Fixed Rate Advance other than on the last day of the Interest Period applicable thereto or (c) the failure by any Borrower to borrow, prepay, convert or continue any Fixed Rate Advance on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked), then, in any such event, the U.S. Borrower shall compensate each U.S. Lender or the Canadian Borrower shall compensate each Canadian Lender, within five (5) Business Days after written demand from such Lender, for any loss, cost or expense attributable to such event. In the case of a Fixed Rate Advance, such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such Fixed Rate Advance if such event had not occurred at the Adjusted LIBO Rate or Canadian LIBOR Rate, as the case may be, applicable to such Fixed Rate Advance for the period from the date of such event to the last day of the then current Interest Period therefor (or in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Fixed Rate Advance) over (B) the amount of interest that would accrue on the principal amount of such Fixed Rate Advance for the same period if the Adjusted LIBO Rate or the Canadian LIBOR Rate, as the case may be, were set on the date such Fixed Rate Advance was prepaid or converted or the date on which the applicable Borrower failed to borrow, convert or continue such Fixed Rate Advance. A certificate as to any additional amount payable under this Section 4.14 submitted to the applicable Borrower by any Lender (with a copy to the Administrative Agent and the Canadian Funding Agent, if applicable) shall be conclusive, absent manifest error.
          Section 4.14. Residency of Canadian Lenders and Canadian Funding Agent
          (a) Each Canadian Lender represents and warrants to the Canadian Borrower, the Administrative Agent, and the Canadian Funding Agent that it is (i) resident in Canada for purposes of the ITA or (ii) deemed to be resident in Canada for purposes of Part XIII of the ITA in respect of any amounts paid or credited to it under this Agreement. Each Canadian Lender further represents and warrants to the Canadian Borrower, the Administrative Agent, and the Canadian Funding Agent that in respect of any amounts paid or credited to it under this Agreement, such Canadian Lender will be entitled to receive such amount free and clear of, and without any obligation on the part of the Canadian Borrower to make any withholding or deduction for or on account of any taxes imposed by Canada or any subdivision or taxing authority thereof. Each Canadian Lender covenants and agrees to promptly advise the Canadian Borrower, the Administrative Agent, and the Canadian Funding Agent if either representation becomes incorrect in any material respect, and to cooperate with the Borrower and to provide information necessary to determine the amount of any deduction or withholding of taxes in respect of payments made to such Canadian Lender as contemplated in Section 4.15 of this Agreement. A Canadian Lender shall no longer be entitled to receive any payment under Section 4.15 if it ceases to be (i) resident in Canada for purposes of the ITA or (ii) deemed to be resident in Canada for purposes of Part XIII of the ITA in respect of any amounts paid or credited to it under this Agreement.

          (b) The Canadian Funding Agent represents and warrants to the Canadian Borrower and the Administrative Agent that it is (i) resident in Canada for purposes of the ITA or (ii) deemed to be resident in Canada for purposes of Part XIII of the ITA in respect of any amounts paid or credited to it under this Agreement. The Canadian Funding Agent further represents and warrants to the Canadian Borrower and the Administrative Agent that in respect of any amounts paid or credited to it under this Agreement, the Canadian Funding Agent will be entitled to receive such amount free and clear of, and without any obligation on the part of the Canadian Borrower to make any withholding or deduction for or on account of any taxes imposed by Canada or any subdivision or taxing authority thereof. The Canadian Funding Agent covenants and agrees to promptly advise the Canadian Borrower and the Administrative Agent if either representation becomes incorrect in any material respect, and to cooperate with the Canadian Borrower and to provide information necessary to determine the amount of any deduction or withholding of taxes in respect of payments made to such Canadian Lender as contemplated in Section 4.15 of this Agreement. The Canadian Funding Agent shall no longer be entitled to receive any payment under Section 4.15 if it ceases to be (i) resident in Canada for purposes of the ITA or (ii) deemed to be resident in Canada for purposes of Part XIII of the ITA in respect of any amounts paid or credited to it under this Agreement.
          Section 4.15. Taxes.
          (a) Any and all payments by or on account of any obligation of any Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then, except as otherwise provided in Sections 4.14 and 11.4, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, the Canadian Funding Agent, any Lender or any Issuing Bank (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant governmental authority in accordance with applicable law.
          (b) In addition, except as otherwise provided in Sections 4.14 and 11.4, the Borrowers shall pay any Other Taxes to the relevant governmental authority in accordance with applicable law.
          (c) Except as otherwise provided in Section 11.4, the U.S. Borrower shall indemnify the Administrative Agent, each U.S. Lender and the U.S. Issuing Bank, within five (5) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such U.S. Lender or the U.S. Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to the U.S. Borrower by a U.S. Lender or the U.S. Issuing Bank, or by the Administrative Agent on its own

behalf or on behalf of a U.S. Lender or the U.S. Issuing Bank, shall be conclusive absent manifest error.
          (d) Except as otherwise provided in Sections 4.14 and 11.4, the Canadian Borrower shall indemnify the Canadian Funding Agent, each Canadian Lender and the Canadian Issuing Bank, within five (5) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Canadian Funding Agent, such Canadian Lender or the Canadian Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to the Canadian Borrower by a Canadian Lender or the Canadian Issuing Bank, or by the Canadian Funding Agent on its own behalf or on behalf of a Canadian Lender or the Canadian Issuing Bank, shall be conclusive absent manifest error.
          (e) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a governmental authority, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such governmental authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent and the Canadian Funding Agent.
          (f) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the Code or any treaty to which the United States is a party, with respect to payments under this Agreement shall deliver to the U.S. Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the U.S. Borrower as will permit such payments to be made without withholding or at a reduced rate. Without limiting the generality of the foregoing, each Foreign Lender agrees that it will deliver to the Administrative Agent and the U.S. Borrower (or in the case of a Participant, to the U.S. Lender from which the related participation shall have been purchased), as appropriate, two (2) duly completed copies of (i) Internal Revenue Service Form W-8 ECI, or any successor form thereto, certifying that the payments received from the U.S. Borrower hereunder are effectively connected with such Foreign Lender’s conduct of a trade or business in the United States; or (ii) Internal Revenue Service Form W-8 BEN, or any successor form thereto, certifying that such Foreign Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest; or (iii) Internal Revenue Service Form W-8 BEN, or any successor form prescribed by the Internal Revenue Service, together with a certificate (A) establishing that the payment to the Foreign Lender qualifies as “portfolio interest” exempt from U.S. withholding tax under Code section 871(h) or 881(c), and (B) stating that (1) the Foreign Lender is not a bank for purposes of Code section 881(c)(3)(A), or the obligation of the U.S. Borrower hereunder is not, with respect to such Foreign Lender, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of that section; (2) the Foreign Lender is not a 10% shareholder of the U.S. Borrower within the meaning of Code section 871(h)(3) or 881(c)(3)(B); and (3) the Foreign Lender is not a

controlled foreign corporation that is related to the U.S. Borrower within the meaning of Code section 881(c)(3)(C); or (iv) such other Internal Revenue Service forms as may be applicable to the Foreign Lender, including Forms W-8 IMY or W-8 EXP. Each such Foreign Lender shall deliver to the U.S. Borrower and the Administrative Agent such forms on or before the date that it becomes a party to this Agreement (or in the case of a Participant, on or before the date such Participant purchases the related participation). In addition, each such Foreign Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender. Each such Foreign Lender shall promptly notify the U.S. Borrower and the Administrative Agent at any time that it determines that it is no longer in a position to provide any previously delivered certificate to the U.S. Borrower (or any other form of certification adopted by the Internal Revenue Service for such purpose).
          Section 4.16. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
          (a) The Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest, fees or reimbursement of L/C Disbursements, or of amounts payable under Sections 4.12, 4.13 or 4.15, or otherwise) prior to 12:00 noon (New York, New York time) on the date when due, in immediately available funds, free and clear of any defenses, rights of set-off, counterclaim, or withholding or deduction of taxes, subject to Sections 4.14 and 4.15. Any amounts received after such time on any date may, in the discretion of the Administrative Agent or the Canadian Funding Agent, as applicable, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent or the Canadian Funding Agent, as applicable, at its respective Payment Office, except payments to be made directly to any Issuing Bank or any Swing Line Lender as expressly provided herein and except that payments pursuant to Sections 4.12, 4.13, 4.15 and 11.3 shall be made directly to the Persons entitled thereto. The Administrative Agent or the Canadian Funding Agent, as applicable, shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. All payments hereunder shall be made in U.S. Dollars, expect for Advances funded in Canadian Dollars, which shall be repaid, including interest thereon, in Canadian Dollars.
          (b) If at any time insufficient funds are received by and available to the Administrative Agent or the Canadian Funding Agent, as applicable, to pay fully all amounts of principal, unreimbursed L/C Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed L/C Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed L/C Disbursements then due to such parties.
          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in L/C Disbursements or Swing Line Loans that would result in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in L/C Disbursements and Swing Line Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in L/C Disbursements and Swing Line Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in L/C Disbursements and Swing Line Loans; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements or Swing Line Loans to any assignee or participant, other than to any Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
          (d) Unless the Administrative Agent or the Canadian Funding Agent, as applicable, shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent or the Canadian Funding Agent, as applicable, for the account of the applicable Lenders or the applicable Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent or the Canadian Funding Agent, as applicable, may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the applicable Issuing Bank, as the case may be, the amount or amounts due. In such event, if the relevant Borrower has not in fact made such payment, then each of the applicable Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent or the Canadian Funding Agent, as applicable, forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent or the Canadian Funding Agent, as applicable, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent or the Canadian Funding Agent, as applicable, in accordance with banking industry rules on interbank compensation.
          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.4, 2.5, 3.11, 3.13 or 11.3(d), then the Administrative Agent or the Canadian Funding Agent, as applicable, may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent or the Canadian Funding Agent, as applicable, for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
          Section 4.17. Extension of Revolving Commitment Termination Date. (a) At least 45 days but not more than 60 days prior to any Anniversary Date, the Borrowers, by written notice to the Administrative Agent, may request an extension of the Revolving Commitment Termination Date in effect at such time by one calendar year from the then scheduled Revolving Commitment Termination Date. The Administrative Agent shall promptly notify each Lender and the Canadian Funding Agent of such request, and each Lender shall in turn, in its sole discretion, at least 20 days but not more than 30 days prior to the applicable Anniversary Date, notify the Borrowers and the Administrative Agent in writing as to whether such Lender will consent to such extension. If any Lender shall fail to notify the Administrative Agent and the Borrowers in writing of its consent to any such request for extension of the Revolving Commitment Termination Date by the 20th day prior to the applicable Anniversary Date, such Lender shall be deemed to be a Non-Consenting Lender with respect to such request. The Administrative Agent shall notify the Borrowers not later than the 20th day prior to such Anniversary Date of the decision of the Lenders regarding the Borrowers’ request for an extension of the Revolving Commitment Termination Date.
          (b) If all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 4.17, the Revolving Commitment Termination Date shall, effective as at such next Anniversary Date (the “Extension Date”), be extended for one calendar year from the then scheduled Revolving Commitment Termination Date; provided that on each Extension Date, no Default or Event of Default shall have occurred and be continuing, or shall occur as a consequence thereof. If Lenders holding at least a majority in interest of the aggregate Commitments at such time consent in writing to any such request in accordance with subsection (a) of this Section 4.17, the Revolving Commitment Termination Date in effect at such time shall, effective as at the applicable Extension Date, be extended as to those Lenders that so have consented (each a “Consenting Lender”) but shall not be extended as to any other Lender (each a “Non-Consenting Lender”). To the extent that the Revolving Commitment Termination Date is not extended as to any Lender pursuant to this Section 4.17 and the Commitments of such Lender are not assumed in accordance with subsection (c) of this Section 4.17 on or prior to the applicable Extension Date, (i) the Commitments of such Non-Consenting Lender shall automatically terminate in whole on such unextended Revolving Commitment Termination Date without any further notice or other action by the Borrowers, such Lender or any other Person; (ii) such Non-Consenting Lender shall have received from the applicable Borrower the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the such extension on, the outstanding Advances, if any, of such Non-Consenting Lender plus any accrued but unpaid facility fees owing to such Non-Consenting Lender as of such date and all other amounts payable hereunder to such Non-Consenting Lender and (iii) such Non-Consenting Lender’s rights under Sections 4.12, 4.13, 4.15, 11.3 and its obligations under Section 11.5, shall survive the Revolving Commitment Termination Date for such Lender as to matters occurring prior to such date. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrowers for any requested extension of the Revolving Commitment Termination Date.
          (c) If Lenders holding at least 51% of the aggregate Commitments at any time consent to any such request pursuant to subsection (a) of this Section 4.17, the Borrowers may arrange for one or more Consenting Lenders or, to the extent that the Consenting Lenders decline to assume any Non-Consenting Lender’s Commitment, other Eligible Assignees (each such Eligible Assignee that accepts an offer to assume a Non-Consenting Lender’s Commitment as of the applicable Extension Date and each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with Section 4.18(c) being an “Assuming Lender”) to assume, effective as of the Extension Date, any Non-Consenting Lender’s Commitment and all of the obligations of such Non-Consenting Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non-Consenting Lender; provided, however, that if the Borrowers make an offer to any Consenting Lender to assume any Non-Consenting Lender’s Commitment, they shall make such offer to all Consenting Lenders on a pro rata basis based on their respective Commitments and such Non-Consenting Lender’s Commitment shall be allocated among those Consenting Lenders which accept such offer on a pro rata basis based on their respective Commitments, provided further however, that the amount of the Commitment of any such Assuming Lender as a result of such substitution shall in no event be less than $5,000,000 unless the amount of the Commitment of such Non-Consenting Lender is less than $5,000,000, in which case such Assuming Lender shall assume all of such lesser amount; and provided further that:
     (i) any such Consenting Lender or Assuming Lender shall have paid to such Non-Consenting Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Advances, if any, of such Non-Consenting Lender plus (B) any accrued but unpaid facility fees owing to such Non-Consenting Lender as of the effective date of such assignment;
     (ii) all additional costs reimbursements, expense reimbursements and indemnities payable to such Non-Consenting Lender, and all other accrued and unpaid amounts owing to such Non-Consenting Lender hereunder, as of the effective date of such assignment shall have been paid to such Non-Consenting Lender; and
     (iii) with respect to any such Assuming Lender, the applicable processing and recordation fee required under Section 11.4 for such assignment shall have been paid;
provided further that such Non-Consenting Lender’s rights under Sections 4.12, 4.13, 4.15, 11.3 and its obligations under Section 11.5, shall survive such substitution as to matters occurring prior to the date of substitution. At least three Business Days prior to any Extension Date, (A) each such Assuming Lender, if any, shall have delivered to the Borrowers and the Administrative Agent or the Canadian Funding Agent, as applicable, an assumption agreement, in form and substance satisfactory to the Borrowers and the Administrative Agent with respect to any assumption under the U.S. Facility and the Canadian Funding Agent with respect to any assumption under the Canadian Facility (an “Assumption Agreement”), duly executed by such Assuming Lender, such Non-Consenting Lender, applicable Borrower and the Administrative Agent or the Canadian Funding Agent, as applicable, (B) any such Consenting Lender shall have delivered confirmation in writing satisfactory to the applicable Borrower and the Administrative Agent or the Canadian Funding Agent, as applicable, as to the increase in the amount of its Commitment, (C) each Non-Consenting Lender being replaced pursuant to this Section 4.17 shall have delivered to the Administrative Agent or the Canadian Funding Agent, as applicable any Note or Notes held by such Non-Consenting Lender and (D) the applicable Borrower shall have delivered to the Administrative Agent or the Canadian Funding Agent, as the case may be, a new Note payable to the order of each Assuming Lender in a principal amount equal to the amount of Commitment assumed by such Assuming Lender. Upon the payment or prepayment of all amounts referred to in clauses (A), (B) and (C) of the immediately preceding sentence, each such Consenting Lender or Assuming Lender, as of the Extension Date, will be substituted for such Non-Consenting Lender under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged.
          (d) If all of the Lenders (after giving effect to any assignments pursuant to subsection (b) of this Section 4.17) consent in writing to a requested extension (whether by execution or delivery of an Assumption Agreement or otherwise) not later than one Business Day prior to such Extension Date, the Administrative Agent shall so notify the Borrowers, and, so long as no Default or Event of Default shall have occurred and be continuing as of such Extension Date, or shall occur as a consequence thereof, the Revolving Commitment Termination Date then in effect shall be extended for the additional one year period described in subsection (a) of this Section 4.17, and all references in this Agreement and in the other Loan Documents, if any, to the “Revolving Commitment Termination Date” shall, with respect to each Consenting Lender and each Assuming Lender for such Extension Date, refer to the Revolving Commitment Termination Date as so extended. Promptly following each Extension Date, the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Canadian Funding Agent of the extension of the scheduled Revolving Commitment Termination Date in effect immediately prior thereto.
          Section 4.18. Increase in the Aggregate Commitments. (a) The Borrowers may not more than once in any calendar year prior to the Revolving Commitment Termination Date and provided that the Borrowers have not elected to reduce the Commitments during such calendar year pursuant to Section 2.6 or Section 3.6, by notice to the Administrative Agent and the Canadian Funding Agent, request that the aggregate amount of the Commitments be increased (each a “Commitment Increase”) to be effective as of a date that is at least 90 days prior to the scheduled Revolving Commitment Termination Date then in effect (the “Increase Date”) as specified in the related notice to the Administrative Agent and the Canadian Funding; provided, however, that (i) in no event shall the aggregate U.S. Dollar Equivalent amount of the Commitments at any time exceed $550,000,000 and (ii) no Default or Event of Default shall have occurred and be continuing as of the date of such request or as of the applicable Increase Date, or shall occur as a result of such Commitment Increase.
          (b) The Administrative Agent shall promptly notify the Lenders of a request by the Borrowers for a Commitment Increase, which notice shall include (i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date, (iii) the amount of the U.S. Facility to be increased, if any, (iv) the amount of the Canadian Facility to be increased, if any, and (v) the date by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Commitments (the “Commitment Date”). Each Lender that is willing to participate in such requested Commitment Increase (each an “Increasing Lender”) shall give written notice to the Administrative Agent and the Canadian Funding Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Commitment. If the Lenders notify the Administrative Agent and the Canadian Funding Agent that they are willing to increase the amount of their respective Commitments by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among the Lenders willing to participate therein based on a ratio of each existing Lender’s proposed Commitment increase, if any, to the aggregate of all of the existing Lenders’ proposed Commitment increases.
          (c) Promptly following each Commitment Date, the Administrative Agent shall notify the Borrowers as to the amount, if any, by which the Lenders are willing to participate in the requested Commitment Increase. If the aggregate amount by which the Lenders are willing to participate in any requested Commitment Increase on any such Commitment Date is less than the requested Commitment Increase, then the Borrowers may extend offers to one or more Eligible Assignees to participate in any portion of the requested Commitment Increase that has not been committed to by the Lenders as of the applicable Commitment Date.
          (d) On each Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with Section 4.18(c) as an Assuming Lender shall become a Lender party to this Agreement as of such Increase Date and the Commitment of each Increasing Lender for such requested Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 4.18(b)) as of such Increase Date; provided, however, that the Administrative Agent shall have received on or before such Increase Date the following, each dated such date:
     (i) (A) certified copies of an Authorized Financial Officer of each Borrower, approving the Commitment Increase and the corresponding modifications to this Agreement and (B) an opinion of counsel for each Borrower (which may be in-house counsel), in form and substance satisfactory to the Agents;
     (ii) an Assumption Agreement from each Assuming Lender, if any, in form and substance satisfactory to the Borrowers, the Canadian Funding Agent and the Administrative Agent, duly executed by such Eligible Assignee, the Administrative Agent, the Canadian Funding Agent and the Borrowers; and
     (iii) confirmation from each Increasing Lender of the increase in the amount of its Commitment in writing satisfactory to the Borrowers, the Administrative Agent and the Canadian Funding Agent.
On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 4.18(d), the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender), the Canadian Funding Agent and the Borrowers, on or before 1:00 p.m. (New York City time), by facsimile, of the occurrence of the Commitment Increase to be effected on such Increase Date.
     (e) Upon any increase in the aggregate amount of the Commitments pursuant to this Section 4.18 that is not pro rata among all Lenders, (x) within five Business Days, in the case of any Base Rate Advances then outstanding, and at the end of the then current Interest Period with respect thereto, in the case of any LIBOR Advances then outstanding, the applicable Borrower shall prepay such Loans in their entirety and, to the extent the applicable Borrower elects to do so and subject to the conditions specified in Article V, the applicable Borrower shall reborrow

Loans from the Lenders in proportion to their respective Commitments after giving effect to such increase, until such time as all outstanding Loans are held by the Lenders in such proportion and (y) effective upon such increase, the amount of the participations held by each Lender in each Letter of Credit then outstanding shall be adjusted such that, after giving effect to such adjustments, the Lenders shall hold participations in each such Letter of Credit in the proportion its respective Commitment bears to the aggregate Commitments after giving effect to such increase.
          Section 4.19. Replacement of Lender. If (i) any Borrower is required pursuant to Section 4.12 or 4.15 to make any additional payment to any Lender or (ii) any Lender refuses to consent to certain proposed amendments, modifications, waivers, discharges or terminations with respect to this Agreement that require the consent of all Lenders (or all affected Lenders) pursuant to Section 11.2 and the same have been approved by the Required Lenders (any Lender described in clause (i) or clause (ii) being an “Affected Lender”), the U.S. Borrower may elect to replace the Revolving Loan Commitment of such Affected Lender, provided that no Event of Default shall have occurred and be continuing at the time of such termination or replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the U.S. Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Revolving Credit Exposure of the Affected Lender pursuant to an Assignment and Acceptance and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 11.4 applicable to assignments, and (ii) the applicable Borrower shall pay to such Affected Lender in immediately available funds on the day of such replacement (A) all interest, fees and other amounts then accrued and unpaid that are owing to such Affected Lender by such Borrower hereunder to and including the date of termination, including without limitation, payments due to such Affected Lender under Sections 4.12, 4.13 and 4.15, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 4.12 and 4.13 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender, in each case to the extent not paid by the purchasing lender.
ARTICLE V
CONDITIONS TO BORROWINGS
          Section 5.1. Effectiveness/Conditions Precedent to the Initial Advances. This Agreement shall not become effective until the occurrence of, and the obligations of each Lender to make Loans to the Borrowers hereunder, and the obligation of each Issuing Bank to issue any Letters of Credit hereunder, is subject to, the satisfaction of the following conditions:
     (a) the Administrative Agent shall have received on or before the day of such initial Borrowing the following:
     (i) a counterpart of this Agreement signed by or on behalf of each party hereto or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;
     (ii) duly executed Notes payable to each Lender requesting a Note, the U.S. Swing Line Note payable to the U.S. Swing Line Lender, if requested by the U.S. Swing Line Lender and the Canadian Swing Line Note payable to the Canadian Swing Line Lender, if requested by the Canadian Swing Line Lender;
     (iii) the Parent Guaranty Agreement duly executed by the U.S. Borrower;
     (iv) certified copies of the resolutions of the Board of Directors of each Borrower duly authorizing such Borrower to execute and deliver, and perform its obligations under this Agreement and the other Loan Documents and to make Borrowings or guaranty Obligations, as the case may be, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the other Loan Documents;
     (v) a certificate of the Secretary or an Assistant Secretary of each Borrower certifying the names and true signatures of the officers of such Borrower authorized to sign this Agreement, the other Loan Documents and the other documents to be delivered hereunder;
     (vi) certified copies of the articles or certificate of incorporation or the equivalent thereof of each Borrower, together with certificates of good standing or existence, as may be available from the Secretary of State or appropriate governmental authority of the jurisdiction of organization of such Borrower;
     (vii) a favorable opinion of Mary Ann Hynes, Vice President and General Counsel for the U.S. Borrower, in form and substance satisfactory to the Administrative Agent;
     (viii) a favorable opinion of Sidley Austin LLP, counsel for the U.S. Borrower, in form and substance satisfactory to the Administrative Agent;
     (ix) a favorable opinion of Osler, Hoskin & Harcourt LLP counsel for the Canadian Borrower, in form and substance satisfactory to the Administrative Agent and the Canadian Funding Agent;
     (x) a certificate of insurance issued on behalf of insurers of the Borrowers, describing in reasonable detail the types and amounts of insurance (property and liability) maintained by the Borrowers;
     (xi) only to the extent not already provided to the Securities and Exchange Commission, the consolidated financial statements of the U.S. Borrower and its Subsidiaries for the fiscal year ended 2005, including balance sheets, income and cash flow statements audited by independent public accountants of recognized national standing and prepared in conformity with GAAP, and such other financial information as the Administrative Agent may reasonably request;

     (xii) a duly executed Notice of Borrowing(s), if any;
     (xiii) a duly executed funds disbursement agreement, together with a report setting forth the sources and uses of the proceeds hereof; and
     (xiv) certified copies of all consents, approvals, authorizations, registrations, or filings required to be made or obtained by the Borrowers in connection with the Facilities and any transaction being financed with the proceeds of the Facilities, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired and no investigation or inquiry by any governmental authority regarding the Facilities or any transaction being financed with the proceeds thereof shall be ongoing.
          (b) the Borrowers shall have paid all customary, reasonable, actual and documented accrued fees and expenses of the Administrative Agent, the Canadian Funding Agent and the Arranger (including the accrued fees and expenses of counsel to Administrative Agent, the Canadian Funding Agent and the Arranger then due and payable); and
          (c) (i) no Default or Event of Default exists, (ii) all representations and warranties of each Borrower set forth in the Loan Documents are true and correct, (iii) since the date of the financial statements of the U.S. Borrower described in Section 6.5, there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect, (iv) except as publicly disclosed in the U.S. Borrower’s most recent annual report on Form 10-K or any other SEC filing as filed with the United States Securities and Exchange Commission, there is no pending or threatened action or proceeding affecting any Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator which is reasonably likely to have a Material Adverse Effect and no material adverse litigation has been threatened or commenced against the U.S. Borrower or any of its Subsidiaries and (v) the Administrative Agent shall have received a certificate, dated the Closing Date and signed by an Authorized Financial Officer of each Borrower, certifying that each of the conditions set forth in clauses (i) through (iv) above are true and correct; and
          (d) the termination of the commitments of the lenders (including the expiration of all applicable notice periods related thereto) and the payment in full of all Debt outstanding under the Existing Credit Agreement.
          Section 5.2. Conditions Precedent to Each Borrowing, Each Letter of Credit, Each Extension Date and Each Commitment Increase. The obligation of each Lender to make an Advance on the occasion of each Borrowing (including the initial Borrowing), the obligation of each Issuing Bank to issue a Letter of Credit, the effectiveness of any Extension Date and each Commitment Increase shall be subject to the further conditions precedent that on the date of such Borrowing, issuance, extension or increase (a) the following statements shall be true (and the Administrative Agent or the Canadian Funding Agent, as applicable, shall have received for the account of such Lender a certificate signed by an Authorized Financial Officer of the applicable Borrower, dated the date of such Borrowing, issuance, extension or increase, stating that):

     (i) The representations and warranties contained in Article VI are true and correct in all material respects on and as of the date of such Borrowing, issuance, extension or increase, before and after giving effect to such Borrowing, issuance, extension or increase and to the application of the proceeds therefrom, as though made on and as of such date other than representations or warranties which relate to a specific date, in which case such representations and warranties shall have been true and correct on such date; and
     (ii) No event has occurred and is continuing, or would result from such Borrowing, issuance, extension or increase or from the application of the proceeds therefrom, which constitutes a Default or an Event of Default;
and (b) the Administrative Agent or the Canadian Funding Agent, as applicable, shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent or the Canadian Funding Agent, as applicable, may reasonably request.
          Section 5.3. Delivery of Documents. All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this Article V, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance satisfactory in all respects to the Administrative Agent.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
     Each of the U.S. Borrower and the Canadian Borrower, with respect to itself and its Subsidiaries, notwithstanding anything to the contrary contained herein, represents and warrants as follows:
          Section 6.1. Existence Each Borrower and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to carry on its business as now conducted.
          Section 6.2. Power and Authority. The execution, delivery and performance by the Borrowers of this Agreement and the other Loan Documents, and the consummation of the transactions contemplated hereby, are within each Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) any Borrower’s charter or by-laws or (ii) any law or contractual restriction binding on or affecting any Borrower.
          Section 6.3. Governmental Approvals; No Conflicts. The execution, delivery and performance by each Borrower of this Agreement and of the other Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any governmental authority, except those as have been obtained or made and are in full force and effect, (b) will not violate any requirements of law applicable to any Borrower or any of its Subsidiaries or any judgment, order or ruling of any governmental authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding on any Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by any Borrower or any of its Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of any Borrower or any of its Subsidiaries.
          Section 6.4. Enforceability. This Agreement is, and each of the other Loan Documents when delivered hereunder will be, the legal, valid and binding obligations of each Borrower enforceable against each Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally.
          Section 6.5. Financial Statements. (a) The Consolidated balance sheet of the U.S. Borrower and its Subsidiaries as at December 31, 2005 and the related Consolidated statements of income and retained earnings of the U.S. Borrower and its Subsidiaries for the fiscal year then ended, fairly present the financial condition of the U.S. Borrower and its Subsidiaries as at such dates and the results of the operations of the U.S. Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP consistently applied. The U.S. Borrower has previously delivered to the Administrative Agent (who will send a copy to each Lender) copies of the U.S. Borrower’s report on Form 10-K for the fiscal year ended December 31, 2005.
     (b) There is no pending or threatened action or proceeding affecting any Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator which purports to affect the legality, validity, binding effect or enforceability of this Agreement or any other Loan Document.
          Section 6.6. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, no Plan has an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA).
          Section 6.7. Liens. No single lien, security interest or other charge or encumbrance (including liens or retained security titles of conditional vendors) of any nature whatsoever on any properties of any Borrower or any of its Subsidiaries (a “Lien”) as of the date hereof secured any Debt in excess of $50,000,000 and that the aggregate of such Liens did not secure any Debt in excess of $100,000,000.
          Section 6.8. Compliance with Laws and Agreements. Each Borrower and each Subsidiary is in compliance with (a) all material requirements of law and all judgments, decrees and orders of any governmental authority and (b) all indentures, agreements or other instruments binding upon it or its properties, except where non-compliance, either singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
          Section 6.9. Margin Regulations. Following application of the proceeds of each Advance, not more than 25 percent of the value of the assets (either of any Borrower only or of such Borrower and its Subsidiaries on a consolidated basis) which are subject to the provisions of Sections 8.1 or 8.5 will be Margin Stock.
          Section 6.10. Ownership of Property.
          (a) Each Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all of its real and personal property material to the operation of its business, including all such properties reflected in the most recent audited consolidated balance sheet of the U.S. Borrower referred to in Section 6.5, free and clear of Liens prohibited by this Agreement.
          (b) Each Borrower and its Subsidiaries owns, or is licensed, or otherwise has the right, to use, all material patents, trademarks, service marks, trade names, copyrights and other intellectual property material to its business, and the use thereof by such Borrower and its Subsidiaries does not infringe on the rights of any other Person, except where such lack of ownership or license or infringement could not reasonably be expected to have a Material Adverse Effect.
          Section 6.11. Disclosure. The U.S. Borrower has disclosed to the Lenders all agreements, instruments, and corporate or other restrictions to which the U.S. Borrower or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the reports (including without limitation all reports that the U.S. Borrower is required to file with the Securities and Exchange Commission), financial statements, certificates or other information furnished by or on behalf of the Borrowers to the Administrative Agent or any Lender in connection with the negotiation or syndication of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in light of the circumstances under which they were made, not misleading.
          Section 6.12. Labor Relations. There are no strikes, lockouts or other material labor disputes or grievances against the Borrowers or any of their Subsidiaries, or, to the Borrowers’ knowledge, threatened against or affecting the Borrowers or any of their Subsidiaries, and no significant unfair labor practice, charges or grievances are pending against the Borrowers or any of their Subsidiaries, or to the Borrowers’ knowledge, threatened against any of them before any governmental authority which, with respect to any of the foregoing, could reasonably be expected to have a Material Adverse Effect.
          Section 6.13. Taxes. Each Borrower and its Subsidiaries have timely filed or caused to be filed all Federal income tax returns and all other material tax returns that are required to be filed by them, and have paid all taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any governmental authority, except where the same are currently being contested in good faith by appropriate proceedings and for which such Borrower or such Subsidiary, as the case may be, has set aside on its books adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of the Borrowers and their Subsidiaries in respect of such taxes are adequate, and no tax liabilities that could be materially in excess of the amount so provided are anticipated.
          Section 6.14. Investment Company Act. No Borrower nor any of its Subsidiaries is an “investment company,” or an “affiliated person” of, or a “promoter” or “Principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.
          Section 6.15. Environmental. (a) Except as publicly disclosed prior to the date of this Agreement, the operations and properties of the Borrowers and each of their Subsidiaries do not violate any Environmental Laws in a manner that will cause a Material Adverse Effect.
     (b) Neither Borrower nor any of its Subsidiaries (i) has become subject to any Environmental Liability, (ii) has received notice of any claim with respect to any Environmental Liability or (iii) knows of any basis for any Environmental Liability, which in any case could reasonably be expected to have a Material Adverse Effect.
          Section 6.16. OFAC. The U.S. Borrower (i) is not a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) does not engage in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is not a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.
          Section 6.17. Patriot Act/Anti-Terrorism Controls. The U.S. Borrower is in compliance, in all material respects, with the (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended. The Canadian Borrower is in compliance with Canadian law regarding export controls and anti-terrorism.
ARTICLE VII
AFFIRMATIVE COVENANTS
          Each Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or any Obligation remains unpaid or outstanding, such Borrower shall:

          Section 7.1. Compliance with Laws, Payment of Taxes, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, and paying before the same become delinquent (i) all taxes, assessments and governmental charges imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property except to the extent otherwise permitted under Section 8.1 or to the extent contested in good faith, and to comply, and cause each of its Subsidiaries to comply, with all applicable Environmental Laws in a manner so that the violation of such laws does not have a Material Adverse Effect on such Person.
          Section 7.2. Maintenance of Books and Records. Maintain proper Consolidated books of record and account, in which full and correct entries shall be made of all financial transactions and the Consolidated assets and business of such Person and its Subsidiaries in accordance with generally accepted accounting principles consistently applied.
          Section 7.3. Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises, except to the extent otherwise permitted under Section 8.2; provided, however, that each such Person and its Subsidiaries may consummate any merger, amalgamation, consolidation or disposition permitted under Section 8.2 or Section 8.5 and may wind up, liquidate or dissolve any of their respective inactive Subsidiaries, and provided further, that neither such Person nor any of its Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of such Person or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to such Person, such Subsidiary or the Lenders.
          Section 7.4. Reporting Requirements. Furnish to the Administrative Agent (who promptly will end a copy to each Lender):
          (a) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the U.S. Borrower, the Consolidated balance sheet of the U.S. Borrower and its Subsidiaries as of the end of such quarter and the Consolidated statement of income and retained earnings of the U.S. Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified in its customary manner by an Authorized Financial Officer;
          (b) at the time of delivery of the financial statements referred to in clause (a) above, a certificate signed by an Authorized Financial Officer of the U.S. Borrower (i) stating that no event has occurred and is continuing which constitutes a Default or Event of Default and (ii) setting forth in reasonable detail calculations demonstrating compliance with Section 8.6 and 8.7;
          (c) as soon as available and in any event within 90 days after the end of each fiscal year of the U.S. Borrower, a copy of the year end financial statements for such year for the U.S. Borrower and its Subsidiaries, certified in a manner acceptable to the Required Lenders by

KPMG LLP or other independent public accountants acceptable to the Required Lenders, such acceptance not to be unreasonably withheld;
          (d) at the time of delivery of the financial statements referred to in clause (c) above, a certificate signed by an Authorized Financial Officer (i) stating that no event has occurred and is continuing which constitutes a Default or Event of Default, and (ii) setting forth in reasonable detail calculations demonstrating compliance with Section 8.6 and 8.7;
          (e) as soon as possible and in any event within five days after the occurrence of each Default or Event of Default continuing on the date of such statement, a statement of an Authorized Financial Officer setting forth details of such Default or Event of Default and the action which the Borrowers have taken and propose to take with respect thereto;
          (f) promptly after the sending or filing thereof, copies of all reports which any Borrower sends to any of its security holders, and copies of all reports and registration statements which such Person or any Subsidiary files with the Securities and Exchange Commission or any other securities exchange;
          (g) as soon as any Borrower knows, and in any event immediately upon the occurrence, of a change in a Public Debt Rating, a statement of an Authorized Financial Officer setting forth the new Public Debt Rating and the date of such change in the Public Debt Rating;
          (h) promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting any Borrower or any of its Subsidiaries which could result in a Material Adverse Effect;
          (i) promptly after the occurrence of any ERISA Event that alone, or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and
          (j) such other information respecting the condition or operations, financial or otherwise, of any Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.
          Section 7.5. Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance (including, without limitation, liability insurance) with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Person or such Subsidiary operates.
          Section 7.6. Visitation Rights. At any reasonable time and from time to time, at the request of the Required Lenders, permit the Administrative Agent, the Canadian Funding Agent and any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, any Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of any Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants or chartered accountants.

          Section 7.7. Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its material properties that are used in the conduct of its business.
          Section 7.8. Margin Regulations. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X. All Letters of Credit will be used for general corporate purposes.
ARTICLE VIII
NEGATIVE COVENANTS
     So long as any Advance shall remain unpaid, any Obligation shall remain unpaid or outstanding, any Lender shall have any Commitment hereunder or any Letter of Credit shall be outstanding, the Borrowers will not:
          Section 8.1. Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, in each case to secure or provide for the payment of any Debt of any Person, other than (a) liens or security interests existing on the date hereof and set forth on Schedule 8.1, (b) purchase money liens or purchase money security interests upon or in any property acquired or held by such Person or any Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property, (c) liens or security interests existing on such property at the time of its acquisition (other than any such lien or security interest created in contemplation of such acquisition), (d) liens, security interests or other charges or encumbrances (other than those referred to in clauses (a), (b) and (c) above) at any time outstanding securing an aggregate principal amount of Debt not exceeding $100,000,000 at any time (or its equivalent in another currency), or (e) liens existing pursuant to a securitization program permitted under Section 8.3, provided that the aggregate principal amount of the Debt secured by such liens or security interests shall not exceed $85,000,000, (or its equivalent in another currency) at any time outstanding.
          Section 8.2. Mergers, Etc. Merge, amalgamate or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets, (whether now owned or hereafter acquired) to, any Person, or permit any of its Subsidiaries to do so, except that any Subsidiary of such Person may merge, amalgamate or consolidate with or into, or transfer assets to, or acquire assets of, any other Subsidiary of such Person and except that any Subsidiary of such Person may merge into, amalgamate with or transfer assets to such Person and such Person may merge, amalgamate or consolidate, and any Subsidiary of such Person may merge, amalgamate or consolidate, with or into any other Person, provided in each case that, immediately after giving effect to such proposed transaction, no Default or Event of Default would exist and in the case of any such merger, amalgamate or consolidation to which such Person is a party, the Person into which or with which such Person shall be merged, amalgamated or formed by any such consolidation shall first or simultaneously assume such Person’s obligations hereunder and under the other Loan Documents, in each case, in an agreement or instrument satisfactory in form and substance to the Required Lenders; provided further, that this Section 8.2 shall not prohibit a Subsidiary of a Borrower from entering into a merger, amalgamation or consolidation, or selling all or substantially all of its assets, to the extent permitted under Section 7.3 or in connection with a sale, transfer or other disposition permitted by Section 8.5.
          Section 8.3. Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt if such creation, incurrence, assumption or suffrage would cause (i) the aggregate principal amount of Borrowed Debt owing by the Borrowers’ Subsidiaries to non–Affiliates to exceed 45% of the aggregate principal amount of Consolidated Borrowed Debt of the U.S. Borrower and its Subsidiaries or (ii) Consolidated Debt of the Borrowers and their Subsidiaries which constitutes Invested Amounts to exceed $85,000,000.
          Section 8.4. Change in Nature of Business. Make, or permit one or more of its Subsidiaries to make, any material change in the nature of the business of such Person and its Subsidiaries taken as a whole as carried on at the date hereof; provided, however, that this Section 8.4 shall not prohibit the sale, transfer, winding up, liquidation or dissolution of a Subsidiary permitted under Section 7.3 or Section 8.5.
          Section 8.5. Disposition of Assets. Lease, sell, transfer or otherwise dispose of, and cause its Subsidiaries to lease, sell, transfer or otherwise dispose of, voluntarily or involuntarily, any assets except for consideration in an amount not less than the fair market value of such asset as determined in good faith by such Person’s Board of Directors and only if such Person promptly notifies the Administrative Agent of such lease, sale, transfer, or other disposition, excluding, however, (i) sales of inventory in the ordinary course of business, (ii) sales, transfers and other dispositions of equipment determined to be obsolete or no longer useful, (iii) sales, transfers or other dispositions of Margin Stock, (iv) sales, transfers and other dispositions of accounts receivable originated by the Borrower or any Subsidiary thereof that are subject to a securitization program permitted under Section 8.3 and (v) sales, transfers or other dispositions of other assets of such Person and its Subsidiaries to the extent that the aggregate fair market value of all such other assets so leased, sold (including, without limitation, sale and leaseback transactions), transferred and disposed after the date hereof shall not exceed $50,000,000 (or its equivalent in another currency).
          Section 8.6. Leverage Ratio. Permit the Leverage Ratio to exceed 3.00:1.00 for any fiscal quarter.
          Section 8.7. Interest Coverage Ratio. Permit the Interest Coverage Ratio to be less than 3.50:1.00 for any fiscal quarter.

ARTICLE IX
EVENTS OF DEFAULT
      Section 9.1. Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:
     (a) (i) Any Borrower shall fail to pay any principal of any Advance or of any reimbursement obligation in respect of any L/C Disbursement when it becomes due and payable, (ii) any Borrower shall fail to pay any interest on any Advance within three Business Days of when it becomes due and payable or (iii) any Borrower shall fail to make any other payment under this Agreement or under any other Loan Document if such failure shall remain unremedied for five days after a demand for payment is given to such Person by the Administrative Agent, the Canadian Funding Agent or any Lender; or
     (b) Any representation or warranty made herein by any Borrower or any of its officers in connection with this Agreement shall prove to have been untrue or incorrect in any material respect when made; or
     (c)  Any Borrower shall fail to perform or observe any term, covenant or agreement required to be performed or observed by it contained in Section 7.3, 7.4(e), 7.6 or Article VIII; or
     (d) Any Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to any Borrower by the Administrative Agent, the Canadian Funding Agent or any Lender; or
     (e) Any Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount, or shall fail to make any payments in respect of Hedge Agreements having a notional amount of at least $50,000,000 (or its equivalent in another currency) in the aggregate (but, excluding Debt evidenced by the Notes or otherwise arising under this Agreement), in each case when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt or Hedge Agreement; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt or Hedge Agreement and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or Hedge Agreement; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or
     (f) Any Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, provided, that if any such proceeding is instituted involuntarily against the Borrower or any of its Subsidiaries, such proceeding has remained undismissed for a period of 60 days; or such Person or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or
     (g) Any judgment or order for the payment of money in excess of $50,000,000 (or its equivalent in another currency) shall be rendered against any Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or
     (h) (i) Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the U.S. Borrower (or other securities convertible into such Voting Stock) representing 30% or more of the combined voting power of all Voting Stock of the U.S. Borrower; or (ii) during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the U.S. Borrower shall cease for any reason (other than due to death or disability) to constitute a majority of the board of directors of the U.S. Borrower (except to the extent that individuals who at the beginning of such 24-month period were replaced by individuals (x) elected by 66-2/3% of the remaining members of the board of directors of the U.S. Borrower or (y) nominated for election by a majority of the remaining members of the board of directors of the U.S. Borrower and thereafter elected as directors by the shareholders of the U.S. Borrower); (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, the power to exercise, directly or indirectly, a controlling influence over the management or policies of the U.S. Borrower, or (iv) the U.S. Borrower shall fail to own, directly or indirectly, a majority of the voting and economic interest of the Canadian Borrower; or
     (i) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent of the Required Lenders, by notice to the U.S. Borrower, declare the obligation of each Lender to make Advances and of the Issuing Banks to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request or, may with the consent, of the Required Lenders, by notice to the U.S. Borrower, declare the Notes and all Advances then outstanding, all interest thereon and all other amounts payable under this

Agreement to be forthwith due and payable, whereupon the Notes and all Advances then outstanding, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the U.S. Borrower or any of its Subsidiaries under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances and of the Issuing Banks to issue Letters of Credit shall automatically be terminated and (B) the Notes and all such Advances then outstanding, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower. Upon any acceleration of the Advances outstanding hereunder, all outstanding Letters of Credit shall be deemed to have been fully drawn and the Borrowers shall immediately be required to deposit cash collateral in accordance with the provisions of Section 2.5 or Section 3.10, as the case may be.
     Section 9.2. Allocation of Payments after Event of Default. Notwithstanding any other provisions of this Agreement, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agents or the Lenders or any participant of any Lender or any of them on account of amounts outstanding under any of the Loan Documents shall be paid over or delivered as follows:
     FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable legal fees and disbursements) of the Agents or any of them in connection with enforcing the rights of the Agents and the Lenders under the Loan Documents or any of them;
     SECOND, to the payment of any outstanding and unpaid fees owed to any of the Agents, any Swing Line Lender or any of the Issuing Banks;
     THIRD, (a) with respect to any amount collected or received from the Canadian Borrower, pro rata in direct proportion to the Revolving Credit Exposure of each Canadian Lender and (b) with respect to any amount collected or received from the U.S. Borrower or any other guarantor of the Obligations, pro rata in direct proportion to the Revolving Credit Exposure of each Lender; and
     FOURTH, to the payment of the surplus, if any, to whomever may be lawfully entitled thereto.
ARTICLE X
THE AGENTS
Section 10.1. Appointment of Administrative Agent and Canadian Funding Agent.
     (a) Each Lender irrevocably appoints SunTrust Bank as the Administrative Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the Administrative Agent. The Administrative Agent and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article shall apply to any such sub-agent or attorney-in-fact and the Related Parties of the Administrative Agent, any such sub-agent and any such attorney-in-fact and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
     (b) Each Lender irrevocably appoints Bank of Montreal as the Canadian Funding Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Canadian Funding Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Canadian Funding Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the Canadian Funding Agent. The Canadian Funding Agent and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article shall apply to any such sub-agent or attorney-in-fact and the Related Parties of the Canadian Funding Agent, any such sub-agent and any such attorney-in-fact and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Canadian Funding Agent.
     (c) Each Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for the Issuing Bank with respect thereto; provided, that each Issuing Bank shall have all the benefits and immunities (i) provided to the Administrative Agent in this Article VIII with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Article VIII included such Issuing Bank with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to such Issuing Bank.
     Section 10.2. Nature of Duties of the Agents. The Agents shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Agents are required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.2), and (c) except as expressly set forth in the Loan Documents, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its

Subsidiaries that is communicated to or obtained by the Agents or any of their Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it, its sub-agents or attorneys-in-fact with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.2) or in the absence of its own gross negligence or willful misconduct. No Agent shall be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact selected by it with reasonable care. No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a “Default” or “Event of Default” hereunder) is given to such Agent by a Borrower or any Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent. The Agents may consult with legal counsel (including counsel for the Borrowers) concerning all matters pertaining to such duties.
     Section 10.3. Lack of Reliance on the Agents. Each of the Lenders, the Swing Line Lenders and the Issuing Banks acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders, the Swing Line Lenders and the Issuing Bank also acknowledges that it will, independently and without reliance upon the any Agent or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking of any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.
     Section 10.4. Certain Rights of the Agents. If any Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, such Agent shall be entitled to refrain from such act or taking such act, unless and until it shall have received instructions from such Lenders; and such Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.
     Section 10.5. Reliance by the Agents. The Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed, sent or made by the proper Person. The Agents may also rely upon any statement made to it orally or by telephone and believed by them to be made by the proper Person and shall not incur any liability for relying thereon. The Agents may consult with legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by them and shall not be liable for any action taken or not taken by them in accordance with the advice of such counsel, accountants or experts.
     Section 10.6. The Agents in their Individual Capacity. The bank serving as the Administrative Agent or the Canadian Agent, as the case may be, shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not an Agent; and the terms “Lenders”, “Required Lenders”, “Required U.S. Lenders”, “Required Canadian Lenders”, “holders of Notes”, or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. The bank acting as the Administrative Agent or the Canadian Agent, as the case may be, and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrowers or any Subsidiary or Affiliate of the Borrowers as if it were not an Agent hereunder.
      Section 10.7. Successor Administrative Agent.
     (a) The Administrative Agent may resign at any time by giving notice thereof to the Lenders, the Canadian Funding Agent and the U.S. Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to the approval by the Borrowers provided that no Default or Event of Default shall exist at such time. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, the Canadian Funding Agent and the Issuing Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or any state thereof or a bank which maintains an office in the United States, having a combined capital and surplus of at least $1,000,000,000.
     (b) Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. If within 45 days after written notice is given of the retiring Administrative Agent’s resignation under this Section 10.7 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent’s resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent’s resignation hereunder, the provisions of this Article X shall continue in effect for the benefit of such retiring Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.

     Section 10.8. Successor Canadian Funding Agent.
     (a) The Canadian Funding Agent may resign at any time by giving notice thereof to the Lenders, the Administrative Agent and the U.S. Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Canadian Funding Agent, subject to (i) the last sentence of this subsection (a) and (ii) the approval by the Borrowers provided that no Default or Event of Default shall exist at such time. If no successor Canadian Funding Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Canadian Funding Agent gives notice of resignation, then the retiring Canadian Funding Agent may, on behalf of the Lenders, the Administrative Agent and the Issuing Bank, appoint a successor Canadian Funding Agent, which shall be a commercial bank organized under the laws of Canada, having a combined capital and surplus of at least $1,000,000,000. Any successor Canadian Funding Agent must be a person resident of Canada for purposes of the ITA, or be a person deemed to be resident in Canada for purposes of Part XIII of the ITA in respect of any amounts paid or credited to it under this Agreement.
     (b) Upon the acceptance of its appointment as the Canadian Funding Agent hereunder by a successor, such successor Canadian Funding Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Canadian Funding Agent, and the retiring Canadian Funding Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. If within 45 days after written notice is given of the retiring Canadian Funding Agent’s resignation under this Section 10.8 no successor Canadian Funding Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Canadian Funding Agent’s resignation shall become effective, (ii) the retiring Canadian Funding Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Canadian Funding Agent under the Loan Documents until such time as the Required Lenders appoint a successor Canadian Funding Agent as provided above. After any retiring Canadian Funding Agent’s resignation hereunder, the provisions of this Article X shall continue in effect for the benefit of such retiring Canadian Funding Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Canadian Funding Agent.
     Section 10.9. Authorization to Execute other Loan Documents. Each Lender hereby authorizes the Administrative Agent and the Canadian Funding Agent to execute on behalf of all Lenders all Loan Documents other than this Agreement.
     Section 10.10. Co-Documentation Agents; Syndication Agent. Each Lender hereby designates Harris N.A. as Syndication Agent and agrees that the Syndication Agent shall have no duties or obligations under any Loan Documents to any Lender or any Loan Party. Each Lender hereby designates Coöperatieve Centrale Raiffeisen Boerenleenbank B.A., “Rabobank International” New York Branch, ING Capital LLC, and AgFirst Farm Credit Bank as Co-Documentation Agents and agrees that the Co-Documentation Agents shall have no duties or obligations under any Loan Documents to any Lender or any Loan Party.

ARTICLE XI
MISCELLANEOUS
     Section 11.1. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

To the Borrowers:	c/o Corn Products International, Inc.
5 Westbrook Corporate Center
Westchester, IL 60154
Attention: Treasurer Telecopy Number: (708) 551-2630

With a copy to:	c/o Corn Products International, Inc.
5 Westbrook Corporate Center
Westchester, IL 60154
Attention: Mary Ann Hynes
Telecopy Number: (708) 551-2630

To the Administrative Agent
or U.S. Swing Line Lender:	SunTrust Bank
303 Peachtree Street, N. E.
Atlanta, Georgia 30308
Attention: Ms. Dorris Folsom
Telecopy Number: (404) 658-4906

With a copy to:	SunTrust Bank
Agency Services
303 Peachtree Street, N. E./ 25th Floor
Atlanta, Georgia 30308
Attention: Ms. Dorris Folsom
Telecopy Number: (404) 658-4906

and

King & Spalding LLP
191 Peachtree Street, N.E.
Atlanta, Georgia 30303
Attention: Angela L. Batterson
Telecopy Number: (404) 572-5100

To the U.S. Issuing Bank:	SunTrust Bank
25 Park Place, N. E./Mail Code 3706

Atlanta, Georgia 30303
Attention: John Conley
Telecopy Number: (404) 588-8129

To the Canadian Funding	Bank of Montreal
Agent or the Canadian	Global Distribution Canada
Swing Line Lender:	100 King Street West
19th Floor, First Canadian Place
Toronto, Ontario M5X 1H3
Attention: Daphne Gibbs
Telecopy Number: (416) 867-5718

With a copy to:	Fogler, Rubinoff LLP
Suite 4400, P.O. Box 95, Royal Trust Tower
Toronto Dominion Centre Toronto, Ontario, Canada M5K 1G8
Attention: Jeffrey Alpert
Telecopy Number: (416) 941-8852

To the Canadian Issuing	Bank of Montreal
Bank:	100 King Street West
19th Floor, First Canadian Place
Toronto, Ontario M5X 1H3
Attention: Daphne Gibbs
Telecopy Number: (416) 867-5718

With a copy to:	Fogler, Rubinoff LLP
Suite 4400, P.O. Box 95, Royal Trust Tower
Toronto Dominion Centre
Toronto, Ontario, Canada M5K 1G8
Attention: Jeffrey Alpert
Telecopy Number: (416) 941-8852

To any other Lender:	the address set forth in the Administrative Questionnaire or the Assignment and Acceptance executed by such Lender

     Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the mail or if delivered, upon delivery; provided, that notices delivered to the U.S. Borrower, the Administrative Agent, the Canadian Funding Agent, any Issuing Bank or any Swing Line Lender shall not be effective until actually received by such Person at its address specified in this Section 11.1.
     Any agreement of the Agents and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrowers. The Agents and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by any Borrower to give such notice and the Agents and Lenders shall not have any liability to any Borrower or other Person on account of any action taken or not taken by the Agents or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Borrowers to repay the Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Agents and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agents and the Lenders of a confirmation which is at variance with the terms understood by the Agents and the Lenders to be contained in any such telephonic or facsimile notice.
     Section 11.2. Waiver; Amendments.
     (a) No failure or delay by the Administrative Agent, the Canadian Funding Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or any other Loan Document, and no course of dealing between any Borrower and the Administrative Agent, the Canadian Funding Agent or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of the Administrative Agent, the Canadian Funding Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, the Canadian Funding Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.
     (b) No amendment or waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrowers and the Required Lenders or the Borrowers and the Administrative Agent and the Canadian Funding Agent with the consent of the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment or waiver shall: (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or L/C Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or L/C Disbursement or interest thereon or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 4.16 (b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change Section 2.6 or 3.6 in a manner that would alter the pro rata reduction of Commitments required thereby, without the written consent of each Lender adversely affected thereby, (vi) change any of the provisions of this Section or the definition of “Required Lenders”, “Required U.S. Lenders”, “Required Canadian Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender; (vii) release any guarantor or limit the liability of any such guarantor under any guaranty agreement, without the written consent of each Lender; or (viii) release all or substantially all collateral (if any) securing any of the Obligations, without the written consent of each Lender; provided further, that no such agreement shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent, the Canadian Funding Agent, any Swing Line Lender or any Issuing Bank without the prior written consent of such Person. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrowers, the Required Lenders and the Administrative Agent (and, if their rights, duties or obligations are affected thereby, the Issuing Banks, the Canadian Funding Agent and the Swing Line Lenders) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate (but such Lender shall continue to be entitled to the benefits of Sections 4.12, 4.13, 4.15 and 11.3) upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement and is released from its obligations hereunder.
      Section 11.3. Expenses; Indemnification.
     (a) The U.S. Borrower shall pay (i) all reasonable, out-of-pocket costs and expenses of the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the U.S. Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit issued under the U.S. Facility or any demand for payment thereunder and (iii) all out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of outside counsel) incurred by the Administrative Agent, the U.S. Issuing Bank or any U.S. Lender in connection with the enforcement or protection of its rights in connection with this

Agreement, including its rights under this Section, or in connection with the Loans made or any Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. The Canadian Borrower shall pay (i) all reasonable, out-of-pocket costs and expenses of the Canadian Funding Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Canadian Funding Agent and its Affiliates, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Canadian Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit issued under the Canadian Facility or any demand for payment thereunder and (iii) all out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of outside counsel) incurred by the Canadian Funding Agent, the Canadian Issuing Bank or any Canadian Lender in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or any Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
     (b) The U.S. Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each U.S. Lender and the U.S. Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called a “U.S. Indemnitee”) against, and hold each U.S. Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any outside counsel for any U.S. Indemnitee), incurred by any U.S. Indemnitee or asserted against any U.S. Indemnitee by any third party or by any Borrower or any of its Subsidiaries arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to such Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any of its Subsidiaries, and regardless of whether any U.S. Indemnitee is a party thereto, provided that such indemnity shall not, as to any U.S. Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such U.S. Indemnitee or (y) result from a claim brought by any Borrower or any of its Subsidiaries against a U.S. Indemnitee for breach in bad faith of such U.S. Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
     (c) The Canadian Borrower shall indemnify the Canadian Funding Agent (and any sub-agent thereof), each Canadian Lender and the Canadian Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called a “Canadian Indemnitee”) against, and hold each Canadian Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any outside counsel for any Canadian Indemnitee), incurred by any Canadian Indemnitee or asserted against any Canadian Indemnitee by any third party or by any Borrower or any of its Subsidiaries arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to such Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any of its Subsidiaries, and regardless of whether any Canadian Indemnitee is a party thereto, provided that such indemnity shall not, as to any Canadian Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Canadian Indemnitee or (y) result from a claim brought by any Borrower or any of its Subsidiaries against a Canadian Indemnitee for breach in bad faith of such Canadian Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
     (d) The Borrowers shall pay, and hold the Administrative Agent, the Canadian Funding Agent and each of the Lenders harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Agreement and any other Loan Documents, any collateral described therein, or any payments due thereunder, and save the Administrative Agent, the Canadian Funding Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes; provided, however, that any such amounts payable to any Person pursuant to this Section 11.3(c) shall be without duplication of amounts to which such Person is entitled pursuant to Section 4.15 and shall exclude Excluded Taxes.
     (e) To the extent that the Borrowers fail to pay any amount required to be paid to the Administrative Agent, the Canadian Funding Agent, any Issuing Bank or any Swing Line Lender under clauses (a), (b), (c) or (d) hereof, each Lender severally agrees to pay to the Administrative Agent, the Canadian Funding Agent, such Issuing Bank or such Swing Line Lender, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Canadian Funding Agent, such Issuing Bank or such Swing Line Lender in its capacity as such.
     (f) To the extent permitted by applicable law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or any Letter of Credit or the use of proceeds thereof.
     (g) All amounts due under this Section shall be payable promptly after written demand therefor.
     Section 11.4. Successors and Assigns.
     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Canadian Funding Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
     (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent with respect to an assignment under the U.S. Facility or the Canadian Funding Agent with respect to an assignment under the Canadian Facility) shall not be less than $5,000,000 or the Canadian Dollar Equivalent, in the case of any assignment of a Revolving Loan or reimbursement obligation of outstanding Letters of Credit, unless each of the Administrative Agent with respect to an assignment under the U.S. Facility or the Canadian Funding Agent with respect to an assignment under the Canadian Facility, and, so long as no Event of Default has occurred and is continuing, the U.S. Borrower with respect to an assignment under the U.S. Facility and the Canadian Borrower with respect to an assignment under the Canadian Facility otherwise consent (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent or the Canadian Funding Agent, as applicable, an Assignment and Acceptance, together with a processing and recordation fee of $3,000, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent or the Canadian Funding Agent, as applicable, an Administrative Questionnaire. Upon (i) the execution and delivery of the Assignment and Acceptance by the assigning Lender and assignee Lender, (ii) acceptance and recording thereof by the Administrative Agent or the Canadian Funding Agent, as applicable, pursuant to paragraph (c) of this Section, (iii) consent thereof from the Borrowers to the extent required pursuant to this clause (b) and (iv) if such assignee is under the U.S. Facility and such Lender is a Foreign Lender, compliance by such Person with Section 4.15(f), from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 4.12, 4.13, 4.15 and 11.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.
     (c) The Administrative Agent, acting solely for this purpose as an agent of the U.S. Borrower, shall maintain at one of its offices in Atlanta, Georgia a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the U.S. Lenders, and the Commitments under the U.S. Facility of, and principal amount of the Loans owing to, each U.S. Lender pursuant to the terms hereof from time to time (the “U.S. Register”). The Canadian Funding Agent, acting solely for this purpose as an agent of the Canadian Borrower, shall maintain at one of its offices in Toronto a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Canadian Lenders, and the Commitments under the Canadian Facility of, and principal amount of the Loans owing to, each Canadian Lender pursuant to the terms hereof from time to time (the “Canadian Register”; together with the U.S. Register, the “Registers”). The entries in the Registers shall be conclusive, and the Borrowers, the Administrative Agent, the Canadian Funding Agent and the Lenders may treat each Person whose name is recorded in the Registers pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.
     (d) Any Lender may, without the consent of, or notice to, the Borrowers, the Administrative Agent, the Canadian Funding Agent, any Swing Line Lender or any Issuing Bank sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Canadian Funding Agent, the Swing Line Lenders, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such

Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following to the extent affecting such Participant: (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or L/C Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or L/C Disbursement or interest thereon or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 4.16(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders”, “Required U.S. Lenders” or “Required Canadian Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender; (vi) release any guarantor or limit the liability of any such guarantor under any guaranty agreement without the written consent of each Lender except to the extent such release is expressly provided under the terms of the Guaranty Agreement; or (vii) release all or substantially all collateral (if any) securing any of the Obligations. Subject to paragraph (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 4.12, 4.13 and 4.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.7 as though it were a Lender, provided such Participant agrees to be subject to Section 11.7 as though it were a Lender.
     (e) A Participant shall not be entitled to receive any greater payment under Section 4.13 and Section 4.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made by a U.S. Lender with the U.S. Borrower’s prior written consent. For greater certainty, a Participant acquiring a participation from a Canadian Lender shall only be entitled to receive any payment under Section 4.15 if such Participant is either (i) resident in Canada for purposes of the ITA, (ii) a Canadian partnership within the meaning of the ITA, or (iii) deemed to be resident in Canada for purposes of Part XIII of the ITA in respect of any amounts paid or credited to it under this Agreement. A Participant that would be a Foreign Lender if it were a U.S. Lender shall not be entitled to the benefits of Section 4.15 unless the U.S. Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the U.S. Borrower, to comply with Section 4.15(f) as though it were a Lender.
     (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
     Section 11.5. Governing Law; Jurisdiction; Consent to Service of Process.
     (a) This Agreement and the other Loan Documents shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York.
     (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the United States District Court of the Southern District of New York, and of any state court of the State of Supreme Court of the State of New York sitting in New York county and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the extent permitted by applicable law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Canadian Funding Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or its properties in the courts of any jurisdiction.
     (c) Each Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section and brought in any court referred to in paragraph (b) of this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (d) Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 11.1. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.
     (e) The Canadian Borrower hereby appoints the U.S. Borrower as its agent for service of process in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment.
     Section 11.6. WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY

OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     Section 11.7. Right of Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender and each Issuing Bank shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to any Borrower, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of such Borrower at any time held or other obligations at any time owing by such Lender and such Issuing Bank or any of their respective Affiliates to or for the credit or the account of such Borrower against any and all Obligations held by such Lender or such Issuing Bank or any of their respective Affiliates, as the case may be, irrespective of whether such Lender or such Issuing Bank shall have made demand hereunder and although such Obligations may be unmatured. Each Lender and each Issuing Bank agree promptly to notify the Administrative Agent, the Canadian Funding Agent and the U.S. Borrower after any such set-off and any application made by such Lender and such Issuing Bank, as the case may be; provided, that the failure to give such notice shall not affect the validity of such set-off and application.
     Section 11.8. Counterparts; Integration. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, the Fee Letter, the other Loan Documents, and any separate letter agreement(s) relating to any fees payable to the Administrative Agent and the Canadian Funding Agent constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters.
     Section 11.9. Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Canadian Funding Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 4.12, 4.13, 4.15, and 11.3 and Article X shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and the making of the Loans and the issuance of the Letters of Credit.
     Section 11.10. Severability. Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 11.11. Confidentiality. Each of the Administrative Agent, the Canadian Funding Agent, each Issuing Bank and each Lender agrees to take normal and reasonable precautions to maintain the confidentiality of any information designated in writing as confidential and provided to it by the Borrowers or any Subsidiary, except that such information may be disclosed (i) to any Related Party of the Administrative Agent, the Canadian Funding Agent, any Issuing Bank or any such Lender, including without limitation accountants, legal counsel and other advisors, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority, (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section, or which becomes available to the Administrative Agent, the Canadian Funding Agent, any Issuing Bank, any Lender or any Related Party of any of the foregoing on a non-confidential basis from a source other than the Borrowers, (v) in connection with the exercise of any remedy hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, and (ix) subject to provisions substantially similar to this Section 11.11, to any actual or prospective assignee or Participant, or (vi) with the consent of the Borrowers. Any Person required to maintain the confidentiality of any information as provided for in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information.
     Section 11.12. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate of interest (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by a Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.
     Section 11.13. Waiver of Effect of Corporate Seal. Each Borrower represents and warrants that neither it nor any other Loan Party is required to affix its corporate seal to this Agreement or any other Loan Document pursuant to any requirement of law or regulation, agrees that this Agreement is delivered such Borrower under seal and waives any shortening of the statute of limitations that may result from not affixing the corporate seal to this Agreement or such other Loan Documents.
[remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

CORN PRODUCTS INTERNATIONAL, INC., as U.S. Borrower
By:	/s/ Cheryl K. Beebe
	Name:	Cheryl K. Beebe
	Title:	Vice President and Chief Financial Officer

By:	/s/Kimberly A. Hunter
	Name:	Kimberly A. Hunter
Title: Treasurer

CANADA STARCH OPERATION COMPANY INC., as Canadian Borrower
By:	/s/ Cheryl K. Beebe
	Name:	Cheryl K. Beebe
	Title:	Vice President and Chief Financial Officer of Corn Products International, Inc., Authorized Signatory of Canada Starch Operating Company Inc.

By:	/s/ Kimberly A. Hunter
	Name:	Kimberly A. Hunter
	Title:	Treasurer of Corn Products International, Inc., Authorized Signatory of Canada Starch Operating Company Inc.

Signature Page to Revolving Credit Agreement

SUNTRUST BANK, as Lender, Administrative Agent, U.S. Issuing Bank and U.S. Swing Line Lender
By:	/s/ Gregory L. Cannon
	Name:	Gregory L. Cannon
Title: Director

Signature Page to Revolving Credit Agreement

BANK OF MONTREAL, as Lender, Canadian Funding Agent, Canadian Issuing Bank and Canadian Swing Line Lender
By:	/s/ Ben Ciallella
	Name:	Ben Ciallella
Title: Vice President

By:
Name:
Title:

Signature Page to Revolving Credit Agreement

HARRIS N.A., as Lender and Syndication Agent
By:	/s/ Jennifer Wendrow
	Name:	Jennifer Wendrow
Title: Vice President

Signature Page to Revolving Credit Agreement

ING CAPITAL LLC, as Lender and Co-Documentation Agent
By:	/s/ James W. Latimer
	Name:	James W. Latimer
Title: Managing Director

Signature Page to Revolving Credit Agreement

COÖPERATIEVE CENTRALE RAIFFEISEN BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL”, NEW YORK BRANCH, as Lender and Co-Documentation Agent
By:	/s/ Michael L. Laurie
	Name:	Michael L. Laurie
	Title:	Executive Director

By:	/s/ Andrew Sherman
	Name:	Andrew Sherman
	Title:	Associate General Counsel

RABOBANK NEDERLAND CANADIAN BRANCH, as Lender
By:
Name:
Title:

By:
Name:
Title:

Signature Page to Revolving Credit Agreement

COÖPERATIEVE CENTRALE RAIFFEISEN BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL”, NEW YORK BRANCH, as Lender and Co-Documentation Agent
By:
Name:
Title:

By:
Name:
Title:

RABOBANK NEDERLAND CANADIAN BRANCH, as Lender
By:	/s/ Rommel J. Domingo
	Name:	ROMMEL J. DOMINGO
	Title:	VICE PRESIDENT

By:	/s/ David L. Streeter
	Name:	DAVID L. STREETER
	Title:	EXECUTIVE DIRECTOR

Signature Page to Revolving Credit Agreement

AGFIRST FARM CREDIT BANK, as Lender and Co-Documentation Agent
By:	/s/ J. Michael Mancini, Jr.
	Name:	J. Michael Mancini, Jr.
	Title:	Vice President

Signature Page to Revolving Credit Agreement

BANK OF AMERICA, N.A. as Lender
By:	/s/ Thomas R. Durham
	Name:	THOMAS R. DURHAM
	Title:	SENIOR VICE PRESIDENT

Signature Page to Revolving Credit Agreement

BANK-OF-CHINA, NEW YORK BRANCH, as Lender
By:	/s/ William W. Smith
	Name:	William W. Smith
	Title:	Deputy General Manager

Signature Page to Revolving Credit Agreement

BANK OF CHINA, LOS ANGELES BRANCH, as Lender
By:	/s/ Xiao Wang
	Name:	Xiao Wang
	Title:	Branch Manager & Vice President

Signature Page to Revolving Credit Agreement

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND, as Lender
By:	/s/ Gwen Evans
	Name:	Gwen Evans
	Title:	Authorised Signatory

By:	/s/ Barry S Brien
	Name:	BARRY S BRIEN
	Title:	MANAGER

Signature Page to Revolving Credit Agreement

COBANK, ACB, as Lender
By:	/s/ Michael Tousignant
	Name:	Michael Tousignant
	Title:	Vice President

Signature Page to Revolving Credit Agreement

FARM CREDIT BANK OF TEXAS, as Lender
By:	/s/ Eric. J. Paul
	Name:	Eric. J. Paul
	Title:	Vice President

Signature Page to Revolving Credit Agreement

LASALLE BANK N.A., as Lender
By:	/s/ Lora Backofen
	Name:	LORA BACKOFEN
	Title:	SENIOR VICE PRESlDENT

Signature Page to Revolving Credit Agreement

MIZUHO CORPORATE BANK, LTD., as Lender
By:	/s/ Robert Gallagher
	Name:	Robert Gallagher
	Title:	Senior Vice President

Signature Page to Revolving Credit Agreement

NATIONAL CITY BANK OF THE MIDWEST, as Lender
By:	/s/ Stephanie Pass
	Name:	Stephanie Pass
	Title:	Senior Vice President

Signature Page to Revolving Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as Lender
By:	/s/ Kathleen D. Schurr
Name: KATHLEEN D. SCHURR
Title: VICE PRESIDENT

Signature Page to Revolving Credit Agreement

THE BANK OF NEW YORK, as Lender
By:	/s/ Walter C Parelli
	Name:	Walter C Parelli
	Title:	Vice President

Signature Page to Revolving Credit Agreement

COMERICA BANK, as Lender
By:	/s/ Tamara J. Miller
	Name:	TAMARA J. MILLER
	Title:	VICE PRESIDENT COMERICA BANK

COMERICA BANK, CANADA BRANCH, as Lender
By:	/s/ Alicia Mair
	Name:	ALICIA MAIR
	Title:	CREDIT UNDERWRITER

Signature Page to Revolving Credit Agreement

FARM CREDIT SERVICES OF AMERICA, PCA, as Lender
By:	/s/ Bruce Rouse
	Name:	Bruce Rouse
	Title:	Vice-President

Signature Page to Revolving Credit Agreement

FIFTH THIRD BANK (CHICAGO), A MICHIGAN BANKING CORPORATION, as Lender
By:	/s/ Joseph A. Wemhoff
	Name:	JOSEPH A. WEMHOFF
Title : VICE PRESIDENT

Signature Page to Revolving Credit Agreement

GREENSTONE FARM CREDIT SERVICES, ACA/FLCA, as Lender
By:	/s/ Ben Mahlich
	Name:	Ben Mahlich
	Title:	AVP/ Lending Officer

Signature Page to Revolving Credit Agreement

THE NORTHERN TRUST COMPANY, as Lender
By:	/s/ Preeti Sullivan
	Name:	PREETI SULLIVAN
	Title:	VICE PRESIDENT

Signature Page to Revolving Credit Agreement

WELLS FARGO BANK, N.A., as Lender
By:	/s/ Daniel Van Aken
	Name:	DANIEL VAN AKEN
	Title:	VICE PRESIDENT

Signature Page to Revolving Credit Agreement

1ST FARM CREDIT SERVICES, PCA, as Lender
By:	/s/ Dale A. Richardson
	Name:	DALE A. RICHARDSON
	Title:	VP Illinois Capital Markets Group

Signature Page to Revolving Credit Agreement

THE BANK OF NOVA SCOTIA, as Lender
By:	/s/ Nadine Bell
	Name:	NADINE BELL,
	Title:	SENIOR MANAGER

Signature Page to Revolving Credit Agreement

ANNEX 1

	Total	US $	Canadian $
Institution	Allocations	Allocations	Allocations
SunTrust Bank	$40,000,000	$40,000,000	—
Harris N.A.	$35,000,000	$25,000,000	$10,000,000
ING Capital LLC	$30,000,000	$30,000,000
Coöperatieve CentraleRaiffeisen-Boerenleenbank B.A., “Rabobank International”, New York Branch	$30,000,000	$22,500,000	$7,500,000
AgFirst Farm Credit Bank	$30,000,000	$30,000,000	—
Bank of America, N.A.	$20,500,000	$20,500,000	—
Bank of China, New York Branch	$11,700,000	$11,700,000	—
Bank of China, Los Angeles Branch	$8,800,000	$8,800,000
The Governor and Company of The Bank of Ireland	$20,500,000	$20,500,000	—
CoBANK, ACB	$20,500,000	$20,500,000	—
Farm Credit Bank of Texas	$20,500,000	$20,500,000	—
LaSalle Bank N.A.	$20,500,000	$20,500,000	—
Mizuho Corporate Bank, Ltd.	$20,500,000	$20,500,000	—
National City Bank of the Midwest	$20,500,000	$20,500,000	—
U.S. Bank National Association	$20,500,000	$20,500,000	—
The Bank of New York	$15,000,000	$15,000,000
Comerica Bank	$15,000,000	$10,000,000	$5,000,000
Farm Credit Services of America, PCA	$35,500,000	$35,500,000
Fifth Third Bank (Chicago), a Michigan Banking Corporation	$15,000,000	$15,000,000
GreenStone Farm Credit Services, ACA/FLCA	$15,000,000	$15,000,000
The Northern Trust Company	$15,000,000	$15,000,000
Wells Fargo Bank, N.A.	$15,000,000	$15,000,000
1st Farm Credit Services, PCA	$12,500,000	$12,500,000
The Bank of Nova Scotia	$12,500,000	$5,000,000	$7,500,000

Total	$500,000,000	$470,000,000	$30,000,000

SCHEDULE I
Pricing Grid

		Base Rate	LIBOR	Facility	Stamping
Level	Leverage Ratio	Applicable Margin	Applicable Margin	Fee	Fee
I	≥ 2.50 to 1.00	0.0	75.0	17.5	75.0
II	≥ 2.00 to 1.00	0.0	52.5	15.0	52.5
III	≥ 1.50 to 1.00	0.0	42.5	12.5	42.5
IV	< 1.50 to 1.00	0.0	35.0	10.0	35.0

SCHEDULE 1.1
EXISTING LETTERS OF CREDIT

LC #	Issue Date	Expiry Date	Stated Amount
F 840154	11/26/2002	11/30/2006	$5,000,000.00
F 840307	12/20/2002	12/31/2006	$950,000.00
BMT0974620S	04/29/2005	04/20/2006	Cdn.$550,000.00

SCHEDULE 8.1
EXISTING LIENS
None.

EXHIBIT A
FORM OF ASSIGNMENT AND ACCEPTANCE
     This Assignment and Acceptance (the “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and [the] [each] Assignee identified in item [2] [3] below ([the] [each an] “Assignee”). [It is understood and agreed that the rights and obligations of such Assignee hereunder are several and not joint]. Capitalized terms used herein but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by [the] [each] Assignee. The Standard Terms and Conditions set forth in Annex 1 hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.
     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to [the] [each] Assignee, and [the] [each] Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent, as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the Loans and identified below (including, to the extent included in any such Loans, Letters of Credit and, if applicable, the Swing Line Loans) (the “Assigned Interest”). [Such] [Each] sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.
     This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a U.S. Lender and also a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 4.15(f) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The Assignee shall pay the fee payable to the Administrative Agent pursuant to Section 11.4(b) of the Credit Agreement.
     1. Credit Agreement: Revolving Credit Agreement among Corn Products International, Inc., a Delaware corporation (the “U.S. Borrower”), Canada Starch Operating Company Inc., a company constituted under the federal laws of Canada (the “Canadian Borrower”; together with the U.S. Borrower, each individually a “Borrower” and collectively, the “Borrowers”), the Lenders from time to time party thereto, Bank of Montreal, as Canadian Funding Agent, Canadian Issuing Bank and Canadian Swing Line Lender, and SunTrust Bank, as Administrative Agent for the Lenders, U.S. Issuing Bank and U.S. Swing Line Lender, dated as of April 26, 2006 (as amended, restated, extended, supplemented or otherwise modified from time to time and in effect on the date of this Assignment, the “Credit Agreement”).

2.	Assignor:

[3.	Assignee:	][1]

[4.	Assigned Interest:] [2]

Percentage of
		Aggregate Amount of	Amount of	Assigned
	Tranche	Commitment/Loans for all	Commitment/Loans	Commitment/
	Assigned	Lenders	Assigned	Loans[3]
[Name of Assignee]		$	$	%

[Name of Assignee]		$	$	%]
     [5. Assigned Interest:] 4

	Aggregate Amount of	Amount of
	Commitment/Loans for all	Commitment/Loans	Percentage of Assigned
Tranche Assigned	Lenders	Assigned	Commitment/Loans[5]
Revolving Loan Commitment/Revolving Loans	$	$	$

     6. Effective Date:                                         ,                     , 200_. [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR]

Payment Instructions:	Address for Notices:

Attention:	Attention:

Reference:	Reference:

[1]	Item 3 should list the Assignee if this Assignment is for a single Assignee. In the case of an assignment to funds managed by the same or related investment managers, the Assignees should be listed in the table under bracketed item 4.

[2]	Insert this chart if this Assignment is being used for assignment to funds managed by the same or related investment managers.

[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder for the respective Tranche.

[4]	Insert this chart if this Assignment is being used by a Lender for an assignment to a single Assignee.

[5]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

The terms set forth in this Assignment are hereby agreed to by:

ASSIGNOR:	ASSIGNEE:
[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE][6]

By:	By:
Name:	Name:
Title:	Title:
[Consented to and Accepted by:
SUNTRUST BANK,
     as Administrative Agent

By:
Name:
Title:][7]

[Consented to and Accepted by:

CORN PRODUCTS INTERNATIONAL, INC.,
as U.S. Borrower

By:
Name:
Title:][8]

[Consented to and Accepted by:

CANADA STARCH OPERATING COMPANY INC.
as Canadian Borrower

By:
Name:
Title:][9]

[6]	Add additional signature blocks, as needed, if this Assignment is being used for assignment to funds managed by the same or related investment managers.

[7]	Insert only if required pursuant to Section 11.4(b) of the Credit Agreement.

[8]	Insert only if required pursuant to Section 11.4(b) of the Credit Agreement.

[9]	Insert only if required pursuant to Section 11.4(b) of the Credit Agreement.

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
AND ASSUMPTION AGREEMENT
1. Representations and Warranties.
     1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and the Assignor has not created any adverse claim upon the interest being assigned, and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document delivered pursuant thereto, other than this Assignment, or any collateral thereunder, (iii) the financial condition of any Borrower or any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Borrower or any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Documents.
     1.2. Assignee. [The] [Each] Assignee (a) represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement; (b) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the most recent financial statements delivered pursuant to Section 7.4 of the Credit Agreement, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Canadian Funding Agent or any other Lender; (c) agrees that it will, independently and without reliance on the Administrative Agent, the Canadian Funding Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents; (d) appoints and authorizes the Administrative Agent and the Canadian Funding Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent and the Canadian Funding Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (e) represents and warrants that if it is a U.S. Lender that is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; (f) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, Assignee or otherwise; and (g) represents and warrants that it has delivered, to the Administrative Agent, to the extent required, the forms described in Section 11.4(b) of the Credit Agreement, as the case requires.

          [The] [Each] Assignee that is becoming a Canadian Lender represents and warrants to the Canadian Borrower, the Administrative Agent, and the Canadian Funding Agent that it is (i) resident in Canada for purposes of the ITA or (ii) deemed to be resident in Canada for purposes of Part XIII of the ITA in respect of any amounts paid or credited to it under this Agreement. [The] [Each] Assignee that is becoming a Canadian Lender further represents and warrants to the Canadian Borrower, the Administrative Agent, and the Canadian Funding Agent that in respect of any amounts paid or credited to it under this Agreement, such Canadian Lender will be entitled to receive such amount free and clear of, and without any obligation on the part of the Canadian Borrower to make any withholding or deduction for or on account of any taxes imposed by Canada or any subdivision or taxing authority thereof. [The] [Each] Assignee that is becoming a Canadian Lender covenants and agrees to promptly advise the Canadian Borrower, the Administrative Agent, and the Canadian Funding Agent if either representation becomes incorrect in any material respect, and to cooperate with the Borrowers and to provide information necessary to determine the amount of any deduction or withholding of taxes in respect of payments made to such Assignee as contemplated in Section 4.15 of the Credit Agreement
2. Payment. From and after the Effective Date, the Administrative Agent or the Canadian Funding Agent, as applicable, shall make all payment in respect to the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [each] Assignee for amounts which have accrued from and after the Effective Date.
3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of the Assignment. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS).

EXHIBIT B
FORM OF REVOLVING NOTE

[$ ]	Atlanta, Georgia
April ___, 2006
     FOR VALUE RECEIVED, the undersigned, [CORN PRODUCTS INTERNATIONAL, INC., a Delaware corporation] [or] [CANADA STARCH OPERATING COMPANY INC., a company constituted under the federal laws of Canada] (the “[US/Canadian] Borrower”), hereby promises to pay to [name of Lender] (the “Lender”) or its registered assigns, at the office of [SunTrust Bank (“SunTrust”) at 303 Peachtree St., N.E., Atlanta, Georgia 30303] [or] [Bank of Montreal at 100 King Street West, 19th Floor, First Canadian Place, Toronto, Ontario M5X 1H3], on the Revolving Commitment Termination Date, as defined in the Revolving Credit Agreement dated as of April 26, 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the [US/Canadian] Borrower, [Corn Products International, Inc., a Delaware corporation,] [or] [Canada Starch Operating Company Inc., a company constituted under the federal laws of Canada], the lenders from time to time party thereto, Bank of Montreal, as Canadian Funding Agent, Canadian Issuing Bank and Canadian Swing Line Lender, and SunTrust, as Administrative Agent for the lenders, U.S. Issuing Bank and U.S. Swing Line Lender, the lesser of the principal sum of [amount of such Lender’s Revolving Commitment] and the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the [US/Canadian] Borrower pursuant to the Credit Agreement, in lawful money of [the United States of America] [or] [Canada] in immediately available funds, and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement. In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, the [US/Canadian] Borrower further promises to pay all costs of collection, including the reasonable attorneys’ fees of the Lender.
     Upon the occurrence of an Event of Default, the [US/Canadian] Borrower promises to pay interest, on demand, at a rate or rates provided in the Credit Agreement.
     All borrowings evidenced by this Revolving Note and all payments and prepayments of the principal hereof and the date thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the [US/Canadian] Borrower to make the payments of principal and interest in accordance with the terms of this Revolving Note and the Credit Agreement.
     This Revolving Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.
[Signature appears on following page]

     THIS REVOLVING NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

[CORN PRODUCTS INTERNATIONAL,
INC./CANADA STARCH OPERATING
COMPANY INC.]

By:
Name:
Title:

By:
Name:
Title:
[SEAL]

LOANS AND PAYMENTS

Unpaid
			Principal	Name of Person
	Amount and	Payments of	Balance of	Making
Date	Type of Loan	Principal	Note	Notation

EXHIBIT C
FORM OF U.S. SWING LINE NOTE

$10,000,000	Atlanta, Georgia
April ___, 2006
     FOR VALUE RECEIVED, the undersigned, CORN PRODUCTS INTERNATIONAL, INC., a Delaware corporation (the “U.S. Borrower”), hereby promises to pay to SunTrust Bank (the “U.S. Swing Line Lender”) or its registered assigns, at the office of the U.S. Swing Line Lender at 303 Peachtree St., N.E., Atlanta, Georgia 30303, on the Revolving Commitment Termination Date, as defined in the Revolving Credit Agreement dated as of April 26, 2006 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the U.S. Borrower, Canada Starch Operating Company Inc., a company constituted under the federal laws of Canada (the “Canadian Borrower”), the lenders from time to time party thereto, Bank of Montreal, as Canadian Funding Agent, Canadian Issuing Bank and Canadian Swing Line Lender, and SunTrust Bank, as Administrative Agent for the lenders, U.S. Issuing Bank and U.S. Swing Line Lender, the lesser of the principal sum of $10,000,000 and the aggregate unpaid principal amount of all U.S. Swing Line Loans made by the U.S. Swing Line Lender to the U.S. Borrower pursuant to the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement. In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, the U.S. Borrower further promises to pay all costs of collection, including the reasonable attorneys’ fees of the U.S. Swing Line Lender.
     Upon the occurrence of an Event of Default, the U.S. Borrower promises to pay interest, on demand, at a rate or rates provided in the Credit Agreement.
     All borrowings evidenced by this U.S. Swing Line Note and all payments and prepayments of the principal hereof and the date thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the U.S. Borrower to make the payments of principal and interest in accordance with the terms of this U.S. Swing Line Note and the Credit Agreement.
     This U.S. Swing Line Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

     THIS U.S. SWING LINE NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

CORN PRODUCTS INTERNATIONAL, INC.

By:

Name:
Title:

By:

Name:
Title:

[SEAL]

LOANS AND PAYMENTS

Unpaid
			Principal	Name of Person
	Amount and	Payments of	Balance of	Making
Date	Type of Loan	Principal	Note	Notation

EXHIBIT D
FORM OF NOTICE OF U.S. SWING LINE BORROWING
[Date]
SunTrust Bank,
    as Administrative Agent
   for the Lenders referred to below
303 Peachtree Street, N.E.
Atlanta, GA 30308
Attention:
Dear Sirs:
     The undersigned, CORN PRODUCTS INTERNATIONAL, INC., a Delaware corporation (the “U.S. Borrower”), references the Revolving Credit Agreement dated as of April 26, 2006 (as amended and in effect on the date hereof, the “Credit Agreement”), among the undersigned, as U.S. Borrower, Canada Starch Operating Company Inc., a company constituted under the federal laws of Canada (the “Canadian Borrower”), the Lenders named therein, Bank of Montreal, as Canadian Funding Agent, Canadian Issuing Bank and Canadian Swing Line Lender, and SunTrust Bank, as Administrative Agent, U.S. Issuing Bank and U.S. Swing Line Lender. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Notice of U.S. Swing Line Borrowing, and the U.S. Borrower hereby requests a U.S. Swing Line Borrowing under the Credit Agreement, and in that connection the U.S. Borrower specifies the following information with respect to the U.S. Swing Line Borrowing requested hereby:
(A)	Principal amount of U.S. Swing Line Loan[1]:

(B)	Date of U.S. Swing Line Loan (which is a Business Day)

(C)	Location and number of U.S. Borrower’s account to which proceeds of U.S. Swing Line Loan are to be disbursed:

[1]	Not less than $100,000 and an integral multiple of $50,000.

D-1

     The U.S. Borrower hereby represents and warrants that the conditions specified in Section 5.2(a) of the Credit Agreement are satisfied.

Very truly yours,

CORN PRODUCTS INTERNATIONAL, INC.

By:

Name:
Title:

By:

Name:
Title:

D-2

EXHIBIT E
FORM OF NOTICE OF U.S. BORROWING
[Date]
SunTrust Bank,
   as Administrative Agent
   for the Lenders referred to below
303 Peachtree Street, N.E.
Atlanta, GA 30308
Attention:
Dear Sirs:
     The undersigned, CORN PRODUCTS INTERNATIONAL, INC., a Delaware corporation (the “U.S. Borrower”), references the Revolving Credit Agreement dated as of April 26, 2006 (as amended and in effect on the date hereof, the “Credit Agreement”), among the undersigned, as U.S. Borrower, Canada Starch Operating Company Inc., a company constituted under the federal laws of Canada (the “Canadian Borrower”), the Lenders named therein, Bank of Montreal, as Canadian Funding Agent, Canadian Issuing Bank and Canadian Swing Line Lender, and SunTrust Bank, as Administrative Agent, U.S. Issuing Bank and U.S. Swing Line Lender. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Notice of U.S. Borrowing, and the U.S. Borrower hereby requests a U.S. Revolving Borrowing under the Credit Agreement, and in that connection the U.S. Borrower specifies the following information with respect to the U.S. Revolving Borrowing requested hereby:
(A)	Aggregate principal amount of U.S. Revolving Borrowing[1]:

(B)	Date of U.S. Revolving Borrowing (which is a Business Day):

(C)	Interest Rate basis [2]:

(D)	Interest Period [3]:

(E)	Location and number of U.S. Borrower’s account to which proceeds of U.S. Revolving Borrowing are to be disbursed:

[1]	Not less than $5,000,000 and an integral multiple of $1,000,000 for U.S. LIBOR Borrowings and $1,000,000 and an integral multiple of $100,000 for U.S. Base Rate Borrowings.

[2]	U.S. LIBOR Borrowing or U.S. Base Rate Borrowing.

[3]	Which must comply with the definition of “Interest Period” and end not later than the Revolving Commitment Termination Date.

E-1

     The U.S. Borrower hereby represents and warrants that the conditions specified in Section 5.2(a) of the Credit Agreement are satisfied.

Very truly yours,

CORN PRODUCTS INTERNATIONAL, INC.

By:

Name:
Title:

By:

Name:
Title:

E-2

EXHIBIT F
FORM OF NOTICE OF CANADIAN BORROWING
[Date]
SunTrust Bank,
   as Administrative Agent
   for the Lenders referred to below
303 Peachtree Street, N.E.
Atlanta, GA 30308
Attention:
Bank of Montreal
  as Canadian Funding Agent
   for the Lenders referred to below

Attention:
Dear Sirs:
     The undersigned, CANADA STARCH OPERATING COMPANY INC., a company constituted under the federal laws of Canada (the “Canadian Borrower”), makes reference to the Revolving Credit Agreement dated as of April 26, 2006 (as amended and in effect on the date hereof, the “Credit Agreement”), among the undersigned, as Canadian Borrower, Corn Products International, Inc., a Delaware corporation (the “U.S. Borrower”), the Lenders named therein, Bank of Montreal, as Canadian Funding Agent, Canadian Issuing Bank and Canadian Swing Line Lender, and SunTrust Bank, as Administrative Agent, U.S. Issuing Bank and U.S. Swing Line Lender. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Notice of Canadian Borrowing, and the Canadian Borrower hereby requests a Canadian Revolving Borrowing under the Credit Agreement, and in that connection the Canadian Borrower specifies the following information with respect to the Canadian Revolving Borrowing requested hereby:
(A)	Aggregate principal amount of Canadian Revolving Borrowing [1]:

[1]	Not less than $5,000,000 (or the Canadian Dollar Equivalent thereof) and an integral multiple of $1,000,000 (or the Canadian Dollar Equivalent thereof) for each Canadian LIBOR Advance and $1,000,000 (or the Canadian Dollar Equivalent thereof) and an integral multiple of $100,000 (or the Canadian Dollar Equivalent thereof) for each Canadian Base Rate Advance.

(B)	Date of Canadian Revolving Borrowing (which is a Business Day):

(C)	Interest Rate basis [2]:

(D)	Interest Period [3]:

(E)	Location and number of Canadian Borrower’s account to which proceeds of Canadian Revolving Borrowing are to be disbursed:

(F)	Currency of such Canadian Revolving Borrowing [4]:

[2]	Canadian LIBOR Advance or Canadian Base Rate Advance.

[3]	Which must comply with the definition of “Interest Period” and end not later than the Revolving Commitment Termination Date.

[4]	U.S. Dollars or Canadian Dollars.

     The Canadian Borrower hereby represents and warrants that the conditions specified in Section 5.2(a) of the Credit Agreement are satisfied.

Very truly yours,

CANADA STARCH OPERATING COMPANY INC.

By:

Name:
Title:

By:

Name:
Title:

EXHIBIT G
FORM OF BANKERS’ ACCEPTANCES REQUEST
[Date]
SunTrust Bank,
    as Administrative Agent
   for the Lenders referred to below
303 Peachtree Street, N.E.
Atlanta, GA 30308
Attention: [Manager/Agency]
Bank of Montreal
   as Canadian Funding Agent
   for the Lenders referred to below

Attention:
1) This Bankers’ Acceptances Request (the “BA Request”) is delivered to you pursuant to the revolving credit agreement (the “Credit Agreement”), among the undersigned, as Canadian Borrower, Corn Products International, Inc., a Delaware corporation (the “U.S. Borrower”), the Lenders named therein, Bank of Montreal, as Canadian Funding Agent, Canadian Issuing Bank and Canadian Swing Line Lender, and SunTrust Bank, as Administrative Agent, U.S. Issuing Bank and U.S. Swing Line Lender bearing formal date of April 26, 2006. All defined terms set forth in this BA Request shall have the respective meaning set forth in the Credit Agreement.
2) We hereby request an Advance under the Facility pursuant to Section 3.4 of the Credit Agreement as follows:
(a)	Date of Advance:

(b)	Currency and Amount of Advance:

(c)	Designated Period: [Interest Period]

(d)	Maturity Date:
3) We have understood the provisions of the Credit Agreement which are relevant to the furnishing of this BA Request.

4) We have made such examination or investigation as was, in our opinion, necessary to permit us to certify, and we hereby certify, that all of the representations and warranties of the Canadian Borrower contained in Article VI of the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof

G-1

(except to the extent that (i) such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and (ii) except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement).

Very truly yours,

CANADA STARCH OPERATING COMPANY INC.

By:

Name:
Title:

By:

Name:
Title:

G-2

EXHIBIT H
FORM OF NOTICE OF CONVERSION/CONTINUATION
[Date]
SunTrust Bank,
   as Administrative Agent
   for the Lenders referred to below
303 Peachtree Street, N.E.
Atlanta, GA 30308
Attention:
Dear Sirs:
     The undersigned, [CORN PRODUCTS INTERNATIONAL, INC., a Delaware corporation,] [or] [CANADA STARCH OPERATING COMPANY INC., a company constituted under the federal laws of Canada] (the “[US/Canadian] Borrower”), makes reference to the Revolving Credit Agreement dated as of April 26, 2006 (as amended and in effect on the date hereof, the “Credit Agreement”), among the undersigned, as [US/Canadian] Borrower, [Corn Products International, Inc., a Delaware corporation,] [or] [Canada Starch Operating Company Inc., a company constituted under the federal laws of Canada,] the Lenders named therein, Bank of Montreal, as Canadian Funding Agent, Canadian Issuing Bank and Canadian Swing Line Lender, and SunTrust Bank, as Administrative Agent, U.S. Issuing Bank and U.S. Swing Line Lender. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Continuation/Conversion and the [US/Canadian] Borrower hereby requests the conversion or continuation of a [Revolving Borrowing] under the Credit Agreement, and in that connection the [US/Canadian] Borrower specifies the following information with respect to the [Revolving Borrowing] to be converted or continued as requested hereby:
(A)	[Revolving Borrowing] to which this request applies:

(B)	Principal amount of [Revolving Borrowing] to be converted/continued:

(C)	Effective date of election (which is a Business Day):

(D)	Interest rate basis:

(E)	Interest Period:

H-1

Very truly yours,

[CORN PRODUCTS INTERNATIONAL, INC./CANADA STARCH OPERATING COMPANY INC.]

By:

Name:
Title:

By:

Name:
Title:

H-2

EXHIBIT I
FORM OF PARENT GUARANTY AGREEMENT
APRIL 26, 2006
BANK OF MONTREAL
GLOBAL DISTRIBUTION, CANADA
100 KING STREET WEST
19TH FLOOR, FIRST CANADIAN PLACE
TORONTO, ONTARIO M5X 1H3
ATTENTION: DAPHNE GIBBS
TELECOPY NUMBER (416) 941-8852
TO WHOM IT MAY CONCERN:
1) REFERENCE IS MADE TO THE REVOLVING CREDIT AGREEMENT DATED AS OF APRIL 26, 2006 AMONG CORN PRODUCTS INTERNATIONAL, INC., CANADA STARCH OPERATING COMPANY INC., THE LENDERS PARTIES THERETO, SUNTRUST BANK, BANK OF MONTREAL, HARRIS N.A., COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL” NEW YORK BRANCH, ING CAPITAL LLC, AGFIRST FARM CREDIT BANK, AND SUNTRUST CAPITAL MARKETS, INC. (THE “CREDIT AGREEMENT”, CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED BEING USED HEREIN AS DEFINED IN THE CREDIT AGREEMENT). IN CONSIDERATION OF THE CANADIAN LOANS AND THE CANADIAN SWING LINE LOANS MADE UNDER THE CREDIT AGREEMENT AND THE LETTERS OF CREDIT ISSUED BY THE CANADIAN ISSUING BANK UNDER THE CREDIT AGREEMENT:
(A)	BY BANK OF MONTREAL, AS CANADIAN ISSUING BANK AND CANADIAN SWING LINE LENDER, AND THE CANADIAN LENDERS (HEREINAFTER COLLECTIVELY CALLED “LENDERS”)

(B)	TO CANADA STARCH OPERATING COMPANY INC. (HEREIN CALLED “BORROWER”)

(C)	DURING THE PERIOD APRIL 26, 2006 THROUGH THE REVOLVING COMMITMENT TERMINATION DATE (HEREINAFTER CALLED THE “GUARANTEE PERIOD”),

(D)	UNDER A REVOLVING LOAN FACILITY EXTENDED UP TO AN AGGREGATE PRINCIPAL AMOUNT AT ANY ONE TIME OF THE DOLLAR EQUIVALENT OF USD $30,000,000 PURSUANT TO THE CREDIT AGREEMENT (ALL SUCH CANADIAN LOANS, CANADIAN SWING LINE LOANS AND ALL REIMBURSEMENT OBLIGATIONS WITH RESPECT TO LETTERS OF CREDIT ISSUED BY THE CANADIAN ISSUING BANK UNDER THE CANADIAN

FACILITY) TOGETHER WITH ACCRUED INTEREST AND OTHER REASONABLE EXPENSES RELATED THERETO, BEING HEREINAFTER CALLED THE “OBLIGATIONS”.
THE UNDERSIGNED (HEREINAFTER CALLED “GUARANTOR”), AS GUARANTOR AND NOT AS PRINCIPAL DEBTOR, HEREBY GUARANTEES REPAYMENT OF THE OBLIGATIONS MADE AND DUE DURING THE GUARANTEE PERIOD, LESS ANY PRIOR PAYMENTS MADE BY BORROWER ON THE OBLIGATIONS DURING THE GUARANTEE PERIOD. IN NO EVENT WILL THE LIABILITY OF THE GUARANTOR HEREUNDER EXCEED AN AGGREGATE TOTAL PRINCIPAL AMOUNT OF THE DOLLAR EQUIVALENT OF $30,000,000 PLUS ACCRUED INTEREST AND OTHER REASONABLE EXPENSES RELATING TO THE OBLIGATIONS, TOGETHER WITH ANY AND ALL EXPENSES INCURRED BY YOU IN ENFORCING YOUR RIGHTS UNDER THIS GUARANTEE. WHEN USED IN THIS AGREEMENT, THE TERM “OTHER REASONABLE EXPENSES” SHALL MEAN SUCH REASONABLE EXPENSES INCURRED BY THE LENDERS AS A DIRECT RESULT OF THE OBLIGATIONS OR THIS AGREEMENT. SUBJECT TO THE LIMITATIONS IN THE PRECEDING TWO SENTENCES, THE UNDERSIGNED AGREES THAT IF BORROWER DOES NOT PAY ANY OF THE OBLIGATIONS WHEN DUE, GUARANTOR SHALL, WITHIN FIVE BUSINESS DAYS AFTER DEMAND BY AND RECEIPT OF NOTICE FROM LENDER AS SET FORTH IN PARAGRAPH 6 BELOW, PAY THE SAME TO LENDER.

IF BORROWER AGREES TO PAY ANY OBLIGATION IN (I) CURRENCY OTHER THAN US DOLLARS (THE “SPECIFIED CURRENCY”) AND/OR (II) A PLACE OTHER THAN THE UNITED STATES, AND SUCH PAYMENT IS NOT MADE AS AND WHEN AGREED, WE WILL, UPON YOUR REQUEST, EITHER MAKE PAYMENT IN OUR SOLE DISCRETION IN THE CURRENCY AND PLACE AS AGREED BY BORROWER OR PAY THE CANADIAN ISSUING BANK ON BEHALF OF THE APPLICABLE CANADIAN LENDERS AT BANK OF MONTREAL, GLOBAL DISTRIBUTION, CANADA, 100 KING STREET WEST 19TH FLOOR, FIRST CANADIAN PLACE, TORONTO, ONTARIO M5X 1H3, (X) US DOLLARS (IF SUCH OBLIGATION IS PAYABLE IN US DOLLARS AS AGREED BY THE BORROWER) OR (Y) THE EQUIVALENT OF THE AMOUNT OF SUCH OBLIGATION IN US DOLLARS CALCULATED AT THE RATE OF EXCHANGE AT WHICH, IN ACCORDANCE WITH NORMAL BANKING PROCEDURES, YOU BUY THE SPECIFIED CURRENCY IN CHICAGO, ILLINOIS ON THE DATE WE MAKE SUCH PAYMENT (IF SUCH OBLIGATION IS PAYABLE IN THE SPECIFIED CURRENCY AS AGREED BY THE BORROWER).

2)	IN THE EVENT THAT GUARANTOR IS CALLED UPON TO MAKE A REPAYMENT OF ANY OBLIGATION UNDER THIS GUARANTEE, THE GUARANTOR WILL MAKE REPAYMENT TO THE CANADIAN ISSUING BANK ON BEHALF OF THE APPLICABLE CANADIAN LENDERS IN THE LENDING OR LOCAL CURRENCY AT BANK OF MONTREAL, GLOBAL DISTRIBUTION, CANADA, 100 KING STREET WEST 19TH FLOOR, FIRST CANADIAN PLACE, TORONTO, ONTARIO M5X 1H3 WITH THE EQUIVALENT OF THE AMOUNT IN US DOLLARS CALCULATED AT THE RATE OF EXCHANGE AT WHICH, IN ACCORDANCE WITH NORMAL BANKING PROCEDURES, YOU BUY THE LENDING CURRENCY IN NEW YORK, NEW YORK ON THE DATE WE MAKE SUCH PAYMENT.

3)	THE GUARANTOR’S LIABILITY UNDER THIS GUARANTEE SHALL BE UNCONDITIONAL IRRESPECTIVE OF (I) ANY AMENDMENT OR WAIVER OR CONSENT TO DEPARTURE FROM THE TERMS OF ANY OBLIGATION INCLUDING ANY EXTENSION OF THE TIME OR CHANGE OF THE MANNER OR PLACE OF PAYMENT ONLY IF AGREED IN WRITING BY BORROWER, AND (II) ANY OTHER CIRCUMSTANCE WHICH MIGHT OTHERWISE CONSTITUTE A DEFENSE AVAILABLE TO, OR DISCHARGE OF, THE BORROWER.

4)	WE WAIVE PROMPTNESS, DILIGENCE, NOTICE OF ACCEPTANCE, PRESENTMENT, DEMAND, PROTEST AND NOTICE OF DISHONOR WITH RESPECT TO THE OBLIGATIONS (EXCEPT THE NOTICE TO BE PROVIDED IN PARAGRAPH 6 BELOW) AND ANY REQUIREMENT THAT YOU EXHAUST ANY RIGHT OR TAKE ANY ACTION AGAINST THE BORROWER OR ANY COLLATERAL SECURITY.

5)	UPON PAYMENT TO LENDERS IN FULL OF ALL THE OBLIGATIONS PURSUANT TO THE TERMS OF THIS GUARANTEE, GUARANTOR SHALL BE SUBROGATED TO ANY AND ALL RIGHTS LENDERS MAY HAVE HAD AGAINST BORROWER IN CONNECTION WITH THE OBLIGATIONS, AND LENDERS SHALL EXECUTE ALL DOCUMENTS REASONABLY REQUESTED BY GUARANTOR TO EVIDENCE OR CONFIRM SUCH SUBROGATION. THIS GUARANTEE SHALL CONTINUE TO BE EFFECTIVE OR BE REINSTATED, AS THE CASE MAY BE, IF AT ANY TIME ANY PAYMENT OF ANY OBLIGATION MADE BY THE BORROWER IS RESCINDED OR MUST OTHERWISE BE RETURNED BY YOU UPON THE INSOLVENCY, BANKRUPTCY OR REORGANIZATION OF THE BORROWER OR OTHERWISE, ALL AS THOUGH SUCH PAYMENT HAD NOT BEEN MADE.

6)	ALL NOTICES TO THE GUARANTOR REQUIRED HEREUNDER SHALL BE IN WRITING AND GIVEN BY PERSONAL SERVICE OR SENT BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID ADDRESSED TO THE GUARANTOR: (I) CORN PRODUCTS INTERNATIONAL, INC., 5 WESTBROOK CORPORATE CENTER, WESTCHESTER, IL, 60154, ATTN: TREASURER OR (II) AT ANY OTHER ADDRESS OF WHICH GUARANTOR SHALL HAVE NOTIFIED THE LENDERS IN WRITING; AND IF TO THE LENDERS AS FOLLOWS : BANK OF MONTREAL, GLOBAL DISTRIBUTION, CANADA, 100 KING STREET WEST 19TH FLOOR, FIRST CANADIAN PLACE, TORONTO, ONTARIO M5X 1H3, ATTENTION: DAPHNE GIBBS. ANY SUCH NOTICE SHALL BE EFFECTIVE UPON RECEIPT. A REGISTERED MAIL RECEIPT ACKNOWLEDGING ACCEPTANCE OR REJECTION OF SUCH MAIL OR ANY APPROPRIATE ACKNOWLEDGEMENT OF PERSONAL SERVICE SHALL BE VALID EVIDENCE THAT THE NOTICE HAS BEEN GIVEN HEREUNDER.

7)	GUARANTOR MAY TERMINATE THIS GUARANTEE AT ANY TIME, IN WHOLE OR IN PART, BY DELIVERING NOTICE IN WRITING TO THE LENDERS AS SET FORTH IN PARAGRAPH 6 ABOVE, IT BEING UNDERSTOOD THAT SUCH NOTICE OF TERMINATION SHALL NOT AFFECT ITS GUARANTEE OF ANY OBLIGATION OUTSTANDING ON THE DATE NOTICE IS DELIVERED. ALL OBLIGATIONS OF GUARANTOR HEREUNDER SHALL TERMINATE ON THE LAST DAY OF THE

GUARANTEE PERIOD, REGARDLESS OF WHETHER BORROWER HAS ANY OUTSTANDING OBLIGATIONS TO THE LENDERS ON THAT DATE, AND REGARDLESS OF WHETHER NOTICE OR DEMAND PURSUANT TO PARAGRAPH 6 OF THIS GUARANTEE HAS BEEN SENT, UNLESS (I) THE OBLIGATIONS FALL DUE WITHIN THE GUARANTEE PERIOD AND (II) NOTICE OF NONPAYMENT BY BORROWER AND/OR DEMAND FOR PAYMENT BY GUARANTOR HAS BEEN RECEIVED BY GUARANTOR DURING THE GUARANTEE PERIOD.

8)	THIS GUARANTEE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS.

9)	GUARANTOR WARRANTS AND REPRESENTS THAT IT IS A CORPORATION DULY ORGANIZED AND VALIDLY EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AND THAT IT HAS FULL POWER TO EXECUTE, DELIVER AND PERFORM THIS GUARANTEE, WHICH HAS BEEN DULY AUTHORIZED BY ALL REQUISITE CORPORATE ACTIONS.

10)	WE WILL INDEMNIFY YOU FOR THE FULL AMOUNT OF INDEMNIFIED TAXES OR OTHER TAXES PAYABLE WITH RESPECT TO AMOUNTS PAID HEREUNDER PURSUANT AND SUBJECT TO THE TERMS OF SECTION 4.15 OF THE CREDIT AGREEMENT.
VERY TRULY YOURS,
CORN PRODUCTS INTERNATIONAL, INC.

EXHIBIT J
FORM OF NOTICE OF CANADIAN SWING LINE BORROWING
[Date]
Bank of Montreal
Global Distribution, Canada
100 King Street West
19th Floor, First Canadian Place
Toronto, Ontario M5X 1H3
Attention:
Dear Sirs:
     The undersigned, CANADA STARCH OPERATING COMPANY INC., a company constituted under the federal laws of Canada (the “Canadian Borrower”), references the Revolving Credit Agreement dated as of April 26 2006 (as amended and in effect on the date hereof, the “Credit Agreement”), among the undersigned, as Canadian Borrower, Corn Products International, Inc., Delaware corporation (the “U.S. Borrower”), the Lenders named therein, Bank of Montreal, as Canadian Funding Agent, Canadian Issuing Bank and Canadian Swing Line Lender, and SunTrust Bank, as Administrative Agent, U.S. Issuing Bank and U.S. Swing Line Lender. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Notice of Canadian Swing Line Borrowing, and the Canadian Borrower hereby requests a Canadian Swing Line Borrowing under the Credit Agreement, and in that connection the Canadian Borrower specifies the following information with respect to the Canadian Swing Line Borrowing requested hereby:
(A)	Principal amount of Canadian Swing Line Loan[18]:

(B)	Date of Canadian Swing Line Loan (which is a Business Day)

(C)	Location and number of Canadian Borrower’s account to which proceeds of Canadian Swing Line Loan are to be disbursed:

[18] Not less than Cdn.$100,000 and an integral multiple of Cdn.$50,000.

     The Canadian Borrower hereby represents and warrants that the conditions specified in Section 5.2(a) of the Credit Agreement are satisfied.

Very truly yours,

CANADA STARCH OPERATING COMPANY INC.

By:

Name:
Title:

J-2

EXHIBIT K
FORM OF CANADIAN SWING LINE NOTE

Cdn.6,000,000	Atlanta, Georgia April ___, 2006
     FOR VALUE RECEIVED, the undersigned, CANADA STARCH OPERATING COMPANY INC., a company constituted under the federal laws of Canada (the “Canadian Borrower”), hereby promises to pay to Bank of Montreal (the “Canadian Swing Line Lender”) or its registered assigns, at the office of the Canadian Swing Line Lender at 100 King Street West, 19th Floor, First Canadian Place Toronto, Ontario M5X 1H3, on the Revolving Commitment Termination Date, as defined in the Revolving Credit Agreement dated as of April 26, 2006 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Canadian Borrower, Corn Products International, Inc., a Delaware corporation (the “U.S. Borrower”), the lenders from time to time party thereto, Bank of Montreal, as Canadian Funding Agent, Canadian Issuing Bank and Canadian Swing Line Lender, and SunTrust Bank, as Administrative Agent for the lenders, U.S. Issuing Bank and U.S. Swing Line Lender, the lesser of the principal sum of Cdn.6,000,000 and the aggregate unpaid principal amount of all Canadian Swing Line Loans made by the Canadian Swing Line Lender to the Canadian Borrower pursuant to the Credit Agreement, in lawful money of Canada in immediately available funds, and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement. In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, the Canadian Borrower further promises to pay all costs of collection, including the reasonable attorneys’ fees of the Canadian Swing Line Lender.
     Upon the occurrence of an Event of Default, the Canadian Borrower promises to pay interest, on demand, at a rate or rates provided in the Credit Agreement.
     All borrowings evidenced by this Canadian Swing Line Note and all payments and prepayments of the principal hereof and the date thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Canadian Borrower to make the payments of principal and interest in accordance with the terms of this Canadian Swing Line Note and the Credit Agreement.
     This Canadian Swing Line Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

     THIS CANADIAN SWING LINE NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

CANADA STARCH OPERATING COMPANY INC.

By:

Name:
Title:

By:

Name:
Title:

[SEAL]

K-2

LOANS AND PAYMENTS

Unpaid
			Principal	Name of Person
	Amount and	Payments of	Balance of	Making
Date	Type of Loan	Principal	Note	Notation

K-3